Exhibit 10.16
AMENDMENT AGREEMENT NO. 4
THIS AMENDMENT AGREEMENT NO. 4 (this “Amending Agreement”) is made as of March 5, 2026 among SVRE HOLDINGS LTD., as grantor (the “Grantor”), SERRA VERDE INTERNATIONAL TRADING COMPANY S.R.L., SERRA VERDE PESQUISA E MINERAҪÃO LTDA., SVRE MARKETING LTD., SERRA VERDE MINING LLC, SERRA VERDE MID MINING HOLDINGS LLC, SV MANAGEMENT SWITZERLAND AG, and SVRE UK LIMITED (collectively and together with the Grantor, the “Royalty Parties”), as grantor guarantors, OMF FUND III (CR) LTD., as royalty holder (the “Royalty Holder”) and TMF CANADA INC., as collateral agent (the “Collateral Agent”).
WHEREAS:
A.    Reference is made to the amended and restated royalty agreement dated as of July 11, 2022 between, inter alios, the Royalty Parties and the Collateral Agent (collectively, the “Parties”), as amended by amendment agreement no. 1, dated as of December 22, 2022, amendment agreement no. 2, dated as of August 15, 2023, and amendment agreement no. 3, dated October 18, 2024 (as amended, supplemented and/or otherwise modified to the date hereof, the “Royalty Agreement”).
B.    The Parties wish to amend the Royalty Agreement on the terms and conditions set out herein.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:
Article 1
INTERPRETATION
1.1One Agreement. This Amending Agreement amends the Royalty Agreement. This Amending Agreement and the Royalty Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this Amending Agreement had been contained in the Royalty Agreement as of the date of this Amending Agreement.
1.2Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent, all capitalized terms have the respective meanings given to them in the Royalty Agreement, as amended by this Amending Agreement (as amended, the “Amended Royalty Agreement”) and
(a)“Legal Reservations” means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;
(b)similar principles, rights and defences under the laws of any applicable jurisdiction;

(c)the fact that the courts of Brazil would solely recognize as valid, and enforceable against a Brazilian entity, without reconsideration of the merits thereof, any final and conclusive civil judgment rendered by a competent foreign court, if such judgment is previously confirmed by the Superior Court of Justice (Superior Tribunal de Justiça) of Brazil, such confirmation only occurring if such judgment: (i) complies with all formalities required for the enforcement thereof under the laws of the jurisdiction wherein it was issued; (ii) is issued by a competent court in such jurisdiction after valid service of process upon the parties to the action (such service to have been made under the authority of a court or the clerk of a court), or after sufficient evidence of the relevant defendant’s absence (revelia) has been given in accordance with the applicable law of such jurisdiction; (iii) is final and not subject to appeal in the jurisdiction in which was issued; (iv) is rendered for the payment of a sum that is certain; (v) is duly authenticated by the competent consular official of Brazil in the jurisdiction wherein it was issued or is duly apostilled in accordance with the Convention Abolishing the Requirement of Legalisation for Foreign Public Documents dated as of October 5, 1961, pursuant to Decree No. 8,660 dated as of January 29, 2016, and is accompanied by a translation thereof into the Portuguese language prepared by a sworn translator, except if such procedure has been exempted by an international treaty entered into by Brazil; (vi) is not against public policy (ordem pública), national sovereignty (soberania nacional) or good morals (bons costumes) of Brazil, pursuant to Article 17 of Decree-Law No. 4,657, as of September 4, 1942 (Law of Introduction to Brazilian Law); (vii) does not violate a final and unappealable decision “res judicata” issued by a Brazilian court; (viii) does not violate the jurisdiction of the Brazilian judiciary authority; and (ix) the fact that, for the enforcement in the Oriental Republic of Uruguay of any foreign judgment, the requirements set forth in Articles 537 et seq. of the Uruguayan General Procedural Code for the enforcement of foreign judgments must be complied with, and the Supreme Court of Justice of Uruguay must issue a ruling ordering the enforcement of such judgment, which must have acquired the authority of res judicata (cosa juzgada); and
(d)such other qualifications and reservations, as applicable, are included in the legal opinion of counsel to the Grantor delivered to the Royalty Holder pursuant to the terms of the Royalty Agreement.
Article 2
AMENDMENTS
2.1Amendments. Subject only to the satisfaction of the conditions set forth in Article 4 hereof, effective as of the Amendment Effective Date (as defined below), the Parties hereby agree that the Royalty Agreement and the schedules, exhibits and appendices thereto (but exclusive of the signature pages) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Royalty Agreement attached as Annex A hereto.
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Article 3
REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties. Each of the Royalty Parties, hereby represents and warrants to the Royalty Holder, assuming that the amendments made to the Royalty Agreement by this Amending Agreement become effective, that:
(a)this Amending Agreement has been duly authorized, executed and delivered by each Royalty Party and constitutes a legal, valid and binding obligation of each Royalty Party, enforceable in accordance with its terms, subject to the Legal Reservations; and
(b)the representations and warranties of such Royalty Party set out in Sections 11.1, 11.2(a), (b), (e), (f) and (q) and 11.4(a) of the Amended Royalty Agreement are true and correct in all material respects as of the date hereof.
Article 4
CONDITIONS PRECEDENT
4.1Conditions Precedent. This Amending Agreement shall become effective on the date (such date being referred to herein as the “Amendment Effective Date”) of satisfaction by the Grantor of each of the conditions precedent set out in Section 3.2 of the Amended Royalty Agreement (as if the amendments made to the Royalty Agreement by this Amending Agreement were effective), which conditions precedent are for the sole and exclusive benefit of the Royalty Holder and may be waived in writing by the Royalty Holder in its sole and absolute discretion.
Article 5
GENERAL
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5.1Confirmation. Subject to that certain consent and waiver, dated on or around the date hereof, by and between OMF FUND III (CR) LTD., OMF FUND III (F) LTD., the Collateral Agent, TMF Group New York, LLC, the Grantor and SVRE UK Limited (the “Orion Consent”) and except as specifically stated herein, the Royalty Agreement and the other Royalty Documents shall continue in full force and effect in accordance with the provisions thereof and the Security remains in full force and effect, unamended except (A) as may be provided in the documents to be delivered pursuant to Section 3.2(a)(iv) of the Amended Royalty Agreement, (B) any covenants and undertakings of any Royalty Party under the Security Documents (other than such covenants as are necessary for the validity, priority, perfection or enforceability of the security, the Royalty Holder’s or Collateral Agent’s ability to enforce the Security, or compliance in all material respects with Applicable Law, or which relate to making of filings or registrations or otherwise obtaining Authorizations necessary to enable payments legally to be made by the Royalty Parties and to enable such payments and proceeds of enforcement of the Security legally to be received by the Royalty Holder and Collateral Agent) shall cease to apply and provided that inadvertent failures or delays in providing information shall not result in a Default so long as such information is provided within a reasonable period following written request from the Lender or the Collateral Agent, and (C) no representations (other than such representations regarding the legality, validity, priority, perfection and enforceability of such Security) shall be repeated on or following the Amendment Effective Date, and the secured obligations described in the Security include all indebtedness, liabilities and Obligations arising under or in connection with the Amended Royalty Agreement, and the Encumbrances granted thereunder extend thereto. All indebtedness, liabilities and Obligations under the Royalty Agreement and the other Royalty Documents shall be continuing with only the terms thereof being modified as provided in this Amending Agreement, and this Amending Agreement shall not evidence or result in a novation of such indebtedness, liabilities or obligations or the Security. For the avoidance of doubt, nothing in this Amending Agreement shall constitute a novation of the Royalty Parties’ obligations under the Royalty Agreement nor any Security Document, nor any other Royalty Document, agreeing the Royalty Parties hereto contrary to the default rule of article 1542 of the Uruguayan Civil Code and article 1004 of the Uruguayan Commercial Code and to the survival of the rights and security interests granted in favor of the Royalty Holder or the Collateral Agent, as applicable, over the Security granted pursuant to the Security Documents even in the event of novation (novación).
5.2Guarantee Confirmations. Each Guarantor hereby confirms that, except as expressly provided, the Royalty Agreement and each other Royalty Document to which it is a party remains in full force and effect, enforceable against such Guarantor in accordance with its terms.
5.3Direction. The Royalty Holder hereby confirms that it is the sole Royalty Holder and directs the Collateral Agent to execute and deliver this Amending Agreement.
5.4Interpretation. All references to “this Agreement” or the “Royalty Agreement” and all similar references in any of the other Royalty Documents shall hereafter include, mean and be a reference to the Amended Royalty Agreement without any requirement to amend such Royalty Documents. This Amending Agreement shall constitute a “Royalty Document” under, and as defined in, the Royalty Agreement.
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5.5Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Grantor, the other Royalty Parties, the Royalty Holder and the Collateral Agent and their respective successors and permitted assigns.
5.6Severability. Any provision of this Amending Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Amending Agreement, all without affecting the remaining provisions of this Amending Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
5.7Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Royalty Agreement, the relevant provision of this Amending Agreement shall prevail.
5.8Governing Law. This Amending Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
5.9Further Assurances. Each Royalty Party shall do all such further acts and things and execute all such further documents as shall be reasonably required in order to properly perform and carry out the terms of this Amending Agreement.
5.10Fees and Expenses. The Royalty Parties shall pay all reasonable legal fees and disbursements incurred by the Royalty Holder and the Collateral Agent in connection with the review, negotiation and delivery of this Amending Agreement and any ancillary documents related hereto or contemplated within.
5.11Time of the Essence. Time shall be of the essence of this Amending Agreement.
5.12Counterparts. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amending Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amending Agreement.
5.13Longstop date. If the Amendment Effective Date has not occurred on or prior to the date that is 90 days following the date hereof, this Amending Agreement shall terminate and the Royalty Agreement shall continue to be in full force and effect.
[signatures on the following pages]
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IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement under the hands of their proper officers duly authorized in that behalf.

SERRA VERDE INTERNATIONAL TRADING COMPANY S.R.L.
By:	/s/ Justin Machin

SVRE HOLDINGS LTD.
By:	/s/ Justin Machin
Director

SERRA VERDE PESQUISA E MINERAҪÃO LTDA.
By:	/s/ Ricardo Grossi Neves

SVRE MARKETING LTD.
By:	/s/ Justin Machin

Amending Agreement No. 4 – A&R Royalty Agreement (Non-Buyback)

SERRA VERDE MID MINING HOLDINGS LLC
By:	/s/ Scott Lewis

SERRA VERDE MINING LLC
By:	/s/ Scott Lewis

SV MANAGEMENT SWITZERLAND AG
By:	/s/ Thrasyvoulos Moraitis

SVRE UK LIMITED
By:	/s/ Thrasyvoulos Moraitis

OMF FUND III (CR) LTD., AS ROYALTY HOLDER
By:	/s/ Dov Lader
Name: Dov Lader Title: Director Title:
By:

Amending Agreement No. 4 – A&R Royalty Agreement (Non-Buyback)

TMF CANADA INC., AS COLLATERAL AGENT
By:	/s/ Michael Lichti
Name: Michael Lichti Title: Country Leader
By:

Amending Agreement No. 4 – A&R Royalty Agreement (Non-Buyback)

ANNEX A

Amended Royalty Agreement

(see attached)

Execution Version
Conformed through Amendment No. ~~3~~4

AMENDED AND RESTATED ROYALTY AGREEMENT
DATED AS OF JULY 11, 2022
as amended by Amendment No. 1 dated December 22, 2022,
~~and~~ by Amendment No. 2 dated August 15, 2023,
~~As further amended~~ by Amendment No. 3 dated October 18, 2024, and by Amendment No. 4 dated March 5, 2026

Among:

SVRE HOLDINGS LTD., A COMPANY INCORPORATED IN THE BRITISH VIRGIN ISLANDS WITH COMPANY NUMBER 1993213
as Grantor
- and -
OMF FUND III (CR) LTD.
as Royalty Holder

- and -
SERRA VERDE INTERNATIONAL TRADING COMPANY S.R.L., SV MANAGEMENT SWITZERLAND AG, SVRE UK LIMITED, SERRA VERDE PESQUISA E MINERAҪÃO LTDA, SVRE MARKETING LTD., SERRA VERDE MINING LLC and SERRA VERDE MID MINING HOLDINGS LLC
as Grantor Guarantors
- and -

TMF CANADA INC.
as Collateral Agent

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~~(continued)~~
Page

1.    DEFINITIONS AND INTERPRETATION    3
1.1    Definitions    3
1.2    Interpretation    28
1.3    The Intercreditor Agreement and the Royalty Documents    29
1.4    TREO Adjustment    29
1.5    Independent Engineer    29
2.    ROYALTY    30
2.1    Royalty Obligation    30
2.2    Calculation and Payment of Royalty    30
2.3    Deduction from Royalty and Other Payments    31
2.4    Interest and Costs    32
2.5    Finality of Statement    32
2.6    Royalty a Continuing Obligation    32
2.7    Perpetuity Period    33
2.8    Further Assurance    33
2.9    Annual Minimum Payments    33
3.    ROYALTY PURCHASE PRICE    34
3.1    Payment    34
3.2    Conditions Precedent to the Effective Date    34
3.3    Use of Proceeds    35
3.4    Post-Closing Covenants    35
4.    ROYALTY STEPDOWN    36
4.1    Royalty Reduction Event    36
4.2    Expansion    36
5.    MINING OPERATIONS    37
5.1    Mining Operations Obligations    37
5.2    Commingling    38
5.3    Tailings    38
5.4    MineCo Covenants Concerning the Project and Project Mineral Rights    39
5.5    Offtake Agreements    40
5.6    Acknowledgement of Other Activities    40
5.7    Policies    40
5.8    Grantor and Grantor Guarantors to Procure Compliance    41
5.9    Consent and Subordination to Senior Facility    41
6.    INFORMATION AND AUDIT    41
- i -

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~~(continued)~~
Page

6.1    Royalty Records    41
6.2    Information and Reporting    41
6.3    Inspection and Financial Audit of Royalty Records    42
6.4    Access, Inspection and Technical Audit    42
6.5    Audit Frequency    43
6.6    Consequences of Financial Audit    43
6.7    Consequences of Technical Audit    44
7.    TECHNICAL COMMITTEE    44
7.1    Establishment of the Technical Committee    44
7.2    Responsibilities    44
7.3    Meeting Procedures    45
8.    PROTECTION OF ROYALTY INTEREST    46
8.1    Insurance    46
8.2    Preservation of Corporate Existence and Property    46
8.3    Purpose    47
8.4    Encumbrances    47
8.5    No Assumption of Liability    47
9.    TRANSFERS AND CHANGES OF CONTROL    47
9.1    Transfer Restriction    47
9.2    Permitted Transfers    48
9.3    Change of Control.    49
9.4    Validity of Transfer    49
10.    DEFAULT    49
10.1    Grantor Default    49
10.2    Consequences of Event of Default    54
11.    REPRESENTATIONS AND WARRANTIES    55
11.1    Representations and Warranties by all Parties    55
11.2    Representations and Warranties by the Grantor and the Grantor Guarantors    55
11.3    Survival of Representations and Warranties    58
11.4    AML Legislation, Anti-Corruption Laws and Sanctions    58
11.5    Waiver of Defenses    59
12.    INDEMNIFICATION PROVISIONS    59
12.1    Indemnity    59
- ii -

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~~(continued)~~
Page

12.2    Third Party Claims    60
13.    SECURITY    60
13.1    Security Documents    60
13.2    Registration of the Security    61
13.3    Additional Security from New Subsidiaries    61
13.4    After Acquired Property, Mining Concessions, Further Assurances and Bank Accounts    62
13.5    Security Effective Notwithstanding Date of Advance    62
13.6    Release of Security    63
13.7    No Merger    64
14.    COLLATERAL AGENT    64
14.1    Appointment of Collateral Agent    64
14.2    Limitation of Duties    64
14.3    Delegation or Employment of Agents    65
14.4    Knowledge of Events of Default; Actions; Permitted Encumbrances and Dispositions    66
14.5    Requests for Instructions    66
14.6    Reliance    66
14.7    Restrictions on Actions by Royalty Holder    67
14.8    Right of Collateral Agent    67
14.9    Indemnification by the Royalty Parties    68
14.10    Indemnification by the Royalty Holder    68
14.11    Waiver of Consequential Damages    68
14.12    No Obligation to Act    69
14.13    Force Majeure    69
14.14    Resignation of Collateral Agent    69
15.    CONFIDENTIALITY    70
15.1    Non-Disclosure of Confidential Information    70
16.    TAXES    70
17.    NOTICES    70
18.    CALLBACK CONTACT    72
18.1    Callback Procedure    72
18.2    Callback Contacts    72
19.    AMENDMENT    73
- iii -

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~~(continued)~~
Page

19.1    Confirmation    73
19.2    Amendment and Restatement    74
20.    ANCILLARY PROVISIONS    74
20.1    Fees and Expenses    74
20.2    Entire Agreement    75
20.3    Successors    75
20.4    No Partnership    75
20.5    Accounting Matters    75
20.6    Amendment and Waiver    75
20.7    Severability    75
20.8    Remedies Cumulative    76
20.9    No Set-off    76
20.10    Further Assurances    76
20.11    Assignment    76
20.12    Joint and Several    78
20.13    Counterparts; Electronic Execution    78
20.14    Paramountcy    78
21.    DISPUTE RESOLUTION    78
22.    APPLICABLE LAW    80
SCHEDULE A COMPLETION TESTS    1
SCHEDULE B FORM OF DEED OF ASSUMPTION    3
SCHEDULE C PROJECT MINERAL RIGHTS    1
SCHEDULE D PROJECT    1
SCHEDULE E PROJECT REAL PROPERTY    1
SCHEDULE F SECURITY DOCUMENTS    1
SCHEDULE G FORM OF MONTHLY REPORT    1
SCHEDULE H SERVITUDE AGREEMENTS FOR THE CONSTRUCTION OF THE POWER LINE    1
SCHEDULE I SALES FORECAST    1
SCHEDULE J ADDITIONAL HOLDERS    2
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~~(continued)~~
Page

SCHEDULE K DISQUALIFIED PERSONS LIST    3
SCHEDULE L VOLUME WEIGHTED AVERAGE REO BASKET COMPOSITION (2025-2034)    4

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AMENDED AND RESTATED ROYALTY AGREEMENT
THIS AGREEMENT made as of July 11, 2022
BETWEEN:
SVRE HOLDINGS LTD., a BVI business company incorporated and existing under the laws of the British Virgin Islands with company number 1993213
(hereinafter referred to as the “Initial Grantor”)
AND:
SERRA VERDE INTERNATIONAL TRADING COMPANY S.R.L., a limited liability company (sociedad de responsabilidad limitada) organized and existing under the laws of Uruguay
SV MANAGEMENT SWITZERLAND AG, a company limited by shares (Aktiengesellschaft) organized and existing under the laws of Switzerland with registered address at Rigistrasse 2, 6300 Zug, Switzerland and company number CHE-298.066.822
SVRE UK LIMITED, a private limited company incorporated and existing under the laws of England and Wales with company number 16937676 and its registered office at DUO Level 6, 280 Bishopsgate, London, United Kingdom, EC2M 4RB
SERRA VERDE PESQUISA E MINERAҪÃO LTDA., a limited liability company organized and existing under the laws of Brazil
SVRE MARKETING LTD., a BVI business company incorporated and existing under the laws of the British Virgin Islands with company number 1993214
SERRA VERDE MINING LLC, a limited liability company formed and existing under the laws of the State of Delaware
SERRA VERDE MID MINING HOLDINGS LLC, a limited liability company formed and existing under the laws of the State of Delaware
(~~Collectively~~collectively, the “Grantor Guarantors”)
AND:
OMF FUND III (CR) LTD., a company organized and existing under the laws of the Cayman Islands
(~~Hereinafter~~hereinafter referred to as the “Royalty Holder”)
AND:
TMF CANADA INC., a corporation organized and existing under the laws of Canada
WHEREAS:

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(A)The Initial Grantor created, granted and conveyed a 4.75% royalty to OMF Fund III (F) Ltd. in respect of the sale or other disposal of Products that are extracted and recovered from the Project Property in exchange for the payment of the royalty purchase price thereunder on the terms and conditions set forth in a royalty agreement effective as of October 21, 2021 among the parties ~~hereto~~thereto (as modified by a waiver agreement dated November 24, 2021 and as amended or modified prior to the date hereof, the “Original Royalty Agreement”).
(B)On July 11, 2022, the parties to the Original Royalty Agreement amended and restated the Original Royalty Agreement (the “A&R Royalty Agreement”).
(C)On December 22, 2022, the parties to the A&R Royalty Agreement entered into amending agreement no. 1, pursuant to which certain amendments were made to the A&R Royalty Agreement.
(D)On February 23, 2023, OMF Fund III (F) Ltd. assigned and transferred all of its rights, title, liabilities, obligations and interest in and to the A&R Royalty Agreement and all other Royalty Documents (as defined below) to the Royalty Holder.
(E)On August 15, 2023, the Parties separated the existing 4.75% royalty and certain of the Royalty Holder’s rights, title, liabilities, obligations and interest in and to the A&R Royalty Agreement into two separate royalty interests of 2.375% and documented by this Agreement on the one hand and by a separate royalty agreement (buyback) dated ~~the date hereof~~as of August 15, 2023 between the parties ~~hereto~~thereto, as amended by amending agreement no.1 dated as of October 18, 2023 and amending agreement no.2 dated as of March 5, 2026 (the “Buyback Royalty Agreement”) on the other hand.
(F)On October 18, 2024, an amending agreement no. 3 to this Agreement was entered into by and among the parties thereto, pursuant to which certain amendments were made to this Agreement.
(G)~~(F)~~ The Parties to this Agreement wish to amend this Agreement on the Effective Date as set out herein.
THE PARTIES AGREE:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
“20% Cap” has the meaning set out in Section 2.9(b);
“A&R Royalty Agreement” has the meaning attributed to such term in the recitals hereto;
“Accounting Standards” means the accounting standards required to be complied with by the Grantor under GAAP;
“Additional Holders” means any of the Persons set forth in ~~Schedule I~~Schedule J hereto (as such list may be updated by the Grantor from time to time with the prior written consent of the Royalty Holder, such consent not to be unreasonably withheld or

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delayed), provided such Persons receive Equity Interests in the Grantor solely through a direct issuance of Equity Interests by the Grantor to such Person and for greater certainty, any Equity Interests received by an Additional Holder through secondary sales or means other than a direct issuance by the Grantor will be deemed to be Equity Interests that are not held by Additional Holders;
“Adjusted Royalty Rate” means the Royalty Rate that is equal to X% with X being equal to: (A) + ((A) x 0.075) where (A) is the Royalty Rate that was in effect in a 12-month period where there was a Shortfall, and X will be rounded to the nearest two decimal places;
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person;
“Agreement”, “this Agreement”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this amended and restated royalty agreement, as amended, modified, supplemented, restated or replaced from time to time, and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof, and include any and every supplemental agreement; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;
“Amended and Restated US Security Agreement” has the meaning attribute to such term in Schedule F(f);
“AML Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the USA PATRIOT Act, the Anti-Money Laundering Regulations, 2008 (as amended) of the BVI, Anti Money Laundering and Terrorist Financing Code of Practice, 2008 (as amended) of the BVI and any other applicable anti-money laundering, anti-terrorist financing, Sanctions and “know your client” Applicable Laws, whether within Canada, in the United States, Brazil, Uruguay, the BVI or, to the extent applicable to the Grantor or any other Royalty Party, elsewhere, including any regulations, guidelines or Orders thereunder;
“Amount Payable” includes any amount payable pursuant to the terms of this Agreement or under any of the other Royalty Documents;
“Anti-Corruption Laws” means the Corruption of Foreign Public Officials Act (Canada), the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, and the Brazilian Federal Law No. 12,846/2013 and all other laws, rules, and regulations of any jurisdiction applicable to any Group Member from time to time concerning or relating to bribery or corruption;
“Anti-Corruption Policy” means the anti-bribery and anti-corruption policy of the Group Members adopted by the Grantor’s Board, as the same may be amended, revised, supplemented or replaced from time to time in accordance with Section 5.7, a copy of which has been provided to the Royalty Holder prior to the date hereof;

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“Applicable Law” means any law, any international or other treaty, any domestic or foreign constitution or any multinational, federal, provincial, territorial, state, municipal, county or local statute, law, ordinance, code, rule, regulation, Order (including any securities laws or requirements of stock exchanges and any consent, decree or administrative Order), or Authorization of a Governmental Body in any case applicable to any specified Person, rights, property, transaction or event, or any such Person’s property, rights or assets;
“Approved Entity” means (i) a Person that, together with its Subsidiaries (taking into consideration MineCo and ~~SVIT~~SwissCo), has sufficient technical and operational capability to continue the development and operation of the Project in a manner that provides reasonable assurance that the Project will be developed and operated in a commercially reasonable manner and in accordance with this Agreement; and (ii) neither such Person nor any of its Subsidiaries is a Sanctioned Person or a Sanctioned Entity. The Royalty Holder acknowledges and agrees that ESM Acquisition Corp. and its Affiliates are Approved Entities;
“Arbitration Rules” means the International Arbitration Rules of the International Centre for Dispute Resolution;
“Arm’s Length Terms” means prices and terms that are no less favourable to the Grantor or MineCo (as applicable) than those which would be paid and agreed to by a Third Party in an arm’s length transaction under similar circumstances;
“Assessment Date” means the date that is two weeks prior to the date of the signing of definitive documents in respect of the applicable Future Sale;
“Assignment Agreement of SVIT’s Equity in favor of UK Holdco” has the meaning ascribed thereto in Section 3.4(d)(i).
“Assignment Agreement of the Existing UY Pledge Agreement” has the meaning ascribed thereto in Section 3.4(d)(ii).
“Authorization” means any authorization, approval, consent, mineral claim, exemption, license, lease, grant, permit, franchise, right, privilege or no-action letter from any Governmental Body having jurisdiction with respect to any specified Person, property, transaction or event, or with respect to any of such Person’s property or business and affairs (including any zoning approval, mining permit, development permit or building permit) or from any Person in connection with any easements, contractual rights or other matters;
“Basket Price” means the net price received, incorporating contractual adjustments stipulated in the Offtake Agreement for the applicable Future Sale and the Existing Offtake Agreement for the sale of 1kg of TREO, calculated using the parameters stipulated in the applicable Offtake Agreement and the Existing Offtake Agreement (for the avoidance of doubt and without limitation, including VAT), and where such parameters are variable, the calculation shall incorporate the following: (i) the domestic Chinese rare earth oxides price published by Asian Metal for the purposes of the Existing Offtake Agreement, and the reference REO prices as of the Assessment Date considering

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the product benchmarks and price sources as specified in the applicable Offtake Agreement in respect of the Future Sale; (ii) the volume-weighted average rare earth oxides basket composition and other product specifications planned to be produced from the Project Property from 2025 to 2034 as outlined in Schedule L; and (iii) the contractually applicable exchange rate as at the Assessment Date (and if no exchange rate is contractually specified, the exchange rate for the evaluation of the Future Sale rate shall be based on the last price quoted by Bloomberg on the Assessment Date). The Basket Price will be adjusted to an ex-works price, which adjustment shall use the average shipping costs per unit of product actually incurred for each route segment during the last two shipments under the Existing Offtake Agreement, but such costs shall not be used for shipments made prior to two months preceding the Assessment Date (“Actual Shipping Costs”). If no Actual Shipping Costs are available (for instance, if no shipments were made in the two months preceding the Assessment Date or, for instance, if the destination port is not quoted in the Actual Shipping Costs), the Grantor or MineCo shall use the average of three commercially reasonable estimates from international reputable freight forwarders, such as Steinweg;
“BCA” has the meaning ascribed thereto in Section 13.2(a);
“Benchmark Amount” means the reference points in the Sales Forecast to determine if the Project Expansion Test has been satisfied, which is to be determined as follows: (i) if all four applicable consecutive Quarters occur in the same calendar year then the Benchmark Amount will be the aggregate tonnes of TREO forecast to be sold under the Sales Forecast during such calendar year; (ii) if three of the applicable consecutive Quarters occur in one calendar year (“Year 1”) and one of the Quarters occurs in a different calendar year (“Year 2”) then the Benchmark Amount will be 3/4 of the tonnes of TREO forecast to be sold under the Sales Forecast during Year 1 plus 1/4 of the tonnes of TREO forecast to be sold under the Sales Forecast during Year 2; and (iii) if two of the applicable consecutive Quarters occur in one calendar year (“Year 1”) and two of the Quarters occur in a different calendar year (“Year 2”) then the Benchmark Amount will be 1/2 of the tonnes of TREO forecast to be sold under the Sales Forecast during Year 1 plus 1/2 of the tonnes of TREO forecast to be sold under the Sales Forecast during Year 2;
“Blocked Account Agreement” means, collectively, (a) in relation to any bank account that is not held with a financial institution in Brazil, a blocked account agreement or banks accounts pledge agreement (or similar agreement) entered into between the Royalty Holder, the applicable Royalty Party, the applicable account bank where such Royalty Party holds such account and the Collateral Agent and/or the Royalty Holder, as applicable, (in form and substance satisfactory to the Royalty Holder), and (b) in relation to any blocked bank account that is held with a financial institution in Brazil, a blocked bank account agreement entered into with the account bank holding such account(s), in each case regulating the management of such account and acknowledging the existing collateral or in rem rights in favour of the Collateral Agent and/or Royalty Holder, as applicable, over such accounts and pursuant to which the account bank holding such

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account(s) agrees to manage the accounts pursuant to the terms of the relevant bank account agreement (in form and substance satisfactory to the Royalty Holder);
~~“Borrower” means the borrower under the Credit Agreement;~~
“Business” means (a) the business of the Group Members, taken as a whole, of extracting, processing and selling Rare Earth Elements, and (b) any business that is similar or otherwise reasonably related, ancillary or complementary thereto (including those typically conducted by holding companies);
“Business Day” means any day other than Saturday, Sunday or a statutory holiday when banks are not open in Toronto, Ontario, New York City, New York, the BVI or Barueri, Brazil or, (i) exclusively in relation to the perfection of the Security Documents governed by Brazil law, Goiânia, ~~Goias~~Goiás, Brazil, and the city where the Collateral Agent’s offices are located and (ii) exclusively in relation to the perfection of the Security Documents governed by Uruguayan law, Montevideo, Uruguay;
“Buyback Royalty Agreement” has the meaning attributed to such term in the recitals hereto;
“Buyback Royalty Collateral Agent” means the collateral agent under the Buyback Royalty Agreement;
“Buyback Royalty Enforcement Action” means, with respect to the Buyback Royalty Holder, (i) the commencement of any power of sale, foreclosure or other judicial or private sale proceedings, appointing or obtaining the appointment of a receiver, a manager or a receiver and manager or other Person having similar powers in respect of any Person or property, taking possession or control of any property or undertaking, any notice of intention to enforce security or any action or proceeding seeking payment or recovery of all or any part of any amounts owing under the Buyback Royalty Agreement or damages in lieu thereof, or accepting a transfer of any property in lieu of foreclosure, or the exercise of any other rights or remedies available to a Person under its security or otherwise at law or in equity, including without limitation, any bankruptcy proceedings; or (ii) the delivery of a Termination Notice (as defined in the Buyback Royalty Agreement);
“Buyback Royalty Holder” means the royalty holder under the Buyback Royalty Agreement;
“Buyback Royalty Security” means the “Security” as defined in the Buyback Royalty Agreement;
“BVI” means the British Virgin Islands;
“BVI Registry” means the BVI Registry of Corporate Affairs;
“BVI Security Documents” means those Security Documents listed in paragraph (c) of Schedule F;
“Capitalized Lease Obligations” means, for any Person, any payment obligation of such Person under an agreement for the lease, license or rental of, or providing such Person

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with the right to use, property that, in accordance with GAAP, is required to be capitalized;
~~“Certificate of the Grantor” means an instrument signed in the name of the Grantor and without personal liability by any Director or senior officer of the Grantor, certifying the matters specified therein;~~
“Change of Control” means the occurrence of any of the following events:
(a.prior to the occurrence of a Public Listing or a SPAC Transaction:
(i)no Permitted Denham Holder Controls Holdco; and/or
(ii)Permitted Holders cease to hold legal and beneficial ownership of more than 50%, in the aggregate, of the issued and outstanding Equity Interests in the Grantor (excluding the Preference Shares and any Equity Interests issued on conversion of the Preference Shares);
and
(b.from and after the occurrence of a Public Listing or a SPAC Transaction:
(i)the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934) (other than Permitted Holders, the SPAC Entity, any Approved Entity or any wholly-owned Subsidiary of the SPAC Entity) of Control of the Grantor; and/or
(ii)the occupation of a majority of the seats (other than vacant seats) on the Board of the Grantor by Persons who were neither (A) nominated by the Board of the Grantor, a Permitted Holder, a SPAC Entity, any Approved Entity, or any wholly-owned Subsidiary of the SPAC Entity, nor (B) appointed by directors so nominated;
provided that, in the case of this paragraph (b), a Change of Control shall not include any:
(i)     change in the legal or beneficial ownership of voting securities of the ultimate parent owner of the Grantor, or
(ii)    acquisition of Control of the ultimate parent owner of the Grantor, if the common shares of such ultimate parent owner of the Grantor were listed on a public securities exchange immediately prior to the completion of such transaction;
“Collateral” means the Project Property, the Mining Concessions, and all other presently held and future acquired undertaking, property and assets of each Royalty Party, including any Project Mineral Rights currently at the exploration stage that develop into mining concessions;

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“Collateral Agent” means TMF Canada Inc. and, where the context requires, each TMF Sub-Agent appointed by the Collateral Agent from time to time pursuant to Section 14.3;
“Commingling Plan” has the meaning set out in Section 5.2;
~~“Commitment” has the meaning ascribed to such term in the Credit Agreement;~~
“Completion” means the satisfaction of the Completion Test as set out in Schedule A;
“Completion Date” means the date that Completion occurs;
“Constating Documents” means (i) with respect to a corporation or to a limited liability company, its memorandum and articles of association, articles of incorporation, amalgamation or continuance, or constitution, or other similar documents by which it is established under its governing corporate legislation as a corporation, and its by-laws, if any, and (ii) with respect to any other Person which is an artificial body other than a corporation, the organization and governance documents of such Person in each case as amended and supplemented from time to time;
“Contract” means any agreement, contract, lease, licence, mineral claim, option, indenture, mortgage, deed of trust, debenture, note or other instrument, arrangement, understanding or commitment;
“Control” means, with respect to any Person at any time, (i) the ownership of or power to vote, directly or indirectly, shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers, trustees or Persons performing similar functions for that Person, (ii) the ownership of 50% or more of the equity or beneficial interest in such Person, or (iii) the ability to otherwise direct or cause the direction of the management and policies of such Person; and each of “Controlling” and “Controlled” have meanings correlative thereto;
~~“Cost Overrun Facility Advances” means the cost overrun facility advances made to the Lender by the Borrower;~~
~~“Credit Agreement” means the second amended and restated credit agreement, dated as of the date of the amendment agreement no.3 to this Agreement, as the same may be further amended, supplemented or restated from time to time;~~
~~“Credit Assignment Agreement” means the credit assignment agreement of the Offtake Agreements (except for the Existing Offtake Agreement) dated the Original Closing Date, among, SVIT, as assignor, the Royalty Holder, as assignee, and TMF Trust Company (Uruguay) S.A., as sub-agent of the Collateral Agent in the name and on behalf of the Royalty Holder, as the same may be amended, supplemented or restated from time to time, described in paragraph (d)(ii) of Schedule F;~~
~~“Credit Collateral Agent” means the collateral agent under the Credit Agreement;~~
“Deed of Assumption” means a deed of assumption in respect of a Project Mineral Right, or any rights in relation to Products extracted and recovered from the Project Property in the form set out in Schedule B;

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“Deeds of Amendment and Restatement” has the meaning given to it in Section 3.2(a)(vii)(H);
“Default” means any event or condition which, upon notice, lapse of time, or both, would constitute an Event of Default;
“Denham” means, collectively, Denham Mining Fund LP and Denham IV Continuation Fund LP, which are investment funds managed by Denham Capital Management L.P.;
“DFC Agent” means TMF Group New York, LLC.
“DFC Depositary Agreement” means the Depositary Agreement to be entered into on or around the date hereof among the Grantor, the Grantor Guarantors, DFC Lender, the DFC Agent, the Royalty Holder, OMF Fund III (CR) Ltd, the Collateral Agent and Itaú Chile, New York Branch, as account bank.
“DFC Finance Agreement” means the finance agreement dated as of January 21, 2026 between DFC Lender and SVRE Holdings Ltd., as the same may be further amended, supplemented or restated from time to time;
“DFC Lender” means United States International Development Finance Corporation.
“Director” means, in relation to any corporate Person, a director of such Person for the time being and “Directors” or “Board” means the board of directors of such Person or whenever duly empowered, a committee of the board of directors of such Person, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;
“Dispute” means a dispute or difference between the Parties in relation to the rights or obligations of the Parties under, or in relation to, this Agreement, including the calculation and payment of the Royalty;
“Dispute Notice” means a written notice given by one Party to the other Parties that a Dispute has arisen which requires resolution in accordance with this Agreement;
“Disqualified Persons List” means the list set out in Schedule K;
“Effective Date” means the date on which all of the conditions precedent set forth in Section 3.2 are satisfied by the Grantor or waived by the Royalty Holder;
“EMG” means, collectively, The Energy & Minerals Group Fund V, LP and its Affiliates;
“EMG/VB/MVB Warrants” means the warrants issued by the Borrower to EMG, MVB and Vision Blue to purchase Ordinary Shares;
“Encumbrance” means any mortgage, debenture, pledge, hypothec, lien, attachment, charge, assignment by way of security, contractual right of set-off, consignment, lease, hypothecation, security interest, including a purchase money security interest, or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” shall have corresponding meanings;

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“Enforcement Action” means, with respect to ~~the Lender or the lenders(s) under the~~a Senior ~~Facility~~Creditor, (i) the commencement of any power of sale, foreclosure or other judicial or private sale proceedings, appointing or obtaining the appointment of a receiver, a manager or a receiver and manager or other Person having similar powers in respect of any Person or property, taking possession or control of any property or undertaking, any notice of intention to enforce security or any action or proceeding seeking payment or recovery of all or any part of any indebtedness or damages in lieu thereof, or accepting a transfer of any property in lieu of foreclosure, or the exercise of any other rights or remedies available to a creditor under its security or otherwise at law or in equity, including without limitation, any bankruptcy proceedings; or (ii) the acceleration of any indebtedness owing under the ~~Credit~~DFC Finance Agreement or ~~the Senior~~a Refinancing Facility (as defined in the Intercreditor Agreement) in an aggregate principal amount exceeding $5,000,000;
“Engineer of Record” means a reputable internationally recognized engineering firm with expertise in tailing and design that is employed or retained by the Grantor in connection with the Project, which such Engineer of Record being satisfactory to the Royalty Holder;
“Environmental Laws” means all Applicable Laws relating to the protection of the environment, natural resources, human health and safety, Hazardous Substances, the assessment of environmental and social impacts or the rehabilitation, reclamation and closure of lands used in connection with the Business;
“Equity Interests” means, with respect to any Person, shares in the capital of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares in the capital of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares in the capital of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination;
“Event of Default” has the meaning set out in Section 10.1;
“Excluded Taxes” means any of the following Taxes solely imposed on or with respect to the Royalty Holder or required to be withheld or deducted from a payment to the Royalty Holder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed as a result of the Royalty Holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) Other Connection Taxes; and (c) any Taxes imposed under FATCA;
“Existing Blocked Account Agreement” means that pledge and custody of funds agreement dated as of June 13, 2022 (as amended, supplemented, assigned, or restated

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from time to time prior to the date hereof), governed by the laws of Uruguay pursuant to which SVIT granted a first ranking pledge (derecho real de prenda en primer grado de privilegio) in favor of OMF Fund III (F) Ltd., as lender under that certain credit agreement effective as of October 21, 2021 and entered into among, inter alios, OMF Fund III (F) Ltd., as lender, and SVRE Holdings Ltd., as borrower (as amended and restated from time to time), and a second ranking pledge (derecho real de prenda en segundo grado de privilegio) in favor of OMF Fund III (F) Ltd. (as Royalty Holder hereunder) and OMF Fund III (Cr) Ltd. (as royalty holder under the Non-Buyback Royalty Agreement) with respect to all the amounts of money deposited from time to time in cash in the account held by SVIT in Banque Heritage (Uruguay) S.A. and including the credits, rights, titles and interests with respect to said accounts, as ratified on August 22, 2022, and as further amended and assigned from time to time prior to the date hereof;
“Existing Credit Assignment Agreement” means that second-ranking credit assignment agreement dated as of October 21, 2021 (as amended, supplemented, assigned or restated from time to time prior to the date hereof), governed by the laws of Uruguay pursuant to which SVIT assigned to and in favor of OMF Fund III (Cr) Ltd. (as Royalty Holder hereunder) and OMF Fund III (F) Ltd. (as royalty holder under the Buyback Royalty Agreement) all present and future payments, credits, funds and accounts receivable deriving from the sale of the products including, but not limited to, sales under the Offtake Agreements (which excludes the Existing Offtake Agreements (as defined under the Existing Credit Assignment Agreement)), as amended on April 20, 2022, and ratified on August 22, 2022, and as further amended, supplemented, or restated from time to time prior to the date hereof;
“Existing Offtake Agreement” means, (i) the Offtake Agreement dated March 31, 2025, between SwissCo and Ganzhou Chenguang Rare Earths New Material Co., Ltd. and (ii) the Offtake Agreement Assignment and Transfer Agreement between SVIT, SwissCo and MineCo, dated December 3, 2021.
“Existing Offtake Agreement” means, the purchase and sale contract in respect of rare earths concentrate products, dated July 3, 2024, between SVIT and Ganzhou Chenguang Rare Earths New Material Co., Ltd.;
“Existing UY Pledge Agreement” has the meaning attributed to it in paragraph (d)(i) of Schedule F;
“Expansion Quantity” means, after the delivery of the notice referred to in Section 4.2(a) or the occurrence of a Project Expansion and with respect to a given Quarter, the amount of TREO in tonnes obtained from the following formula:
A - B
where:
A     =     tonnes (if any) of TREO sold in the relevant Quarter;
B     = the Quarterly Sales Forecast Tonnage for such Quarter,

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provided that if such amount is less than zero the Expansion Quantity for such Quarter shall be deemed to be zero;
“Expansion Year” means each successive period of four consecutive Quarters, with the first such Expansion Year commencing with the first full Quarter following delivery of the notice of completion of the Project Expansion capital works under Section 4.2(a);
“FATCA” means Sections 1471 through 1474 of the United States Internal Revenue Code (“IRC”) as of the Original Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(i) of the IRC, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC;
“Fiduciary Property Over Quotas” has the meaning set out in Schedule F(b)(i);
“Future Sale” has the meaning set out in Section 5.5(a);
“GAAP” means, with respect to any Person, generally accepted accounting principles in the United States of America as in effect from time to time with respect to such Person;
“Good Industry Practice” means, in relation to any decision or undertaking, the exercise of that degree of diligence, skill, care, prudence, oversight, economy and stewardship which is commonly observed or would reasonably be expected to be observed by skilled and experienced professionals in the Brazilian mining industry engaged in the same type of undertaking as the Project under the same or similar circumstances;
“Governmental Body” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities or stock exchange;
“Grantor” means, initially, the Initial Grantor, and thereafter any successor or transferee in accordance with Article 9;
“Grantor Guarantors” has the meaning set out in the preamble;
“Group Members” means, collectively, the Grantor and its Subsidiaries, and “Group Member” means any one of them;
“Guarantee” means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, letter of credit, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation

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(whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation (including keep-well covenants), or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the lender of such obligation will be protected against loss in respect thereof. The amount of any guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. A Guarantee shall not include endorsements or instruments for deposit or collection in the ordinary course of business;
“Hazardous Substances” means any substance, material or waste defined, regulated, listed or prohibited by Environmental Laws, including pollutants, contaminants, chemicals, deleterious substances, dangerous goods, hazardous or industrial toxic wastes or substances, tailings, waste rock, radioactive materials, flammable substances, explosives, petroleum and petroleum products, polychlorinated biphenyls, chlorinated solvents and asbestos;
“Heads of Agreement” means the Heads of Agreement, dated on January 28, 2026, among the U.S. Department of Defense and SwissCo;
“Holdco” means (a) initially, Serra Verde Rare Earths Ltd., (b) following a transfer of all of the issued and outstanding Equity Interests of the Grantor owned by Holdco to any other Person Controlled by Denham in connection with, in anticipation of, or in order to facilitate, a SPAC or Public Listing Reorganization, such Person, and (c) following a Transfer or Change of Control in accordance with Section 9.2, the immediate owner of the Grantor following such transaction, if any, provided that if no Person Controls the Grantor following a SPAC Transaction or Public Listing and the Grantor is the Person listed on a Recognized Exchange, then all references herein to Holdco shall be disregarded in respect of a SPAC Transaction or Public Listing;
“ICDR” has the meaning set out in Section 21(b);
“Inchoate Lien” means, with respect to any property or asset of any Person, the following liens:
(a.any lien for Taxes, assessments or governmental charges not yet due or being contested in good faith by appropriate proceedings and for which a reasonable reserve has been made in accordance with GAAP; and
(b.undetermined or inchoate liens, privileges or charges incidental to current operations which have not been filed (or are not required to be filed) pursuant to law against such Person’s property or assets or which relate to obligations not due or delinquent;
“Indemnifiable Losses” means any and all damages, claims, losses (including loss of profits or the loss of any payments required to be made hereunder), liabilities, fines,

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injuries, costs, penalties and expenses (including fees of the Independent Engineer and reasonable legal fees) excluding any special, indirect, punitive, incidental, exemplary and consequential damages and provided that, for certainty, loss of profits in this context will not include, in the absence of other factors, the Net Smelter Returns being less than that projected in the Model;
“Indemnified Taxes” means Taxes other than Excluded Taxes, and shall include Other Taxes;
“Independent Engineer” means, initially, Hatch Ltd. or if Hatch Ltd. is to be replaced, such other independent engineer selected by the Royalty Holder and acceptable to the Grantor, acting reasonably, who has been jointly appointed on similar terms to those referred to in Section 1.5;
“Intercreditor Agreement” means ~~initially the second amended and restated~~(i) the intercreditor and subordination agreement dated as of ~~the date of the amendment agreement no.3 to this Agreement,~~March 5, 2026 between, among others, the DFC Lender, the Royalty Holder, the Buyback Royalty Holder, the DFC Agent and the Collateral Agent~~, Buyback Royalty Collateral Agent, the Credit Collateral Agent, the Grantor and the Grantor Guarantors as the same may be acceded to or replaced from time to time in accordance with the terms thereof;~~ or (ii) any other intercreditor agreement entered into by the Senior Creditors, the Buyback Royalty Holder, the Buyback Royalty Holder and the other parties thereto in connection with a Refinancing Facility (as such term is defined the Intercreditor Agreement);
“Investment Adviser” means any Person whose principal business is to manage or advise upon investments, whether such advice is provided to, or the management is of, a fund, partnership, company, investment trust, syndicate or other entity whose principal business is to make investments (“Investment Fund”);
~~“Key Transaction Agreements” means, collectively, this Agreement, the Credit Agreement and the Intercreditor Agreement;~~
“Lender” means ~~any~~the “Senior Lender” as defined in the Intercreditor Agreement;
“LO Permit” means the operations licence (Licença de Operação) with respect to the Project to permit MineCo to commence commercial operations at the Project;
“Loss” means an insured loss of or damage to Products, whether or not occurring on or off the Project Property and whether the Products are in the possession of a Group Member or its Affiliates or otherwise;
“Make-Whole Payment” has the meaning set out in Section 2.9(a);
“Material Adverse Effect” means, individually or in the aggregate, any event, circumstance or change that would reasonably be expected to have a materially adverse effect on (i) the Business, affairs, assets, liabilities, results of operations or condition (financial or otherwise) of the Group Members, taken as a whole, (ii) the ability of any Royalty Party to consummate the transactions contemplated by the Royalty Documents or to perform their respective material obligations under the Royalty Documents, subject to any replacement rights with respect to Material Contracts as set out herein,

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or (iii) the rights and remedies, taken as a whole, of the Royalty Holder or the Collateral Agent under the Royalty Documents;
“Material Breach” has the meaning set out in Section 6.5(c);
“Material Contract” means:
(a.the engineering services contract entered into with Atkins Réalis dated 30 April 2024;
(b.the contract to be entered into in relation to electrical mechanical assembling in accordance with the Mine Plan; and
(c.the contract to be entered into for civil works in accordance with the Mine Plan;
and any replacement of any such agreement;
“Mine Plan” means the project production schedule for the Project prepared by the Grantor and delivered to the Royalty Holder pursuant to Section 5.1(a), as the same may be amended, revised, supplemented or replaced from time to time;
“MineCo” means Serra Verde Pesquisa e Mineração Ltda;
“Mineral Servitude Agreements” means, collectively, each of the following:
(a.the mineral servitude agreement, dated December 15, 2016, as amended by the first amendment on September 16, 2019, between SVPM and Administradora de Imóveis Água Vermelha EIRELI, Isabella Marchan Catelani, Colombo Baiocchi Neto and Yara Aparecida Moreira Baiocchi, and the Public Deed of Constitution of Mineral Servitude executed on May 26, 2022, by the 1st Notary Office of Minaçu Count, State of Goiás (book No. 203, pages 133-F/137-V), relating to the property designated by enrollment certificates No.'s 17,028 and 17,008, both of the Real Estate Registry Office of Minaçu/GO;
(b.the mineral servitude agreement, dated November 7, 2018, between SVPM and Brasemtur Brasileira de Empreendimentos Turísticos Ltda., and the Public Deed of Constitution of Mineral Servitude executed on April 12, 2019, by the 1st Notary Office of Minaçu Count, State of Goiás (book No. 192, pages 061-F/062-V), relating to the property designated by enrollment certificate No. 16,352 of the Real Estate Registry Office of Minaçu/GO;
(c.the mineral servitude agreement, dated February 1, 2020, between SVPM, Jane Lúcia da Silva Freire and Sandro de Sousa Freire, and the Public Deed of Constitution of Mineral Servitude executed on February 08, 2022, by the 1st Notary Office of Minaçu Count, State of Goiás (book No. 202, page 135-F/140-F), relating to part of the property designated by enrollment certificate No. 9,265 of the Real Estate Registry Office of Minaçu/GO, with an area of 6.89 hectares; and
(d.a mineral servitude agreement, dated February 1, 2020, between SVPM and Agropecuária Capão Grande Ltda., and the Public Deed of Constitution of Mineral Servitude executed on May 30, 2022, by the 1st Notary Office of Minaçu Count, State of Goiás (book No. 203, pages 149-F/153-V), relating to the property

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designated by enrollment certificate No. 2,332 of the Real Estate Registry Office of Minaçu/GO;
“Minerals” means any and all mineral elements and compounds, metals and mineral rights of whatever kind and nature in, under or upon the surface or sub-surface of the Project Property including, without limitation, metals, precious metals, base metals, industrial minerals, gems, diamonds, commercially valuable rock, aggregate, clays and diatomaceous earth which are mined, extracted, produced, processed or otherwise recovered from the Project Property;
“Mining Code” means Decree-law No. 227, dated 28 February 1967, as subsequently amended, supplemented or replaced;
“Mining Concessions” means, collectively, each of the following mining concessions issued by the National Mining Agency (Agência Nacional de Mineração) (“ANM”) authorizing MineCo to explore, and extract Rare Earth Elements from, the soil and subsoil of certain sites located in the State of Goiás, Brazil, for mining purposes, in accordance with Decree-law no 227, of February 28, 1967 and article 33 of Decree no. 9,406 of June 12, 2018:
(a.Mining Concession for area 861427/2010, issued by the Ministry of Mines and Energy on May 18, 2020, in favour of MineCo designated as ordinance (Portaria) no. 60/SGM and process number 48406.861427/2010-21;
(b.Mining Concession for area 861432/2010, issued by the Ministry of Mines and Energy on May 18, 2020, in favour of MineCo and designated as ordinance (Portaria) no. 59/SGM and process number 48406.861432/2010-33;
(c.Mining Concession for area 861431/2010, issued by the Ministry of Mines and Energy on February 21, 2020, in favour of MineCo and designated as ordinance (Portaria) no. 31/SGM and process number 48406.861431/2010-99;
(d.Mining Concession for area 861430/2010, issued by the Ministry of Mines and Energy on February 21, 2020, in favour of MineCo and designated as ordinance (Portaria) no. 28/SGM and process number 48406.861430/2010-44;
(e.Mining Concession for area 861428/2010, issued by the Ministry of Mines and Energy on February 21, 2020, in favour of MineCo and designated as ordinance (Portaria) no. 30/SGM and process number 48406.861428/2010-75;
(f.Mining Concession for area 861694/2010, issued by the Ministry of Mines and Energy on February 21, 2020, in favour of MineCo and designated as ordinance (Portaria) no. 32/SGM and process number 48406.861694/2010-06;
(g.Mining Concession for area 860262/2011, issued by the Ministry of Mines and Energy on November 27, 2020, in favour of MineCo and designated as ordinance (Portaria) no. 104/SGM and process number 48406.860262/2011-51; and
(h.upon the issuance thereof by the ANM in favour of MineCo, the Pending Mining Concession;

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“Mining Operations” means every kind of work and activities carried out on or in respect of the Project Mineral Rights including but without limitation the following:
(a.the acquisition, registration and maintenance of the Project Mineral Rights;
(b.developing, designing, constructing and equipping all mining facilities;
(c.extracting, mining, producing, improving, smelting, treating, refining, transporting and handling of Products and Tailings and disposing of Tailings and dispatching Products won under authority of the Project Mineral Rights;
(d.the construction and re-location of any roads, railway lines, telephone lines, power lines, waterways or other natural or man-made utilities required in order to facilitate any activity conducted under authority of the Project Mineral Rights; and
(e.the restoration of the Project Real Property and all other work done after the completion of mining activities to comply with environmental and like requirements;
“Model” means a financial model reflecting the Mine Plan prepared by the Grantor and delivered to the Royalty Holder pursuant to Section 5.1 (a), and containing related financial projections, along with the Grantor’s financial forecast for all revenues, costs and expenses to be incurred by the Grantor or any of its Subsidiaries, as updated from time to time;
“MVB” means MVB Investment Holdings LLC;
“Net Smelter Returns” means, with respect to each Quarter (and without duplication):
(a.the actual gross proceeds received (or deemed to be received through any set-off, adjustment or credit) during such Quarter by the Group Members (other than from another Group Member) from the sale or other disposition of Products to Persons; and
(b.in the event that there is a Loss of Products, an amount equal to the sum of the insurance proceeds actually received by the Group Members during such Quarter (less any costs and expenses incurred in connection therewith) in respect of such Loss, less the following expenses, to the extent incurred in respect of the Products for which payment or credit is received during such Quarter:
(c.any applicable sales discounts to Offtakers; and
(d.all Taxes imposed, levied, collected, withheld or assessed solely with respect to the import or export of any Product, but excluding any and all Taxes based upon the net or gross income of the Grantor, any of the Grantor Guarantors or their respective Affiliates or other operator of the Project Property, the value of the Project Property and other Taxes assessed on a similar basis;

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“Non-MineCo Security” means the Encumbrances granted by the Royalty Parties (other than MineCo) in favour of the Collateral Agent for the benefit of the Royalty Holder pursuant to the applicable Security Documents;
“Obligations” means all present and future debts, liabilities and obligations of the Royalty Parties to the Royalty Holder or the Collateral Agent under and in connection with this Agreement and all other Royalty Documents, including all Amounts Payable and all fees and other moneys payable or owing from time to time pursuant to the terms of this Agreement or any of the other Royalty Documents;
“OFAC” means The Office of Foreign Assets Control of the US Department of the Treasury;
“Offtake Agreement” means any Products offtake agreement (or other agreement under which MineCo otherwise disposes of or grants rights in respect of Products) between a Royalty Party as seller and any Person as purchaser in respect of Product, including, for greater certainty, the Existing Offtake Agreement, or any sales arrangements for Products with a Royalty Party;
“Offtaker” means any Person that has entered into an Offtake Agreement with a Royalty Party;
“Ontario Law Guarantee” has the meaning attributed to such term under Schedule F(a);
“Order” means any order, directive, decree, judgment, ruling, award, injunction, direction or request of any Governmental Body or other decision-making authority of competent jurisdiction;
“Ore” means any Mineral or mixture of minerals of intrinsic economic interest located in or on the Earth’s crust at a concentration above background level;
“Original Closing Date” has the meaning set out in Section 3.1;
“Original Royalty Agreement” has the meaning attributed to such term in the recitals hereto;
“Other Connection Taxes” means, with respect to the Royalty Holder, Taxes imposed as a result of a present or former connection between the Royalty Holder and the jurisdiction imposing such Taxes (other than a connection arising solely from the Royalty Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or, enforced or engaged in any other transaction pursuant to, any Royalty Document);
“Other Minerals” means any and all marketable metal bearing material in whatever form or state (including ore) that is mined, produced, extracted or otherwise recovered from any location that is not within the Project Property;
“Other Rights” means all licenses, approvals, authorizations, consents, rights (including surface rights, access rights and rights of way), privileges, mineral claims or franchises held by any Royalty Party or required to be obtained from any Person (other than a Governmental Body), for the construction, development and operation of the Project, as

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such construction, development and operation is contemplated by the current or then applicable development or mine plan, as the case may be;
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Royalty Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Royalty Document;
“Party” means a Party to this Agreement and includes that Party’s executors, administrators, liquidators, substitutes, successors and permitted assigns;
“Pending Mining Concession” means the mining rights related to process number 48406.861429/2010-10 to be issued by the Ministry of Mines and Energy and other Governmental Bodies authorizing MineCo to explore, and extract Rare Earth Elements from, the soil and subsoil of certain sites located in the State of Goiás, Brazil, for mining purposes, in accordance with Decree-law no 227, of February 28, 1967 and article 33 of Decree no. 9,406 of June 12, 2018;
“Permits” means all material licences, permits, approvals (including environmental approvals), Authorizations, rights, privileges or concessions necessary for the Mining Operations;
“Permitted Asset Disposition” or “Permitted Disposal” means, as at any particular time:
(a.a sale, transfer, assignment or other disposition:
(i)of worn-out, scrap or obsolete tangible personal property that is not material in the aggregate; or
(ii)of inventory in accordance with an Offtake Agreement or otherwise in the ordinary course of business on Arm’s Length Terms;
(b.the granting of any royalty, net smelter return, production payment or other right to a revenue stream or right to purchase or participate in Minerals, in each case, in or with reference to the Products or the Project; provided that, in making any such grant the Royalty Parties shall have complied with the right of first refusal agreement made on August 15, 2023 between the Grantor and Orion Mine Finance Fund III LP;
(c.in compliance with applicable court or governmental orders; or
(d.arising as a result of Permitted Encumbrance~~; or~~.
~~(e) at the request of the Collateral Agent, the Senior Agent (as defined in the Intercreditor Agreement) or Lender in accordance with the Intercreditor Agreement and/or the Security Documents;~~
“Permitted Denham Holders” means, collectively, (a) Denham, and (b) any investment fund or partnership managed by Denham Capital Management L.P. or any of its Affiliates;

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“Permitted Encumbrances” means any of the following:
(a.Encumbrances arising from court or arbitral proceedings or any judgment rendered, claim filed or registered related thereto, provided that the judgment or claim secured thereby are being contested in good faith by such Person, adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, execution thereon has been stayed and continues to be stayed and such Encumbrances do not result in an Event of Default or materially impair the operation of the Business of any Royalty Party;
(b.good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, Contracts (other than for the repayment of borrowed money), lawsuits, judicial and/or administrative proceedings, leases, surety, customs, performance bonds and other similar obligations, provided such Encumbrances do not materially impair the operation of the Business of any Royalty Party;
(c.Encumbrances made or incurred in the ordinary course of business to secure (i) workers’ compensation, surety or appeal bonds, letters of credit, costs of litigation when required by law, Order, and public and statutory obligations, or (ii) the discharge of Encumbrances or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens or construction and mechanics’ and other similar Encumbrances, provided such Encumbrances do not materially impair the operation of the Business of any Royalty Party;
(d.any development or similar agreements concerning real property of such Person entered into with a Governmental Body or public utility from time to time which do not and will not in the aggregate materially and adversely affect the Security or materially detract from the value of such property or materially impair its use in the operation of the business of such Person, and which are not violated in any material respect;
(e.any Inchoate Lien;
(f.such minor defects in title and any registered or unregistered Encumbrances, including, without limitation, easements, rights of way, encroachments, restrictive covenants, servitudes or other similar rights in land granted to or reserved by other Persons, rights of way for sewers, electric lines, telephone lines and other similar purposes, or zoning by-laws or other restrictions as to the use of real property, which in each case do not in the aggregate materially detract from the value of the said properties or materially impair their use in the operation of the business of such Person;
(g.security or deposits given to a public utility or any Governmental Body when required by such utility or Governmental Body, or in connection with the Project;
(h.the Security;
(i.Encumbrances relating to the Buyback Royalty Security, provided that such Encumbrances are subject to the Intercreditor Agreement;

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(j.Encumbrances securing Purchase Money Obligations and Capitalized Lease Obligations relating solely to the acquisition of mobile equipment necessary for the development, construction or operation of the Project, provided that, prior to the Trigger Date, the aggregate of the indebtedness outstanding at any time in respect of the Purchase Money Obligations and Capitalized Lease Obligations referred to in this paragraph (j) shall not exceed US$10,000,000; and provided that such Encumbrances extend only to the property clearly and individually identified as acquired or financed thereby (including the proceeds of such property) and no recourse is available to any other assets of any Royalty Party;
(k.Encumbrances for Taxes, assessments or governmental charges or levies (i) not at the time due or delinquent, or (ii) which are being contested in good faith by such Person where adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP and such Encumbrances do not result in an Event of Default or materially impair the operation of the Business of any Royalty Party;
(l.Encumbrances and charges incidental to construction or current operations (including, without limitation, carrier’s warehouseman’s, mechanics’, materialmen’s and repairmen’s liens) that have not at such time been filed pursuant to law or which relate to obligations not due or delinquent provided that the claims secured thereby are being contested in good faith by such Person and adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP and such Encumbrances do not result in an Event of Default or materially impair the operation of the Business of any Royalty Party;
(m.the right reserved to or vested in any Governmental Body by the terms of any lease, licence, franchise, grant or Permit acquired by a Royalty Party or by any statutory provision, to terminate any such lease, licence, franchise, grant or Permit, or to require annual or other payments as a condition to the continuance thereof, provided such Encumbrances do not result in an Event of Default or materially impair the operation of the Business of any Royalty Party;
(n.the restrictions, exceptions, reservations, limitations, provisos and conditions, if any, expressed in any original patents or grants from any Governmental Body, and such Encumbrances do not result in an Event of Default or materially impair the operation of the Business of any Royalty Party;
(o.Encumbrances on concentrates or REE arising or granted pursuant to a processing or refining arrangement entered into in the ordinary course and upon usual market terms, securing only the payment of the Grantor’s or any Subsidiary of the Grantor’s respective portion of the fees, costs and expenses attributable to the processing of such concentrates or REE under any such processing or refining arrangement, but only insofar as such Encumbrances relate to obligations which are at such time not past due or the validity of which are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such Person in

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accordance with GAAP and such Encumbrances do not result in an Event of Default or materially impair the operation of the Business of the Grantor or any Subsidiary of the Grantor;
(p.Encumbrances ~~relating to the Credit Agreement or~~of a Senior ~~Facility~~Creditor (or for the benefit thereof), provided that such Encumbrances are subject to the Intercreditor Agreement;
(q.Encumbrances relating to surety or completion bonds, standby letters of credit or letters of guarantee securing mine closure, asset retirement and environmental reclamation obligations of a Royalty Party to the extent required by Applicable Laws or Governmental Body, provided that, prior to the Trigger Date, such Encumbrances consist of cash collateral of not more than US$10,000,000 in the aggregate at any time;
(r.Encumbrances in favour of any Governmental Body or other Person pursuant to (i) the statutory royalties provided for under the Brazilian Federal Constitution of 1988, article 20, §1st, regulated by Law No. 13,540/2017 that amended Laws Nos. 7,990/1989 and 8,001/1990; and /or (ii) the landowner royalty provided for under Brazilian Federal Constitution of 1988, article 176, §2, as per the Decree Law No. 227/1967, article 11, item b;
(s.other Encumbrances agreed to in writing by the Royalty Holder;
(t.the existing Encumbrances on the Project Real Property, as indicated in Schedule E;
(u. (i) with respect to Itaú Chile, New York Branch, as account bank, the set-off rights set forth in the DFC Depositary Agreement and (ii) with respect to any other account bank, customary account bank set-off rights securing up to a maximum of $5,000 in the aggregate for ~~all Royalty Parties~~the Grantor and the Grantor Guarantors; or
(v.Encumbrances granted after the Trigger Date;
"Permitted Holders” means, collectively (a) Denham, (b) any investment fund or partnership managed by Denham Capital Management L.P. or any of its Affiliates, (c) Vision Blue, (d) EMG, and (e) any Additional Holders;
“Person” means and includes individuals, corporations, bodies corporate, limited or general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, Governmental Bodies or any other type of organization or entity, whether or not a legal entity;
“Possession Lawsuits” means the lawsuits designated as lawsuits nos. 5595311.02.2018.8.09.0103, 5595223.61.2018.8.09.0103 and 5559675.72.2018.8.09.0103 filed by MineCo in order to obtain possession rights over the real estate properties enrolled under numbers 15,866, 2,259 and 3,615 of the Real Estate Registry Office of Minaçu, State of Goiás, Brazil;

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“Power Line” means the power line that will supply electricity to the Project, to be constructed in the City of Minaçu according to the provisions under the Auto-Construction Commitment Agreement (Termo de Compromisso de Autoconstrução), entered into by and among MineCo and CELG Distribuição S.A. – CELG D, on December 11, 2019;
“Preference Shares” means the preference shares which the Grantor is authorized to issue;
“Process Plant” means the flowsheet beginning with the wet screening plants through which MineCo ultimately produces Product or TREO;
“Products” means all Minerals and Other Minerals, including REE, and all by-products thereof of whatever kind or nature, including any beneficiated products, that are produced, processed, extracted, concentrated or mined at or from the Project Real Property (whether from the surface or subsurface);
“Project” means the Serra Verde rare earths project located in the Municipality of Minaçu, ~~Goias~~Goiás State, Brazil, as more particularly described in Schedule D hereto;
“Project Authorizations” means all Authorizations and Other Rights (including environmental Authorizations) necessary for (i) the development, construction and mining operations of the Project, and (ii) the commencement and ongoing operation of commercial production transactions, in each case substantially in accordance with the Mine Plan;
“Project Expansion” means, after the occurrence of the Royalty Reduction Event, the completion of an expansion capital project with respect to the Project having an aggregate project cost in excess of US$25,000,000 incurred to fund such expansion (not sustaining capital costs), which is incurred by the Royalty Parties and is in addition to the original capital expenditure of the Royalty Parties on the Project prior to the Project Expansion, as confirmed by the Independent Engineer, which incurrence of all of such capital results in the satisfaction of the Project Expansion Test;
“Project Expansion Test” means over any four full consecutive Quarters following completion of the capital works for a Project Expansion, the tonnes of TREO sold is increased by 10% on an annual basis against the Sales Forecast, with the aggregate amount of TREO sold in such four Quarters being compared against the applicable Benchmark Amount, as confirmed by the Independent Engineer and certified by the Grantor to the Royalty Holder pursuant to Section 4.2(b)(i);
“Project Mineral Rights” means the Mining Concessions, the Pending Mining Concession, and all mining and exploration claims, leases, licences, tenements and rights (and certain applications for mining and exploration rights) pertaining to the Project that are listed in Schedule C hereto, and includes any extension, renewal, replacement, conversion or substitution of any such rights or concessions or resulting rights or concessions;
“Project Property” means all of the property, assets, undertaking and rights of the Royalty Parties in and relating to the Project, whether now owned or existing or

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hereafter acquired or arising, including real property, personal property and Mineral interests, and specifically including, but not limited to: (i) the Project Real Property; (ii) the Project Mineral Rights; (iii) all accounts, instruments, chattel paper, deposit accounts, documents, intangibles, goods (including inventory, equipment and fixtures), money, letter of credit rights, supporting obligations, claims, causes of action and other legal rights and investment property; (iv) all Products, proceeds (including proceeds of proceeds), rents and profits of the foregoing; and (v) all books and records of the Royalty Parties related to any of the foregoing;
“Project Real Property” means all real property interests and all surface access rights, including mineral servitudes (either created through the Mineral Servitude Agreements or through judicial order, and other similar rights), held by any of the Royalty Parties relating to the Project (which as of the date hereof, are as set forth in Schedule E), and all buildings, structures, improvements, appurtenances and fixtures thereon or attached thereto, whether created privately or by the action of any Governmental Body and shall also include any term extension, renewal, replacement, conversion or substitution of any such real property interests and surface access rights, owned or in respect of which an interest is held, directly or indirectly, by any Royalty Party at any time during the term of this Agreement, whether or not such ownership or interest is held continuously;
“Public Listing” means a transaction or series of related transactions pursuant to which the Grantor (or any successor thereof or any purchaser of all or substantially all of the assets of the Grantor) issues Ordinary Shares (as defined in the Share Terms) from treasury pursuant to a registration statement under the Securities Act of 1933, as amended, or a prospectus filed with the applicable Canadian securities regulatory authorities under applicable Canadian securities laws, or the equivalent under the laws of a jurisdiction of a Recognized Exchange, resulting in gross proceeds to the Grantor (or any successor thereof or any purchaser of all or substantially all of the assets of the Grantor) of at least US$100,000,000 and following such transaction, the Ordinary Shares are listed on a Recognized Exchange including, for greater certainty, by way of initial public offering, reverse take-over or similar transaction, and the Ordinary Shares that the Royalty Holder (or an Affiliate thereof) is converted into or otherwise receives pursuant to such Public Listing are registered in its name in electronic format upon issuance and are freely tradeable and not subject to any legends or hold periods (either contractual or statutory), other than any statutory hold periods that may be imposed as a result of the holder being a “control person” or similar under applicable securities laws or being in possession of material non-public information;
“Public Official” means:
(a.any officer, employee, director, principal, consultant, agent or representative whether appointed or elected, of any government (whether central, federal, state of provincial), ministry, body, department, agency, instrumentality or part of any of them, or any public international organization, or any state or government owned or controlled entity, agency, enterprise, joint venture, or partnership; or
(b.any person acting in an official capacity for or on behalf of:

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(i)any government, ministry, body, department, agency, instrumentality or part of any of them;
(ii)any public international organization; or
(iii)any political party or political party official or candidate for office;
“Purchase Money Obligations” means the outstanding balance of the purchase price of real and/or personal property, title to which has been acquired or will be acquired upon payment of such purchase price, or indebtedness to non-vendor third parties incurred to finance the acquisition of such new and not replacement real and/or personal property, or any refinancing of such indebtedness or outstanding balance;
“Quarter” means a period of three (3) consecutive months commencing on January 1, April 1, July 1 or October 1 in any year, other than the first Quarter under the Original Royalty Agreement which commenced on the date of the Original Royalty Agreement and expired on the date immediately preceding January 1, 2022;
“Quarterly Sales Forecast Tonnage” means, in respect of any Quarter, the tonnes of TREO forecast to be sold under the Sales Forecast in the calendar year during the Sales Period in which that given Quarter falls divided by four;
“Rare Earth Elements” or “REE” means yttrium, scandium, lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, and lutetium and their oxides, salts and other by-products;
“Ratification Agreement of the Existing UY Pledge Agreement” has the meaning ascribed thereto in Section 3.2(a)(vii)(G);
“Recognized Exchange” means the New York Stock Exchange, the Toronto Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange (including AIM), or the Australian Stock Exchange;
“Reduced Royalty Rate” means 2.375%;
“Register of Charges” has the meaning ascribed thereto in Section ~~13.2(a)~~13.2(a);
“Related Entity” means an Affiliate of a Party, the Subsidiary, related or associated companies of the Party and its Affiliates, a joint venture between a Third Party and a Party or its Related Entity, and each of the respective Directors of such companies, and their spouses and family members, and the trustees and beneficiaries of each of such Directors, spouses and family members;
“Related Fund” in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;
“Representative” of a Party includes an employee, agent, officer, Director, auditor, advisor, partner, consultant, joint venturer or sub-contractor of that Party;

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“Royalty” has the meaning set out in Section 2.1(a);
“Royalty Documents” means this Agreement, the Security Documents, the Intercreditor Agreement, and all other agreements, certificates, instruments, notices and documents delivered or to be delivered by the Royalty Parties in respect of the Royalty hereunder or thereunder, each as amended, modified, supplemented, restated or replaced from time to time;
“Royalty Parties” means, collectively, the Grantor and the Grantor Guarantors, and “Royalty Party” means any one of them. For the avoidance of doubt, Holdco will not be a Royalty Party;
“Royalty Purchase Price” means US$20,000,000, which was advanced to the Grantor by the Royalty Holder in accordance with Section 3.1;
“Royalty Rate” means 2.625%, which may be adjusted from time to time in accordance with the terms of this Agreement, and if such adjustment occurs then the Royalty Rate will be deemed to be the adjusted Royalty Rate as provided for herein;
“Royalty Records” means the books, accounts and records maintained by or on behalf of the Grantor showing reasonable detail in relation to:
(a.the quantity of Products produced in each Quarter;
(b.the quantity of Products sold in each Quarter;
(c.the quantity of TREO produced in each Quarter;
(d.the quantity of TREO sold in each Quarter;
(e.the calculation of each component of the Royalty for each Quarter;
(f.the payment of the Royalty in each Quarter; and
(g.all other information required for the preparation of any Statement;
“Royalty Reduction Event” means the completion of the engineering and equipment installation by the Royalty Parties that was completed to debottleneck the Process Plant whereby after such work, (i) an additional wet screen, or a similar project having a similar impact on throughput processed, has been installed at the Process Plant and (ii) the throughput that is fed into the Process Plant has increased to a rate of at least 11.22 million tonnes per annum for a period of 90 consecutive days, and in the case of (i) and (ii), as confirmed by the Independent Engineer;
~~“SARCA Equity Issuance” means the issuance by the Grantor of Equity Interests to EMG and Vision Blue for gross proceeds of at least $120,000,000 on the terms and conditions set forth in the investment agreement dated the Effective Date between EMG, the Grantor and Vision Blue, amongst others, a true and complete executed copy of which has been provided to the Royalty Holder;~~
“Sales Forecast” means, initially, the sales forecast set out in Schedule I hereto that forecasts the TREO to be sold from the Project, which sales forecast shall be updated in accordance with Section 2.9(b);

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“Sales Period” means each calendar year provided that the first Sales Period as it relates to the Annual Minimum Payment shall be, if applicable, the time period starting on the first actual sale of TREO after March 31, 2026 to the end of the relevant calendar year as detailed in the Sales Forecast confirmed pursuant to Section 2.9(b);
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case, that is on the list published and maintained by the United Nations, OFAC, by any Canadian Governmental Body or by any other applicable Governmental Body as being a “sanctioned country”;
“Sanctioned Person” means, (a) any Person listed in any sanctions-related list of designated Persons published and maintained by any Canadian Governmental Body, (b) any Person named on the list of Specially Designated Nationals published and maintained by OFAC, (c) any Person listed in any sanctions-related list of designated Persons published and maintained by any other applicable Governmental Body, or (d) a Person named on the list of sanctioned people published and maintained by the United Nations;
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations, OFAC, by any Canadian Governmental Body or by any other applicable Governmental Body by virtue of a Person being a Sanctioned Entity;
“Security” means the Encumbrances granted in favour of the Royalty Holder or Collateral Agent for the benefit of the Royalty Holder, as the case may be, pursuant to the Security Documents;
“Security Documents” means, collectively, the agreements, instruments and documents listed in Schedule F hereto and delivered pursuant to Article 13 of this Agreement and all other security documents entered into hereafter as contemplated in Article 13 or otherwise in this Agreement, in each case, as amended, modified, supplemented, restated or replaced from time to time; provided that, for the avoidance of doubt, if a Security Document is released or terminated in accordance with the terms hereof then it shall no longer constitute a Security Document;
“Security Release Date” has the meaning set out in Section 13.6(a);
~~“Senior Facility” has the meaning set out in the Intercreditor Agreement;~~
“Senior Creditor” ~~has the meaning set out~~means the DFC Lender or any other lender under a Refinancing Facility (as such term is defined in the Intercreditor Agreement);
“Servitude Agreements for the Construction of the Power Line” means, collectively, all the agreements described in Schedule H, which were entered into by CELG Distribuição S.A.– CELG D, a subsidiary of Enel (“Enel”), MineCo, as intervening consenting party, and relevant landowners to create servitudes over the portion of lands required for the construction of the Power Line;

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“Servitude Lawsuits for the Construction of the Power Line” means, collectively, the lawsuits designated as lawsuits nos. 5293910-70.2020.8.09.0103 5294165-28.2020.8.09.0103, 5294394- 85.2020.8.09.0103, 5294520-38.2020.8.09.0103, 5296461-23.2020.8.09.0103, 5299077- 68.2020.8.09.0103, 5299077-68.2020.8.09.0103, 5297103-93.2020.8.09.0103, 5296837- 09.2020.8.09.0103, 5296994-79.2020.8.09.0103, 5296755-75.2020.8.09.0103, 5296953- 15.2020.8.09.0103, 5296586-88.2020.8.09.0103 and 5296540-02.2020.8.09.0103 filed by Enel in order to obtain possession rights over the real properties enrolled under numbers 16,369, 2,537, 14,262, 15,867, 149, 8,278, 16,719, 3,512, 16,729, 146, 16,703, 16,717, 16,718, and 2,042 and of the Real Estate Registry Office of Minaçu, State of Goiás, Brazil, as well as properties known as “Fazenda Guajaramirim” and “Fazenda São Borges” which are not duly enrolled before the competent Real Estate Registry Office, which are required for the construction of the Power Line;
“Share Terms” means the Class A Preferred Shares share terms of the Grantor;
“Shortfall” has the meaning set out in Section 2.9(a);
“SPAC Entity” means a publicly traded “special purpose acquisition company” that is the party to the SPAC Transaction, and, following the completion of any SPAC Transaction, the resulting entity the securities of which are publicly traded, in each case, whose securities are listed on a Recognized Exchange;
“SPAC or Public Listing Reorganization” has the meaning set out in Section 9.2(b);
“SPAC Transaction” means a transaction or series of related transactions whereby a SPAC Entity or its Subsidiary, on the one hand, and the Grantor, or all or substantially all of the assets of the Grantor or one or more Subsidiaries of the Grantor (if substantially all of the assets of the Grantor and its Subsidiaries (taken as a whole) are acquired in such transaction or series of related transactions), on the other hand, are combined by means of an amalgamation, merger, reorganization or other business combinations, capital stock transaction, plan of arrangement, purchase of assets, purchase of equity interests, acquisition by a newly formed holding company or otherwise (including a transaction whereby ~~the Borrower~~SVRE Holdings Ltd. acquires the SPAC Entity) in exchange for Equity Interests of the SPAC Entity, cash, or a combination of both, and the Equity Interests that the holder of the Class A Preferred Shares of the Grantor (or an Affiliate thereof) receives in such SPAC Transaction pursuant to the Share Terms are Liquid Securities (as defined in the Share Terms) registered in its name in electronic format and are freely tradeable and not subject to any legends or hold periods (either contractual or statutory), other than as may be imposed as a result of the holder being a “control person” or similar under applicable securities laws;
“Statement” means, for a Quarter, a statement setting out in reasonable detail:
(a.the quantities and grades of Product produced and sold during the Quarter (specifying the Product type as concentrate, cathode premium, off-spec or other and specifying the TREO produced and sold during such Quarter);

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(b.the individual elements which make up the Royalty calculation for the Quarter, including the gross proceeds and any deductions;
(c.the Royalty payable for that Quarter, also specifying:
(i)sufficient information to demonstrate how the Royalty was calculated; and
(ii)any other pertinent information in sufficient detail to explain the calculation of the Royalty;
(d.confirmation that all sales of Product (other than to another Royalty Party) have been on Arm’s Length Terms;
(e.for each of the subsequent four Quarters, the estimated quantities of Product expected to be produced and sold during each Quarter and the estimated quantities of TREO expected to be produced and sold during each Quarter;
(f.the calculation of any applicable Shortfall and the related Make-Whole Payment; and
(g.any other material information which is relevant in verifying the accuracy of the calculation of the Royalty payment;
“Subsidiary” means with respect to any Person, any other Person which is Controlled directly or indirectly by that Person, and “Subsidiaries” means all of such other Persons;
~~“Supplemental Deeds of Security” has the meaning given to it in Section 3.2(a)(iv)(B);~~
“Surviving Provisions” means Sections 1, 10.2, 12, 13, 15, 16, 17, 18, 21 and 22;
“SVIT” means Serra Verde International Trading Company S.R.L.;
“SVIT Corporate Restructuring” means the transactions pursuant to which one hundred percent (100%) of the Equity Interests in SVIT held by Grantor are transferred to UK HoldCo;
“SwissCo” means SV Management Switzerland AG;
“Swiss Security Documents” has the meaning given to it in Schedule F(d);
“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer);
“Tailings” means any waste dumps including any tailings, residues, waste rock, spoiled leach materials and other materials resulting from Mining Operations and activities conducted on or adjacent to the Project Real Property, whether such operations and activities took place before or after the date hereof;
“Tax Deduction” has the meaning set out in Section 2.3(b);
“Taxes” means all present and future taxes (including, for certainty, real property taxes and statutory royalties), levies, imposts, stamp taxes, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any

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interest, additions to tax or penalties applicable thereto and “Tax” shall have a corresponding meaning;
“Technical Committee” means a committee consisting of (i) one or more representatives from the Grantor’s management team and/or Board who are appointed by the Grantor, as the Grantor may determine, (ii) a representative of the Royalty Holder appointed by the Royalty Holder, (iii) the Independent Engineer, and (iv) a representative of the DFC Lender (or other Senior Creditor, as applicable) appointed by the DFC Lender (or other Senior Creditor, as applicable), provided that if the Buyback Royalty Holder and the DFC Lender (or other Senior Creditor, as applicable) are the same party or an Affiliate of such party, then such parties shall be entitled to only one representative on the Technical Committee. An alternate may also be appointed by each of the Persons listed above to act in its absence from time to time;
“Termination Amount” means:
(a.prior to the Completion Date, an amount equal to the aggregate amount that would need to be paid to the Royalty Holder, after taking into account all Royalty payments made hereunder, to repay to the Royalty Holder 100% of the full amount of the Royalty Purchase Price that has been advanced hereunder and to yield, after taking into account the timing of the Royalty payments, an internal rate of return of 15% on such portion of the Royalty Purchase Price that has been advanced hereunder, provided that such calculation shall be made effective as of the date of payment of the Termination Amount; and
(b.on or after the Completion Date, the higher of (i) an amount equal to the aggregate amount that would need to be paid to the Royalty Holder, after taking into account all Royalty payments made hereunder, to repay to the Royalty Holder 100% of the full amount of the Royalty Purchase Price that has been advanced hereunder and to yield, after taking into account the timing of the Royalty payments, an internal rate of return of 15% on such portion of the Royalty Purchase Price that has been advanced hereunder, provided that such calculation shall be made effective as of the date of payment of the Termination Amount; and (ii) the net present value of the Royalty (using the Royalty Rate in effect as at the time of determination) projected from the Model (as may be amended by the Grantor, acting reasonably, from time to time in accordance with this Agreement) at a 8% discount rate (calculated on the basis of Roskill Information Services consensus pricing (or to the extent it does not exist a similarly reputable independent research analyst forecast));
“Termination Notice” has the meaning set out in Section 10.2(a);
“Third Party” means a Person that is not a Party, or an Affiliate or Related Entity of that Party, to this Agreement;
“TMF Sub-Agent” means one or more of the Collateral Agent’s Subsidiaries or Affiliates, including, but not limited to, TMFs Brasil Administração E Gestão De Ativos Ltda, TMF (B.V.I.) Limited, TMF Group s.r.l., TMF Group New York, LLC ~~and~~, TMF Trust Company (Uruguay) S.A., TMF Services SA and TMF Trustee Limited;

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“Transfer” has the meaning set out in Section 9.1;
“Transferee” has the meaning set out in Section 9.1;
“TREO” means total rare earth oxide that is contained in concentrate;
“Trigger Date” means the date on which each of the following events have occurred:
(a.the Completion Date has occurred; and
(b.the Royalty Holder shall have received an internal rate of return of 15% on the Royalty Purchase Price,
(c.provided that if any Event of Default is continuing at the time that the above events have occurred, the Trigger Date shall not be deemed to occur until such Event of Default(s) has been remedied;
~~“Uruguayan Non-Possessory Pledge Agreement” means the agreement entered into on October 21, 2021 by and between (i) SVRE Holdings Ltd., as pledgor, (ii) SVRE Marketing Ltd., as pledgor, (iii) the Royalty Holder, as creditor, (iv) TMF Trust Company (Uruguay) S.A., and (v) SVIT, pursuant to which a second ranking non-possessory pledge (prenda sin desplazamiento y en segundo grado de privilegio) over all present and future issued and outstanding partnership units (cuotas sociales) of SVIT was granted in favor of the Royalty Holder in order to secure the Obligations, and registered with the Uruguayan Registry of Non-Possessory Pledge on October 26, 2021 under number 894, as described in paragraph (d)(i) of Schedule F, as the same may be amended, supplemented and restated from time to time;~~
“UK Holdco” means SVRE UK Limited, a private limited company incorporated and existing under the laws of England and Wales with company number 16937676 and its registered office at Duo Level 6, 280 Bishopsgate, London, United Kingdom, EC2M 4RB;
“UK Holdco Pledge Agreement” has the meaning set out in Schedule F(f);
“UK Law Share Charge” has the meaning set out in Schedule F(g);
“UK Law Security Agreement” has the meaning set out in Schedule F(g);
“Uruguayan National Registry of Commerce” means the Uruguayan National Registry of Commerce (“Registro Nacional de Comercio”);
“Uruguayan Registry of Non-Possessory Pledge” means the Uruguayan National Registry for non-possessory pledges (“Registro Nacional de Prenda sin Desplazamiento”) of the Registry of Property, Moveable Assets Section;
~~“Uruguayan Security Documents” means those Security Documents listed in paragraph d of Schedule F;~~
“USA PATRIOT Act” means the US Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (commonly known as the USA PATRIOT Act); and

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“Vision Blue” means, collectively, Vision Blue Resources Limited and its Affiliates, provided however that any Investment Fund in relation to which the Investment Adviser is Vison Blue Advisors UK LLP shall be considered an Affiliate of Vision Blue.
1.2Interpretation
In this Agreement:
(a)the singular includes the plural and vice versa;
(b)the headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement;
(c)a reference to an agreement, instrument or other document includes such agreement, instrument or other document as amended, novated, supplemented or replaced from time to time in accordance with the terms thereof;
(d)a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinated legislation issued under, that legislation or legislative provision;
(e)a reference to a day, month or year is relevantly to a calendar day, calendar month or calendar year;
(f)a reference to a time of day is a reference to that time in London;
(g)a reference to “$”, “US$”, “USD”, “US Dollars”, “United States dollars” or “dollars” is to the lawful currency of the United States of America;
(h)a reference to “BRL” is to lawful currency of the Federative Republic of Brazil;
(i)the expressions “including”, “includes” and “include” have the meaning as if followed by “without limitation”;
(j)where provision is made for an agreement or the giving of notice, approval or consent by any Person, unless otherwise specified, such agreement, notice, approval or consent shall be in writing;
(k)no rule of construction is to apply to the disadvantage of a Party on the basis that such Party drafted the whole or any part of this Agreement; and
(l)a reference to “MineCo” includes any Person who from time to time assumes or performs all or any of MineCo’s functions or activities in relation to all or any of the Project, the Project Mineral Rights and/or the Project Real Property.
(m)In the event that the Grantor or Holdco is no longer incorporated and/or existing under the laws of the BVI, all references herein to the BVI with respect to the Grantor or Holdco, as applicable, shall be deemed to be references to the jurisdiction in which the Grantor or Holdco, as applicable, is organized.
1.3The Intercreditor Agreement and the Royalty Documents
(a)The rights of the Parties under, and in respect of, this Agreement and any of the other Royalty Documents shall be exercised in accordance with, and subject to, the provisions of the Intercreditor Agreement.

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(b)In the case of any conflict or inconsistency between the provisions of the Intercreditor Agreement and any of the Royalty Documents, the provisions of the Intercreditor Agreement shall prevail to the extent of the inconsistency.
1.4TREO Adjustment
If the Sales Forecast does not reflect removal of rare earth oxide (“REO”) production for radionuclides or other similar impurities (“REO Removal”) but then the actual total TREO sold under the Shortfall, Project Expansion Test or Expansion Quantity for any such relevant period does reflect REO Removal, then the relevant Shortfall, Project Expansion Test or Expansion Quantity shall be adjusted to add back the quantities of actual rare earth oxides removed per the REO Removal. For illustration, if the Project sold 4,500 tonnes of total REO but previously removed 1,000 tonnes of lanthanum oxide and 300 tonnes of cerium oxide that were not sold, the sales for the purposes of the Shortfall, Project Expansion Test or Expansion Quantity shall be deemed to have been 5,800 tonnes total REO (all tonnes on an annualized basis).
1.5Independent Engineer
(a)The Grantor will, no later than 30 days from the Effective Date, either:
(i)cause SLR Canada Advisory Limited (previously known as RPM Global Advisory Services Canada Limited), as Independent Engineer, to allow reliance by the Royalty Holder, on terms reasonably satisfactory to the Royalty Holder, on the consultant reports and other work product prepared from time to time by SLR Canada Advisory Limited (previously known as RPM Global Advisory Services Canada Limited) in connection with the Project and initially prepared for the DFC Lender pursuant to that certain engagement agreement entered into between the DFC Lender and SLR Canada Advisory Limited (previously known as RPM Global Advisory Services Canada Limited) on October 28, 2024 and in accordance with the scope of work agreed as of the date hereof between SLR Canada Advisory Limited (previously known as RPM Global Advisory Services Canada Limited) and the DFC Lender; provided that the Grantor shall, upon the reasonable request of the Royalty Holder, cause such scope of work to be updated, refined or supplemented to the extent reasonably required by the Royalty Holder, or
(ii)~~(a) The Grantor and the Royalty Holder agree to cooperate to negotiate and execute as soon as reasonably practicable, and in any event, no later than 30 days from the Effective Date, an amendment to the existing~~execute a new engagement letter appointing the Independent Engineer ~~appointment (or a termination and new appointment letter),~~ (such appointment document to include the scope of work of the Independent Engineer and confirmation of independence and impartiality of the Independent Engineer, with the appointment document being in form and substance satisfactory to each of the Royalty Holder and the Grantor (each acting reasonably)), pursuant to which the Independent

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Engineer is jointly appointed by the Grantor and the Royalty Holder, backed by professional indemnity insurance. ~~To the extent that the services required of the Independent Engineer under this Agreement necessitate multiple appointees, the parties shall agree the relevant scopes of work and appointment.~~
(b)All fees and expenses of the Independent Engineer shall be for the account of and paid directly by the Grantor.
(c)Any reference to the Independent Engineer certifying or confirming matters is understood by the Parties to mean such Independent Engineer certifying or confirming such matters relating thereto as set out in their applicable terms of appointment.
2.ROYALTY
2.1Royalty Obligation
(a)The Grantor previously created, granted and conveyed a perpetual royalty to the Royalty Holder in respect of the Products of all Net Smelter Returns. The Grantor hereby amends the terms of the perpetual royalty and agrees to pay to the Royalty Holder an amount equal to the Royalty Rate multiplied by all Net Smelter Returns (the “Royalty”).
(b)The Royalty shall bind the Grantor and its successors and assigns, and the Grantor shall procure that all such successors and assigns shall execute such documents as may be required by the Royalty Holder to ensure that the Royalty shall so bind all such successors and assigns.
(c)It is the intention of the Parties that, to the extent possible under Applicable Laws, the Royalty is to run with the land and the title of MineCo to the Project Property and the Royalty shall bind all successors and assigns of MineCo in title to the Project Property (including pursuant to any Transfer of all or part of any interest or right in the Project Property, or in respect of any joint venture participant, lessee, mortgagee or other relevant Third Party that does or may assert title to, or an interest in, the Project Property), and the Grantor and MineCo shall procure that all such successors and assigns shall execute such documents as may be required by the Royalty Holder to ensure that the Royalty shall so, run with the title of MineCo to the Project Property and bind all such successors and assigns of MineCo.
(d)The Grantor agreed to pay the Royalty to the Royalty Holder in US Dollars in respect of each Quarter on and from the Original Closing Date in accordance with the terms of the Original Royalty Agreement and after the Effective Date, the provisions of this Agreement.
(e)Notwithstanding that the Royalty has been granted by the Grantor, and without prejudice to any other obligation, the Grantor Guarantors will be jointly and severally liable for payment of the Royalty and any other amount due from the Grantor to the Royalty Holder.

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2.2Calculation and Payment of Royalty
Within ten (10) Business Days after the end of each Quarter, the Grantor shall:
(a)calculate the Royalty payable for that Quarter, if any;
(b)deliver a Statement in respect of that Quarter to the Royalty Holder; and
(c)pay the Royalty due by it for that Quarter to the Royalty Holder in immediately available US Dollar funds without demand, reduction or set-off (except any deduction or withholding required by Applicable Law) by direct deposit to the bank account nominated by the Royalty Holder, which the Royalty Holder may, by notice to the Grantor, change from time to time, with any change to such bank account only effective if designated in writing and confirmed verbally by a representative of each of the Royalty Holder and the Grantor, with these representatives being familiar with each other.
2.3Deduction from Royalty and Other Payments
(a)Each Party shall make all payments to be made by it under or in connection with this Agreement without any deduction or withholding unless such deduction or withholding is required by Applicable Law.
(b)If the Grantor or any Grantor Guarantor is required by Applicable Law to deduct or withhold any Indemnified Tax from a payment of Royalty or any other payment due to the Royalty Holder under or in connection with this Agreement (the “Tax Deduction”), such Party shall:
(i)promptly, upon becoming aware that it is required to make the Tax Deduction, or if there is any change in the rate or the basis of the Tax Deduction, notify the Royalty Holder of the amount, date and proposed recipient of the required Tax Deduction;
(ii)make the Tax Deduction and pay the amount required by Applicable Law to the relevant Governmental Body in accordance with Applicable Law;
(iii)pay to the Royalty Holder such additional amount as will, after the Tax Deduction has been made, leave the Royalty Holder with the full amount it would have been entitled to receive in the absence of the Tax Deduction; and
(iv)within thirty (30) days of making either the Tax Deduction or any payment required in connection with that Tax Deduction, deliver to the Royalty Holder evidence satisfactory to the Royalty Holder, acting reasonably, that the Tax Deduction has been made and paid as required (including an official proof of payment from the Grantor or any Grantor Guarantor’s bank (as applicable) in the event a payment has been made to the relevant Governmental Body pursuant to this Section 2.3(b)).
(c)If the Royalty Holder becomes liable for any Indemnified Tax imposed on any payments made under or in connection with this Agreement, the Grantor and each of the Grantor Guarantors shall indemnify the Royalty Holder for such

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Indemnified Tax, and the indemnity payment shall be increased as necessary so that after the imposition of any Indemnified Tax on the indemnity payment (including Indemnified Tax in respect of any such increase in the indemnity payment), the Royalty Holder shall receive the full amount of Indemnified Taxes for which it is liable, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Grantor or the Grantor Guarantors, as applicable, by such Royalty Holder shall be conclusive absent manifest error. If requested by the Grantor, the Royalty Holder will use reasonable commercial efforts to dispute the imposition or assertion of such Indemnified Taxes by the relevant Governmental Body, all at the Grantor’s expense; provided, however, the Royalty Holder may refuse to do so if doing so would have an adverse impact on it (including by disputing the imposition or assertion of such Indemnified Taxes if there is no reasonable basis to do so), as determined by it in its sole and absolute discretion. In the event that the Royalty Holder proceeds with disputing the imposition or assertion of such Indemnified Taxes, the Royalty Holder will have carriage of such dispute and any related communications and proceedings, with no obligation to consult with the payor or to permit the payor to attend or otherwise be party to any such communications and proceedings, and the Royalty Holder shall be entitled to settle, compromise or otherwise resolve such dispute in its sole and absolution discretion without the consent of the payor. For greater certainty, the Royalty Holder may discontinue disputing the imposition or assertion of such Indemnified Taxes at any time that it determines that the continuation of such dispute would have an adverse impact on it (including by continuing such dispute if there is no reasonable basis therefor), as determined by it in its sole and absolute discretion. In no event shall the Royalty Holder have any liability whatsoever to any Royalty Party for any decision by it to commence, settle, compromise, resolve or discontinue disputing the imposition or assertion of such Indemnified Taxes, the manner in which the Royalty Holder carries out such dispute or the results thereof.
2.4Interest and Costs
Without limiting the rights of the Royalty Holder in relation to any breach of this Agreement by the Grantor or any Grantor Guarantor, if the Grantor or any Grantor Guarantor fails to pay the Royalty due under this Agreement on or before the due date for payment, then it shall also pay to the Royalty Holder immediately on demand:
(a)interest at the rate of fifteen percent (15%) per annum on the amount due from the due date up to and including the date upon which the moneys are paid, calculated on a daily basis and compounded monthly; and
(b)all costs and expenses (including legal costs and expenses on a full indemnity basis) incurred by the Royalty Holder which are attributable to such failure to pay by the due date.

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2.5Finality of Statement
A Statement for a Quarter and payment of the Royalty in accordance with that Statement is final and in full satisfaction of all obligations of the Grantor with respect to payment of the Royalty for that Quarter unless:
(a)the Royalty Holder does not agree with the Statement, in which case the Royalty Holder may, within twelve (12) months of receiving the Statement or the report of an auditor appointed in accordance with this Agreement (whichever is the later), give the Grantor a Dispute Notice in which case the Dispute resolution procedures in this Agreement apply; or
(b)there has been any fraud, deliberate miscalculation, or reckless calculation of the Royalty by the Grantor.
2.6Royalty a Continuing Obligation
Until the termination of this Agreement in accordance with its terms, the obligations to pay the Royalty continue, with respect to each Project Mineral Right, for the full term of the Project Mineral Right. This Agreement shall remain in force and effect until it is (i) terminated upon mutual consent by the Royalty Holder and the Royalty Parties or (ii) terminated by the Royalty Holder in accordance with Section 10.2.
2.7Perpetuity Period
If the vesting of any interest under this Agreement would, but for this Section, be void under the rule against perpetuities at common law or under any statute imposing perpetuity periods, then that interest terminates one day before the end of the maximum time from the date of this Agreement permitted by the Applicable Laws of Brazil, except with respect to SVIT which obligations as Grantor Guarantor shall terminate one day before the tenth anniversary as of the date of this Agreement and concurrent with such termination, SVIT will provide a new Guarantee in favour of the Royalty Holder in respect of the applicable Obligations hereunder on substantially the same terms as the Guarantee provided on the Original Closing Date on terms satisfactory to the Royalty Holder, acting reasonably. To the extent applicable, the foregoing process will be repeated by SVIT on each further ten-year anniversary.
2.8Further Assurance
If the Grantor or MineCo intends to convert or substitute any Project Mineral Right described in Schedule C for a new Project Mineral Right, the Grantor or MineCo (as applicable) shall give the Royalty Holder at least thirty (30) days prior notice of its intention to do so, and the Royalty Holder may then require the Grantor and/or MineCo to execute a Deed of Assumption confirming that this Agreement applies to the new Project Mineral Right. The Grantor and each Grantor Guarantor shall take all action contemplated by Section 8 to protect the Royalty and shall take such other steps and execute such other documents as the Royalty Holder may require in order to protect the Royalty and the Royalty Holder’s rights under or in connection with this Agreement.

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2.9Annual Minimum Payments
(a)Prior to the Trigger Date and taking into account Section 1.4, in the event that in a given Sales Period the amount of TREO sold and ultimately subject to the Royalty that was paid to the Royalty Holder in such Sales Period is less than 92.5% of the amount of the TREO that was forecast in the then applicable Sales Forecast to be sold for such Sales Period (a “Shortfall”), a make-whole payment shall be made in cash by the Grantor to the Royalty Holder in respect of such shortfall in accordance with this Section 2.9 (the “Make-Whole Payment”). No Make-Whole Payment shall be due in respect of any period prior to the first Sales Period.
(b)On or before March 31, 2026, the Grantor shall provide the Royalty Holder and the Independent Engineer with an updated Mine Plan and a definitive sales forecast that is derived from such updated Mine Plan in respect of TREO to be sold from the Project. Such updated Mine Plan and definitive sales forecast shall be the latest and most accurate Mine Plan and shall represent the then current go-forward operational plan of the Grantor as approved by the Grantor’s board of directors. Upon receiving the foregoing documents, the Independent Engineer will review the updated sales forecast and if it concludes such sales forecast is reasonable it will provide confirmation of same to the Parties (along with a written report describing the reasonableness of the updated sales forecast) and the Sales Forecast hereunder will then be deemed to be such updated Sales Forecast for the purposes of this Agreement. The Sales Forecast may include a delay in the time horizon from the initial Sales Forecast. The updated Sales Forecast may not contain an increase or decrease of expected sales of TREO to be sold from the Project in a given 12-month period commencing after the Sales Forecast has been updated of 20% or more in comparison to the comparable period in the initial Sales Forecast as of the Effective Date attached hereto as Schedule I, taking into account any delay in the time horizon (“20% Cap”). However, notwithstanding the foregoing, the 20% Cap does not apply to the ramp-up period in the Sales Forecast prior to run-rate production, provided such period, for the purposes of this Section 2.9, shall not be longer than the first two calendar years in the updated Sales Forecast (based on the Sales Forecast attached as of the Effective Date, Years 1 and 2, or 2024 and 2025, are the years that comprise the ramp-up period and to which the 20% Cap would not apply). For greater certainty, even when the 20% Cap does not apply, the applicable Make-Whole Payments will continue to be calculated and payable in accordance with this Section 2.9. As an example of a delay in the time horizon, if year 4 in the Sales Forecast attached hereto as Schedule I is referenced to be 2027 and the forecasted amount of TREO to be sold is 8,000 tonnes in such year then the updated Sales Forecast may deem a year subsequent to 2027 (e.g., 2029) to be referenced as year 4 and the amount of TREO forecast to be sold in such year may be within the range of 6,400 tonnes to 9,600 tonnes (i.e., a maximum 20% decrease or increase from 8,000 tonnes). If in any given Sales Period prior to the Trigger Date there was a Shortfall, the Make-Whole Payment that is to be paid

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by the Grantor to the Royalty Holder shall be equal to the total Royalty amount that would have been paid in such Sales Period if the Royalty Rate was the Adjusted Royalty Rate for such Sales Period minus the total Royalty amount that was actually paid to the Royalty Holder in such Sales Period. If there were multiple Royalty Rates in effect in a given Sales Period, for the purposes of the Make-Whole Payment calculation, the respective Royalty Rates shall each increase to the respective Adjusted Royalty Rates for the portions of the Sales Period that such Royalty Rates were in effect.
(c)If there was a Shortfall in a given Sales Period, within ten (10) Business Days of the last day of such Sales Period, the Grantor shall pay to the Royalty Holder the Make-Whole Payment in immediately available US Dollar funds without demand, reduction or set-off (except any deduction or withholding required by Applicable Law) by direct deposit to the bank account nominated by the Royalty Holder. As an example, if the Sales Forecast contemplates the sale of 5,400 tonnes of TREO in any Sales Period, if the Project achieves actual sales in such Sales Period of 5,200 tonnes of TREO, there is no Shortfall and thus no Make-Whole Payment. If the Project achieves actual sales in such Sales Period of 4,800 tonnes of TREO, there is a Shortfall and thus a Make-Whole Payment is required to be made by the Grantor pursuant to this Section 2.9.
3.ROYALTY PURCHASE PRICE
3.1Payment
(a)The closing for the payment of the Royalty Purchase Price and the granting and conveyance of the Royalty occurred on October 21, 2021 (the “Original Closing Date”).
3.2Conditions Precedent to the Effective Date
(a)Receipt by the Royalty Holder of the following documents, each in full force and effect, and in form and substance satisfactory to the Royalty Holder;
(i)executed copies of amendment agreement no.~~3~~4 to this Agreement, amendment agreement no.~~1~~2 to the ~~Buy-Back~~Buyback Royalty Agreement~~,~~  and the ~~Second Amended and Restated Credit~~Intercreditor Agreement, and all conditions to the effectiveness thereof shall have been satisfied;
(ii)all conditions to the effectiveness of the DFC Finance Agreement shall have been satisfied or waived by the applicable party;
(iii)~~(ii)~~ certificates of good standing, status or other similar type of evidence of existence and good standing for the Grantor and each other Royalty Party incorporated or formed in any jurisdiction where such evidence is customarily provided;
(iv)~~(iii)~~ customary corporate legal opinion of counsel ~~to~~for the Grantor ~~in the BVI; and~~and each other Royalty Party in Delaware, Uruguay, Ontario, British Virgin Islands, Switzerland, Brazil and United Kingdom, as applicable;

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(v)customary officer’s certificates from the Grantor and each other Royalty Party which shall, among other things, append authorizing resolutions for each such Person;
(vi)customary search reports as the Royalty Holder may reasonably require;
(vii)~~(iv)~~ Security:
(A)a duly executed copy of the Ontario Law Guarantee;
(B)a duly executed UK Holdco Pledge Agreement;
(C)a duly executed Amended and Restated US Security Agreement;
(D)a duly executed confirmation of the US Security Documents, together with evidence of registration, filing or recording of such security interests in all offices where such registration, filing or recording is, in the reasonable opinion of the Collateral Agent acting pursuant to directions from the Royalty Holder, the Royalty Holder or their respective counsel, necessary or advisable to constitute, perfect and maintain such security interests, in all applicable jurisdictions (other than the registration of the UK HoldCo Pledge Agreement at UK Companies House);
(E)~~(A)~~ a duly executed ratification agreement ~~to~~of the Existing UY Pledge Agreement by all parties thereto (the “Ratification Agreement of the Existing UY Pledge Agreement”); ~~and~~
(F)~~(B)~~ duly executed ~~supplemental~~ deeds of ~~security~~amendment and restatement in relation to each of the BVI Security Documents (the “~~Supplemental~~ Deeds of ~~Security~~Amendment and Restatement”);
~~(b) the SARCA Equity Issuances shall have been completed and the Grantor shall have received the proceeds thereof;~~
~~(c) the Cost Overrun Facility Advances outstanding prior to the Effective Date shall have been repaid in full, including all accrued interest thereon;~~
~~(d) the amended and restated memorandum and articles of association of the Grantor, in the form attached to the written consent in respect of such amendments provided by OMF Fund III (F) Ltd as sole shareholder of Class A Preferred Shares in the Grantor dated on or before the Effective Date, shall have been registered with the Registrar of Corporate Affairs in the British Virgin Islands; and~~
(G)duly executed Swiss Security Documents, together with any deliverables, which are, in the reasonable opinion of the Collateral Agent acting pursuant to directions from the Royalty Holder or applicable TMF Sub Agent, the Royalty Holder or their

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respective counsel, necessary or advisable to perfect the security interests contemplated therein;
(H)duly executed copies of the amendments to the Brazilian Security Documents, except for the letter of guarantee indicated on item (b)(vi) of Schedule F which remains in full force and effect, unamended and the relevant corporate approvals;
(I)(1) evidence that the applicable Brazilian Security Documents were lodged (protocolado) before the competent Brazilian Registry of Deeds and Documents, (2) evidence that the Brazilian Security Documents concerning the inventory were lodged (protocolado) before the competent Brazilian Real Estate Registry Offices, and (3) evidence that Brazilian Security Documents concerning to the pledge of mining concessions were lodged (protocolado) before the Brazilian National Mining Agency for annotation of the pledge (all in form and substance and on terms and conditions satisfactory to the Royalty Holder, acting reasonably);
(J)duly signed amendment to MineCo’s articles of incorporation to include and maintain in the articles of association of the Company, during the term of the Fiduciary Property Over Quotas;
(K)a duly executed UK Law Share Charge; and
(L)a duly executed UK Law Security Agreement.
(b)~~(e)~~ all amounts and fees payable to or for the account of the Royalty Holder or the Collateral Agent that are due and payable on or before the Effective Date (including the fees and disbursements of ~~the~~all counsel to the Royalty Holder and to the Collateral Agent) shall have been paid or arrangements shall be in place to pay such amounts and fees on the Effective Date.
3.3Use of Proceeds
The Grantor, MineCo and each Grantor Guarantor undertakes to ensure that the proceeds of the Royalty Purchase Price are used only to finance: (i) the construction and development of the Project in accordance with the construction budget, (ii) general and administrative expenses of the Royalty Parties (including all taxes and professional fees), and (iii) to finance working capital requirements of the Project.
3.4Post-Closing Covenants
(a)Within five (5) Business Days after the Effective Date, the Grantor shall register, or cause to be registered, details of the Security interests created by the (i) UK Holdco Pledge Agreement and (ii) Amended and Restated US Security Agreement with the BVI Registry and in the Register of Registered Charges maintained at the BVI Registry pursuant to section 163 of the BCA.

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(b)Within five (5) Business Days after the Effective Date, SVRE Marketing Ltd. shall register, or cause to be registered, details of the Security interests created by the Amended and Restated US Security Agreement with the BVI Registry and in the Register of Registered Charges maintained at the BVI Registry pursuant to section 163 of the BCA.
(c)Within five (5) Business Days after the Effective Date, the Grantor shall register, or cause to be registered, details of the Security interests created by the (i) UK Holdco Pledge Agreement and (ii) Amended and Restated US Security Agreement in the Register of Charges kept at the Grantor’s registered office or at the office of the registered agent of the Grantor pursuant to section 162 of the BCA.
(d)Within five (5) Business Days after the Effective Date, SVRE Marketing Ltd. shall register, or cause to be registered, details of the Security interests created by each of the Amended and Restated US Security Agreements in the Register of Registered Charges kept at the registered office of SVRE Marketing Ltd. or at the office of the registered agent of SVRE Marketing Ltd. pursuant to section 162 of the BCA.
(e)~~(a)~~ Within five (5) Business Days after the Effective Date, the Grantor shall register or shall procure that the relevant Grantor Guarantors shall register, or cause to be registered, ~~with the BVI Registry~~  details of the Security ~~Interests created~~interests varied by the relevant ~~Supplemental~~ Deed of ~~Security~~Amendment and Restatement with the BVI Registry and in the Register of Charges maintained at the BVI Registry pursuant to section ~~163~~164 of the BCA.
(f)Within five (5) Business Days after the Effective Date, the Grantor shall register or shall procure that the relevant Grantor Guarantors shall register, or cause to be registered, details of the Security interests varied by the relevant Deed of Amendment and Restatement in the Register of Charges kept at (i) the Grantor’s registered office or at the office of the registered agent of the Grantor; and (ii) the registered office of SVRE Marketing Ltd. or at the office of the registered agent of SVRE Marketing Ltd. (as applicable) pursuant to section 162 of the BCA.
(g)~~(b)~~ Within five (5) Business Days after the date of the ~~Supplemental~~ Deed of ~~Security~~Amendment and Restatement in relation to the relevant equitable mortgage over shares, ~~enter a~~amend the notation reflecting Security ~~created~~varied by the ~~Supplemental~~ Deed of ~~Security~~Amendment and Restatement in relation to the relevant equitable mortgage over shares in the register of members (the “Register of Members”) of ~~each of (i) the Grantor; and (ii)~~ SVRE Marketing Ltd. and file a copy of each annotated Register of Members with the BVI Registry pursuant to section 43A of the BCA.
(h)~~(c)~~ Within ~~45~~one hundred eighty (180) days ~~of~~after the Effective Date, the Collateral Agent shall have received:

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~~(i) from each party thereto duly executed counterparts (in such number as may be reasonably requested by the Collateral Agent) of the amendments to the Security Documents governed by Brazilian law, except for the letter of guarantee indicated on item (b)(vi) of Schedule F which remains in full force and effect, unamended;~~
(i)a duly executed quota assignment agreement by and between SVIT, SVRE Holdings Ltd., in its capacity as assignor, UK Holdco, in its capacity as assignee, and SVRE Marketing Ltd., as SVIT’s other partner, pursuant to which SVRE Holdings Ltd. assigns all of the issued and outstanding quotas issued by SVIT and held by SVRE Holdings Ltd. in favor of UK Holdco (the “Assignment Agreement of SVIT’s Equity in favor of UK Holdco”), and evidence that such Assignment Agreement of SVIT’s Equity in favor of UK Holdco was registered in final form with the Uruguayan National Registry of Commerce, and duly published in the Uruguayan official gazette and another private newspaper in accordance with applicable law (and Grantor hereby undertakes to promptly submit for registration such Assignment Agreement of SVIT’s Equity and take all necessary measure for the same to be registered in final form within the statutory deadline provided under applicable law);
(ii)a duly executed amendment, assignment and ratification ~~agreements to the Uruguayan Security Documents (except for~~agreement to be entered into by and between the parties to the Existing UY Pledge Agreement~~, with respect to which Section 3.2(a)(iv)(A) shall apply) by all parties thereto ratifying the relevant guarantees; and~~ and UK Holdco and pursuant to which SVRE Holdings LTD. assigns its contractual position, including all rights and obligations, under the Existing UY Pledge Agreement in favor of UK Holdco and UK Holdco accepts and assumes such rights and obligations including the granting by UK Holdco of a new power of attorney in favor of each Royalty Holder (the “Assignment Agreement of the Existing UY Pledge Agreement”); and
(iii)a certified copy of the ~~final~~definitive registration of the ~~affidavits ratifying~~Assignment Agreement of the Existing UY Pledge Agreement with Uruguayan Registry of Non-Possessory Pledge~~,~~; provided that, this obligation shall be deemed waived if the Uruguayan Registry of Non-Possessory Pledge determines that such instruments are not a registrable nature in accordance with Uruguayan law and bases its decision on the grounds beyond the control of the Grantor and/or Grantor Guarantors;
(i)Within five (5) Business Days after the definitive registration of the Assignment Agreements of SVIT’s Equity in favor of UK Holdco and the final registration of the Assignment Agreement of the Existing UY Pledge Agreement (the “Uruguay Assignment Agreements”), the Grantor shall register, or cause to be registered, a notice of release with the BVI Registry in respect of those

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Security interests created by the Existing UY Pledge Agreement with respect to the Grantor, pursuant to section 165 of the BCA;
(j)Within five (5) Business Days after the respective definitive registration of each of the Uruguay Assignment Agreements, the Grantor shall register, or cause to be registered, details of the release of the Security interests created by the Existing UY Pledge Agreement with respect to the Grantor in the Register of Charges kept at (i) the Grantor’s registered office or at the office of the registered agent of the Grantor pursuant to section 162 of the BCA;
(k)Within five (5) Business Days after the respective definitive registration of each of the Uruguay Assignment Agreements, the Grantor shall procure that SVRE Marketing Ltd. shall register, or cause to be registered, details of the Security interests varied by the Uruguay Assignment Agreements with the BVI Registry and in the Register of Charges maintained at the BVI Registry pursuant to section 164 of the BCA;
(l)Within five (5) Business Days after the respective definitive registration of each of the Uruguay Assignment Agreements, the Grantor shall procure that SVRE Marketing Ltd. shall register, or cause to be registered, details of the Security interests varied by the Uruguay Assignment Agreements in the Register of Charges kept at (i) the registered office of SVRE Marketing Ltd. or at the office of the registered agent of SVRE Marketing Ltd. pursuant to section 162 of the BCA;
(m)Within twenty-one (21) days after the execution of the UK Holdco Pledge Agreement, the Collateral Agent shall have received evidence of the registration of the same with the UK Companies House;
(n)Within five (5) Business Days after the Effective Date, the Ratification Agreement of the Existing UY Pledge Agreement shall be submitted for registration to the Uruguayan Registry of Non-Possessory Pledge by the relevant Grantor Guarantor, and shall be registered in final form within the statutory deadline provided under applicable law (and within five (5) Business Days thereafter a certified copy of the Ratification Agreement of the Existing UY Pledge Agreement finally registered with the Uruguayan Registry of Non-Possessory Pledge shall be delivered to the Local Collateral Agent); provided this obligation shall be deemed waived if the Uruguayan Registry of Non-Possessory Pledge determines that such instruments are not a registrable nature in accordance with Uruguayan law and bases its decision on the grounds beyond the control of the Grantor and/or Grantor Guarantors.
(o)Within 20 days (extendable for an additional period of 25 days, as applicable) of the Effective Date, the Collateral Agent shall have received:
(i)(1) evidence of the registration of the applicable Brazilian Security Documents before the competent Brazilian Registry of Deeds and Documents, (2) evidence of the registration of the Brazilian Security Documents concerning the inventory before the competent Brazilian Real

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Estate Registry Offices, and (3) evidence of the registration of the Brazilian Security Documents concerning to the pledge of mining concessions before the Brazilian National Mining Agency for annotation of the pledge (all in form and substance and on terms and conditions satisfactory to the Royalty Holder, acting reasonably); or, in the case if items (2) and (3) are not satisfied, (A) diligently comply with any requirements made by the Brazilian Real Estate Registry Offices and the Brazilian National Mining Agency for the registration of the Brazilian Security Documents concerning the inventory and the mining concessions, as the case may be, (B) take any further action for the creation and perfection, and/or maintenance of such Encumbrances in a timely manner, and (C) deliver to the Royalty Holder (x) an update every ten (10) days regarding the status of the applicable registrations, and (y) evidence that all outstanding requirements issued by the Brazilian Real Estate Registry Offices and/or the Brazilian National Mining Agency, as applicable, have been duly satisfied, together with evidence of registration of the aforementioned Brazilian Security Documents within two (2) days from the date such Brazilian Security Documents are registered by the Brazilian Real Estate Registry Offices and the Brazilian National Mining Agency, as applicable; and
(ii)duly executed termination agreements with respect to the Existing Credit Assignment Agreement and the Existing Blocked Account Agreement by all parties thereto terminating the relevant security interests granted thereunder.
provided that no Default shall occur if and for so long as the Royalty Parties are using commercially reasonable endeavours to execute and deliver such additional security documents and make such registrations.
4.ROYALTY STEPDOWN
4.1Royalty Reduction Event
At the request of the Grantor, the Independent Engineer shall complete a review over a period of at least 90 days to determine if a Royalty Reduction Event has occurred. Upon the confirmation to the Parties by the Independent Engineer that a Royalty Reduction Event has occurred, the Royalty Rate shall be reduced to the Reduced Royalty Rate effective as of the first day of the 90 day period referenced in the first sentence of this Section 4.1, with the reduction to be pro rated over the Quarter as applicable.
4.2Expansion
(a)The Grantor shall give written notice to the Royalty Holder of completion of the capital works resulting from the incurrence of at least $25,000,000 required in connection with a Project Expansion within ten (10) days of such completion, which shall be confirmed by the Independent Engineer and the notice referred to in this Section 4.2(a) shall include evidence of such confirmation by the Independent Engineer.

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(b)From and including the first full Quarter immediately following delivery of the notice referred to in Section 4.2(a) and taking into account Section 1.4:
(i)for each Quarter until the Project Expansion Test is satisfied, together with the Statement delivered pursuant to Section 2.2, the Grantor shall confirm whether the tonnes of TREO sold during such Quarter was increased by 10% against the applicable Quarterly Sales Forecast Tonnage, as confirmed by the Independent Engineer (and shall include evidence of such confirmation by the Independent Engineer); and
(ii)subject to Section 4.2(c), if the tonnes of TREO sold for such Quarter was increased by 10% as set out in paragraph (i) above (and confirmed by the Independent Engineer) or the Project Expansion Test has been satisfied, the Royalty payable with respect to the Expansion Quantity in a given Quarter shall be paid at 50% of the then current Royalty Rate.
(c)In respect of the last Quarter of any Expansion Year and taking into account Section 1.4, if the aggregate total tonnes of TREO sold in such Expansion Year is less than the applicable Benchmark Amount:
(i)the Royalty payable on any Expansion Quantity (if any) for such Quarter shall be the then current Royalty Rate; and
(ii)the Grantor shall, together with the Royalty payment for such Quarter, pay to the Royalty Holder on the same day an amount equal to the total Royalty amount that would have been paid on the aggregate Expansion Quantities for such Expansion Year (if any) if the Royalty Rate was the then current Royalty Rate minus the total Royalty amount that was actually paid to the Royalty Holder on such Expansion Quantities.
5.MINING OPERATIONS
5.1Mining Operations Obligations
(a)As soon as practicable after the date of this Agreement and approval by the board of directors of the Grantor and in any event within 10 days of the later of the date of this Agreement or the applicable approval by the board of directors of the Grantor, the Grantor will deliver to the Royalty Holder:
(i)the Mine Plan for the Project, including a Project construction schedule;
(ii)a construction budget for the Project;
(iii)a Model that reflects (i) and (ii) above.
(b)If, at any time, an item in Section 5.1(a) is subject to a material amendment, within 10 days after such amendment or amendments are approved by the board of directors of the Grantor the amended document shall be provided by the Grantor to the Royalty Holder.

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(c)The Royalty Holder acknowledges and agrees that, subject to Section 5.1(d):
(i)MineCo owes the Royalty Holder no duty to explore, develop or mine any of the Project Property, or to do so at any rate or in any manner other than that which MineCo may determine in its sole and unfettered discretion;
(ii)any decision to commence, pursue, suspend or cease Mining Operations at the Project is solely a matter for MineCo;
(iii)MineCo may, but is not obliged to, treat, mill, sort, concentrate, refine, or otherwise process, beneficiate or upgrade Ores, concentrates and Products extracted from the Project Real Property; and
(iv)MineCo is not liable for any Mineral or commercial value lost in processing Ores, concentrates and Products extracted from the Project Real Property and no Royalty is due on any such lost value.
(d)MineCo shall, and the Grantor shall cause MineCo to:
(i)conduct any Mining Operations on or about the Project Real Property in accordance in all material respects with the Permits, Applicable Laws and Good Industry Practice;
(ii)use its reasonable efforts to conduct any Mining Operations on or about the Project Real Property safely and in accordance with the Mine Plan, and the Contracts of the Royalty Parties relating to the Project;
(iii)timely and fully perform, pay and observe, or cause to be performed, paid and observed, any and all liabilities and obligations required by any Applicable Laws, Permits or by any Governmental Body, for the reclamation, restoration or closure of any facility or land used in connection with the Project in each case except where such liabilities or obligations are diligently contested in good faith and appropriate provision has been made for them in the relevant Royalty Party’s account; and
(iv)use all commercially reasonable efforts to obtain, as and when required, and preserve and maintain, all Permits necessary to commence and continue the Mining Operations in accordance with the Mine Plan and to comply with the Mining Code.
(e)Except in compliance with Section 5.2 below, MineCo shall not, and the Grantor shall cause MineCo to not, toll-process or otherwise process Other Minerals owned by persons other than Royalty Parties.
(f)Except pursuant to the exercise of its rights under or in connection with any Royalty Document, the Royalty Holder shall not interfere with the carrying out of Mining Operations or the Business carried on by the Grantor conducted under authority of the Project Mineral Rights.

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5.2Commingling
The Royalty Parties shall not commingle Other Minerals with Minerals, unless the Royalty Holder has previously approved, acting reasonably, in writing, a plan (a “Commingling Plan”) prepared by the Grantor that provides for the following: (i) the adoption and employment of reasonable practices and procedures for weighing, sampling and assaying and determining recovery factors, and (ii) such Commingling Plan ensures the division of Other Minerals and Minerals for the purposes of determining the Royalty payable hereunder. The Royalty Parties shall comply with the Commingling Plan and keep all books, records, data and samples required by the Commingling Plan and make such books, records, data and samples available to the Royalty Holder in accordance with Section 6.
5.3Tailings
If any Tailings that have been, or are, extracted in the Project Property are processed or reprocessed at any time following the Original Closing Date and result in Products, those Products shall be subject to payment of the Royalty. Notwithstanding the foregoing, MineCo shall have the right to deal with Tailings otherwise than processing or reprocessing into Products.
5.4MineCo Covenants Concerning the Project and Project Mineral Rights
Subject to Section 5.1(a), MineCo covenants for the benefit of the Royalty Holder that it will, at MineCo’s sole cost, for the duration of this Agreement:
(a)use commercially reasonable efforts to construct the Project in accordance with the then current Mine Plan and Project schedule;
(b)keep the Project Mineral Rights in good standing in all material respects under the Mining Code and applicable regulations, including:
(i)paying or causing to be paid all material Taxes owing in respect thereof (unless they are being contested in good faith by appropriate legal proceedings);
(ii)performing or causing to be performed all required assessment work thereon;
(iii)paying or causing to be paid all claim, permit and license maintenances fees in respect thereof;
(iv)paying or causing to be paid all rents and other payments;
(v)timely exercising extensions and other rights in respect of leased properties forming a part thereof;
(vi)taking actions to preserve all rights in Project Real Property; and
(vii)otherwise maintaining the Project Real Property and the Project Mineral Rights in accordance with Applicable Laws, and the Royalty Holder may undertake such investigation of the title and status of the Project Property as it shall deem necessary, acting reasonably. If that

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investigation should reveal defects in the title, the Royalty Parties shall forthwith use commercial reasonable efforts to cure such title defects to the satisfaction of the Royalty Holder, acting reasonably;
(c)observe the provisions of the Mining Code and all other Applicable Laws affecting the Project Mineral Rights in all material respects;
(d)comply with the terms and conditions of each of the Project Mineral Rights in all material respects;
(e)renew and extend each Project Mineral Right as and when it becomes due for renewal and extension in accordance with the Mine Plan and the Mining Code and applicable regulations;
(f)not relinquish or surrender any of the Project Mineral Rights or part thereof; and
(g)except as permitted pursuant to Section 9 or otherwise in accordance with this Agreement, not sell, assign or otherwise deal with or dispose of or abandon the whole or any part of its interest or right in a Project Mineral Right.
5.5Offtake Agreements
(a)MineCo shall ensure, and the Grantor shall cause MineCo and ~~SVIT~~SwissCo to ensure that all Offtake Agreements entered into by MineCo or ~~SVIT~~SwissCo in respect of Product (other than with another Royalty Party) shall be on Arm’s Length Terms for products similar in make-up and quality to the relevant Product. Notwithstanding the foregoing, any future sale of Product (a “Future Sale”) shall be deemed to be on Arm’s Length Terms to the extent that the Basket Price in respect of the Future Sale, calculated as at the Assessment Date, is at least equivalent to, or in excess of the Basket Price that would have been received under the Existing Offtake Agreement, assuming a sale on the same date as the Future Sale.
(b)MineCo shall ensure, and the Grantor shall cause MineCo to ensure, that no Group Member other than ~~SVIT~~SwissCo or another Royalty Party that has granted a first-priority security interest in favour of the Collateral Agent over the resulting receivables, will be selling, disposing of or granting rights over the Products through Offtake Agreements, so that the credits arising thereof are assigned in favor of the Royalty Holder pursuant to the applicable Security Documents and/or the royalty holder pursuant to the applicable Buyback Royalty Security documents.
(c)With respect to any Offtake Agreements, or any amendment to any Offtake Agreement, entered into after ~~the Original Closing Date~~August 15, 2023, MineCo shall promptly provide to the Royalty Holder confirmation of the terms of any such Offtake Agreement, or amendment to an Offtake Agreement, as applicable, and, within five (5) Business Days after the execution of an Offtake Agreement, or amendment to an Offtake Agreement, as applicable, by each of the parties thereto, MineCo shall provide to the Royalty Holder a copy of such final signed Offtake Agreement, or amendment to an Offtake Agreement, as applicable,

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except to the extent prohibited from doing so by Applicable Laws. Notwithstanding the foregoing, MineCo shall not be required to provide the Royalty Holder with a copy of that certain Offtake Agreement entered into in accordance with the Heads of Agreement, provided that MineCo provides the Royalty Holder, promptly upon the execution of such Offtake Agreement, with a true and complete summary, such summary being reasonably satisfactory to the Royalty Holder, certified by SVRE Holdings Ltd, of the material terms and conditions of such Offtake Agreement.
(d)MineCo shall notify the Royalty Holder in writing when any dispute in respect of a material matter arising out of or in connection with any Offtake Agreement is commenced in respect of Product and shall provide the Royalty Holder with timely updates of the status of any such dispute and the final decision and award of the court or arbitration panel with respect to such dispute, as the case may be.
5.6Acknowledgement of Other Activities
Each Party acknowledges to, and for the benefit of the other Parties, that each other Party has the free and unrestricted right to enter into, conduct and benefit from any and all lawful business ventures of any kind whatsoever, whether or not competitive with the activities undertaken under this Agreement, without being obliged to disclose such activities to the other Parties or invite or allow any other Party to participate in those activities including activities involving Project Mineral Rights adjoining the Project Real Property.
5.7Policies
The Grantor shall, and the Grantor shall cause all of the Group Members to, at all times comply with the Anti-Corruption Policy, and shall immediately notify the Royalty Holder upon becoming aware of any breach or suspected breach of the Anti-Corruption Policy, the Grantor shall not, without the prior written consent of the Royalty Holder, acting reasonably, amend, terminate, replace or otherwise vary the Anti-Corruption Policy so as to make it less comprehensive and/or restrictive.
5.8Grantor and Grantor Guarantors to Procure Compliance
The Grantor and each Grantor Guarantor will procure that MineCo will comply with its obligations under this Section 5.
~~5.9 Consent and Subordination to Senior Facility~~
~~The Royalty Holder and the Collateral Agent hereby consent to any Senior Facility, provided that such Senior Facility is subject to an Intercreditor Agreement, and agree that in connection with the Grantor entering into any Senior Facility they shall enter into an Intercreditor Agreement with the Senior Creditors under such Senior Facility (or an agent on behalf of such Senior Creditors).~~

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6.INFORMATION AND AUDIT
6.1Royalty Records
The Grantor shall keep, or cause to be kept, true and accurate Royalty Records in accordance with the Accounting Standards and Good Industry Practice, including tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable content and other records and supporting materials, as appropriate, related to the computation of the Royalty hereunder, and shall permit the Royalty Holder or its Representatives to inspect such records.
6.2Information and Reporting
(a)The Royalty Holder may request from the Grantor or MineCo, from time to time, and they shall provide, such general information as the Royalty Holder might reasonably require for the purpose of determining the amount of Products derived from the Project Real Property and the amount of Royalty to which the Royalty Holder is, or may in future be, entitled pursuant to this Agreement.
(b)Within ninety (90) days following the end of each calendar year, to the extent not already published or publicly disclosed to the Royalty Holder, the Grantor shall provide the Royalty Holder with an annual report of Mining Operations during the preceding calendar year, which report shall include details of:
(i)Mining Operations conducted on the Project Real Property;
(ii)the amount and specifications of Products produced from the Project Real Property during the calendar year;
(iii)the amount and specifications of TREO produced from the Project Real Property during the calendar year;
(iv)Ore reserve data for the calendar year; and
(v)estimates of proposed expenditures upon, anticipated production from and estimated remaining Ore reserves of proposed Mining Operations for the succeeding calendar year and any changes to, or replacements of, the Mine Plan or any ‘life of mine plan’ with respect to the Project Real Property.
(c)If MineCo or any of its Affiliates establishes or alters a Mineral resource or Mineral reserve on any of the Project Real Property, MineCo shall, and the Grantor shall procure that it shall, provide to the Royalty Holder details of such resource or reserve as soon as practicable, along with a copy of all technical reports pertaining thereto. Where necessary for the purposes of the public disclosure obligations of the Royalty Holder or its Affiliates, the Grantor agrees to provide or procure the provision of technical reports as soon as reasonably practicable in a form as may be required by the Royalty Holder, provided however that all costs in respect of such reports shall be borne by the Royalty Holder.

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(d)Within twenty-one (21) days following the end of each calendar month the Grantor and MineCo shall provide the Royalty Holder with a monthly report in relation to Mining Operations during the previous calendar month, which report shall be in the form set out in Schedule G.
(e)Within one hundred and twenty (120) days following the end of each fiscal year, the Grantor shall provide the Royalty Holder with the audited annual consolidated financial statements of the Grantor and the other Group Members for such fiscal year.
6.3Inspection and Financial Audit of Royalty Records
(a)The Royalty Holder may, upon twenty (20) Business Days written notice to MineCo and the Grantor and at reasonable times of business and at its own cost, within twelve (12) months of receiving the Statement in respect of a Quarter, inspect and audit, or appoint a suitably qualified independent accounting firm to inspect, audit and report on, the Royalty Records of MineCo and the Grantor to the Royalty Holder in respect of that Quarter.
(b)MineCo and the Grantor shall each give the auditor appointed by the Royalty Holder full and free access to the Royalty Records of the MineCo and the Grantor at its offices, or elsewhere as agreed, in respect of the payment of the Royalty for that Quarter.
(c)Without prejudice to Section 2.5(a), if the Royalty Holder does not exercise its rights in accordance with Section 6.3(a) in respect of any Royalty Records, then the contents of such Royalty Records shall be deemed final and shall not thereafter be subject to any audit or challenge, unless there has been any fraud, deliberate miscalculation, or reckless calculation of the Royalty by the Grantor or MineCo.
6.4Access, Inspection and Technical Audit
(a)The Royalty Holder and its Representatives may, upon reasonable notice to the Grantor and MineCo and at reasonable times of business and at its own cost and risk, inspect any operations carried on within and adjacent to the Project Real Property, provided that the Royalty Holder shall ensure that it does not unduly interfere with the operations or with the general conduct by MineCo of its business and complies with the reasonable requirements of MineCo and its safety officers.
(b)The Grantor and MineCo shall procure, at the Royalty Holder’s cost, all reasonable access for the Royalty Holder and for any Representative appointed by the Royalty Holder as may be sufficient and necessary to reasonably carry out such technical audit.
(c)The Royalty Holder shall ensure that any audit undertaken by, or on behalf of, the Royalty Holder is conducted and concluded promptly and diligently.

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(d)Where MineCo is commingling Products extracted under authority of a Project Mineral Right prior to being dispatched from the Project Real Property with Other Minerals produced elsewhere:
(i)the Royalty Holder may, at reasonable times and at its own cost and risk and not more than once in every twelve (12) months upon reasonable notice to MineCo, by itself or by a qualified and recognized mining engineer appointed by it, inspect and conduct a technical audit on the methods and practices used by MineCo in weighing, sampling, assaying or other measuring or testing extracted from the Project Real Property; and
(ii)in doing so shall comply with the reasonable requirements of MineCo and its safety officers.
6.5Audit Frequency
(a)Subject to Section 6.5(b), the Royalty Holder is entitled to carry out:
(i)a financial audit under Section 6.3 not more frequently than once in every twelve (12) months; and
(ii)a technical audit under Section 6.4 not more frequently than once in every twelve (12) months.
(b)Where either a financial audit under Section 6.3 or a technical audit under Section 6.4 reveals a Material Breach, the Royalty Holder is entitled to carry out financial audits under Section 6.3 or technical audits under Section 6.4 without restriction, until such time as two consecutive audits performed at least six (6) months apart do not reveal any Material Breaches.
(c)For the purposes of this Section 6.5, “Material Breach” shall mean the Royalty Holder or its auditor identifying following a financial audit under Section 6.3 or a technical audit under Section 6.4:
(i)a breach, in any material respect, of any provision of this Agreement; or
(ii)that the amount that should have been paid by the Grantor to the Royalty Holder as Royalty under a Statement exceeds the amount that was actually paid to the Royalty Holder as Royalty under such Statement by five percent (5%) or more.
6.6Consequences of Financial Audit
(a)If the Royalty Holder notifies the Grantor of any underpayment or overpayment of the Royalty which the Royalty Holder’s auditor, in its reasonable opinion, considers exists, or the audit determines that any Royalty paid has been calculated in error, the Grantor shall, on being provided with a copy of the report of the Royalty Holder’s auditor, make a corresponding adjustment of the Royalty payable for the next Quarter, unless the Grantor delivers a Dispute Notice to the Royalty Holder in relation to the relevant Statement within one (1) month of receiving the report of the Royalty Holder’s auditor. If the Grantor delivers such a

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Dispute Notice, the Dispute resolution procedures set out in this Agreement shall apply.
(b)If the Royalty that should have been payable in respect of a Quarter under a Statement is established by audit or pursuant to a Dispute Notice to be greater or less than the Royalty set out in the Statement provided by the Grantor by five percent (5%) or more, the Grantor shall immediately on demand pay the costs of the audit to the Royalty Holder. In all other circumstances, the Royalty Holder shall bear the costs of audit.
6.7Consequences of Technical Audit
(a)The Royalty Holder may deliver to the Grantor a copy of any technical report arising from a technical audit conducted under Section 6.4 which raises, as a matter of concern, any matter concerning the weighing, sampling, assaying or any other measuring or testing practice which is not consistent with Good Industry Practice applied reasonably.
(b)If the Grantor does not accept that there is a matter of Good Industry Practice which it is prepared to, and does, correct, any Party may give a Dispute Notice under this Agreement in relation to that matter within three (3) months of receiving the technical report, in which case the Dispute resolution procedures set out in this Agreement shall apply.
7.TECHNICAL COMMITTEE
7.1Establishment of the Technical Committee
(a)From and after the Original Closing Date until the Completion Date, the Technical Committee has been established and shall be maintained by the Grantor and the Royalty Holder having the roles and responsibilities as set out in this Section 7. For avoidance of doubt, this Section 7 shall have no force or effect from and after the Completion Date.
(b)The members of the Technical Committee shall appoint one of the members to act as chair of the Technical Committee.
(c)In carrying out its responsibilities, the Technical Committee shall co-ordinate and consult with the Grantor’s Board and management; provided, however, that the Technical Committee shall not constitute a part of the Board of the Grantor and will not have authority to direct the management of the Grantor or any other Royalty Party.
(d)The Technical Committee shall establish such procedures as it considers necessary or advisable and, without limiting the generality of the foregoing, in order to encourage open and candid reporting, the Technical Committee may, as it considers appropriate from time to time, exclude from any part of its meetings its members who are also members of the Board of the Grantor.

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(e)The Technical Committee may invite such officers, Directors and employees of, and advisors to, the Grantor and any such other Persons as it considers appropriate from time to time, to attend its meetings and assist thereat.
7.2Responsibilities
(a)The mandate of the Technical Committee shall be limited to the oversight of all technical, construction and operational aspects of the Project and the Technical Committee shall provide information to the Grantor and the Royalty Holder with respect to all such matters. The duties of the Technical Committee shall include the following:
(i)the Technical Committee shall perform a quarterly review of the construction and operation of the Project and report thereon, such report to be provided to the Grantor’s Board and the Royalty Holder no later than the 30th day after the end of each Quarter;
(ii)the Technical Committee shall review any material amendment to the Model, Mine Plan or construction budget proposed by the Grantor and report thereon;
(iii)the Technical Committee shall review the results of all exploration and work programs and make recommendations with respect to work programs and testing; and
(iv)the Technical Committee shall review and report on any other matter referred to it by the Grantor or the Royalty Holder.
(b)In carrying out its responsibilities hereunder, the Technical Committee may request a periodic construction update report from the Independent Engineer, on such terms and conditions as the Technical Committee may decide (all at the continued cost of the Grantor).
(c)In carrying out its responsibilities hereunder, the members of the Technical Committee shall be entitled to make semi-annual site visits to the Project Real Property.
(d)Any reports of the Technical Committee shall be provided simultaneously to the Grantor and the Royalty Holder.
7.3Meeting Procedures
(a)The Technical Committee shall hold regular monthly meetings by telephonic or other electronic means, as well as additional meetings on a more frequent basis if and as decided by the members of the Technical Committee. In addition, the Technical Committee shall hold regular quarterly meetings in person at such time and place as mutually agreed to by its members or, failing such agreement, at the offices of Grantor, Av. Engenheiro Eurico Viana, 25, Suite 1301, Goiânia, GO, CEP 74815-457, Brazil. The chair of the Technical Committee shall give seven (7) days’ written notice to the members of meetings. Additionally, any member may call a special meeting upon seven (7) days’ written notice to the members of the

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Technical Committee. In case of emergency, reasonable notice of a special meeting shall suffice.
(b)At any such meeting, there shall be a quorum if the Royalty Holder’s appointee, at least one of the Grantor’s appointees and the Independent Engineer is present. Matters to be determined by the Technical Committee shall be determined by a majority vote of the members present at the Technical Committee meeting. The Technical Committee shall communicate both the majority and dissenting views of the Technical Committee to the Directors of the Grantor.
(c)Each notice of a meeting shall include an itemized agenda prepared by the chair of the Technical Committee in the case of a regular meeting, or by the Person calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all members of the Technical Committee. The members shall also be provided with all relevant documents that are required for the meeting at least 48 hours before the date of the meeting. The chair of the Technical Committee shall prepare minutes of all meetings and shall distribute copies of such minutes to the other members of the Technical Committee within a reasonable period of time after the meeting. The minutes, when signed by the members that represent the majority, shall be the official record of the proceedings of the Technical Committee.
(d)All reasonable Technical Committee costs and expenses are to be paid by the Grantor. No members of the Technical Committee, save and except for the Independent Engineer and any appointees of the Grantor who are not members of management of the Grantor, shall be remunerated or otherwise paid simply for their role as members of the Technical Committee.
8.PROTECTION OF ROYALTY INTEREST
8.1Insurance
(a)The Grantor and MineCo shall maintain at all times with reputable insurance companies insurance in good standing with respect to the Project, the Project Real Property, and the operations conducted on and in respect thereof (including against loss of or damage to Products), consistent with Good Industry Practice.
(b)Without prejudice to any of their obligations to make any payment under or in connection with this Agreement, including pursuant to Section 2, if the Grantor or MineCo have received payment under an insurance policy in respect of any Products then to the extent that any Royalty has not been paid to the Royalty Holder, the Royalty Holder shall be entitled to receive sums equivalent to a percentage equal to the relevant Royalty Rate of any insurance proceeds received in satisfaction of that Royalty payment.
(c)The Grantor shall procure that the policies of insurance referred to above contain customary endorsements for the benefit of the Royalty Holder, all in a form acceptable to the Royalty Holder, acting reasonably, and as soon as

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reasonably practicable after the date hereof and include a provision that such policies will not be amended in any manner which is prejudicial to the Royalty Holder or be cancelled without ten (10) days’ prior written notice being given to the Royalty Holder by the issuers thereof. The Grantor shall cause the Royalty Holder and the Collateral Agent to be added and maintained as a named insured with respect to its interest under such policies of insurance. The Grantor shall provide the Royalty Holder promptly with such evidence of insurances and/or insurance policy information as the Royalty Holder or the Collateral Agent may from time to time reasonably require.
8.2Preservation of Corporate Existence and Property
For the duration of this Agreement:
(a)the Grantor shall, and shall cause each of the Royalty Parties to, at all times from and after the Original Closing Date do and cause to be done all things necessary or advisable to maintain its corporate or other existence, including the making of all required filings in connection therewith, and to obtain, and, once obtained, maintain all qualifications necessary to carry on its business and own its assets in each jurisdiction in which they carry on Business or in which their assets are located;
(b)neither the Grantor nor any Royalty Party shall, except in connection with a SPAC or Public Listing Reorganization, (i) enter into any transaction to change or reorganize its capital structure, or (ii) materially amend its articles, by laws or any other Constating Documents; in each case of (i) and (ii), in a manner that prejudices the Royalty Holder (other than the transactions and amendments required in connection with the SVIT Corporate Restructuring); and
(c)the Royalty Parties shall obtain, as and when required, and preserve and maintain, all material Project Authorizations.
8.3Purpose
MineCo’s sole purpose will be to explore, develop, construct, finance and operate the Project and any other lands, concessions or similar owned by MineCo, and it shall not carry out any other activities.
8.4Encumbrances
No Royalty Party shall permit any Encumbrance other than Permitted Encumbrances.
8.5No Assumption of Liability
The Royalty Holder does not assume, by its execution of this Agreement or the Original Royalty Agreement or acceptance of the Royalty, any liability, obligation or commitment of the Grantor or any Grantor Guarantor, whether known or unknown, actual or contingent, now-existing or hereafter arising in respect of the Project Property, including any and all obligations and liabilities of the Grantor or any Grantor Guarantor:
(a)relating to or arising from the environmental or other conditions in respect of any portion of the Project Property;

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(b)relating to the Mining Operations;
(c)to any grantor of the Project Mineral Rights or any other Governmental Body; and
(d)to any Third Party with a contractual or proprietary interest in the Project Property, including any contractor or agent of the Grantor, any Grantor Guarantor, an Offtaker, refiner or lender.
8.6Bank Accounts
(a)Upon the termination, repayment, or cancellation of the DFC Finance Agreement, each Royalty Party shall, as soon as reasonably practicable and in any event within thirty (30) days of such termination, repayment or cancellation cause all bank accounts held by such Royalty Party to be subject to blocked account agreements, deposit account control agreements, or similar arrangements in favor of the Collateral Agent and/or the Royalty Holder, in form and substance satisfactory to the Royalty Holder; provided however that, in the event the DFC Lender is being refinanced by a Senior Creditor, such security shall be on terms substantially the same as those set forth in that certain depositary agreement to be entered into, on or around that date hereof, by and among SVRE Holdings Ltd, as borrower, TMF Group New York, LLC, as collateral agent, Itaú Chile New York Branch, as account bank and certain other parties party thereto from time to time.
9.TRANSFERS AND CHANGES OF CONTROL
9.1Transfer Restriction
Other than pursuant to a Permitted Asset Disposition, the grant of the royalty pursuant to the Buyback Royalty Agreement, or the grant (but not the enforcement) of a Permitted Encumbrance, neither the Grantor, MineCo nor any Grantor Guarantor, nor any other direct owner of MineCo or the other Grantor Guarantors, shall sell, transfer, grant, assign, or otherwise dispose of, directly or indirectly, all, part of, or any interest or right in, MineCo, the Grantor Guarantors, or any of the Project Mineral Rights, Project Real Property, any rights in relation to Products extracted and recovered or to be extracted and recovered from the Project Property, or any assets required for continued ordinary conduct of the Mining Operations, including but not limited to infrastructure and moveable assets (a “Transfer”) to any Person or Persons (a “Transferee”) except with the prior written consent of the Royalty Holder or in accordance with Section 9.2.
9.2Permitted Transfers
(a)A Transfer will not be a breach of Section 9.1 if:
(i)the Grantor shall have provided the Royalty Holder with at least thirty (30) days prior written notice of the proposed Transfer;
(ii)the Transfer is a Transfer of substantially all, but not less than substantially all, of the Project Property referred to in Section 9.1;

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(iii)the Royalty Holder does not reasonably expect such Transfer to have a Material Adverse Effect (where, in the definition of “Material Adverse Effect”, references to “the Grantor or any Grantor Guarantor” shall also refer to the applicable acquiring entity or Affiliate of the acquiring entity and any guarantors in respect of either);
(iv)the Transferee, its Affiliates and each Person (excluding direct or indirect owners of the Transferee) which has a direct or indirect interest in the transferred rights and interests grants the same charges and security interests in, to and over such rights and interests, and enters into the same Security Documents, in accordance with Section 13, and the Intercreditor Agreement; and
(v)after giving effect to the Transfer, the Transferee is, or if the Transferee is a Subsidiary of, directly or indirectly, an ultimate parent owner then such ultimate parent owner is, an Approved Entity.
It is understood and agreed that, should the Royalty Holder fail to provide written notice to the contrary within the notice period set out in (i) above (which notice shall not in and of itself be determinative of the matter), then clauses (iii) and (v) above shall be deemed to be satisfied.
(b)In addition to transactions contemplated pursuant to Section 9.2(a), a sale, assignment, or disposition of all, part of, or any interest or right in, any of the Project Mineral Rights by MineCo shall be permitted if the sale, assignment or disposition is to (i) another Royalty Party, provided that they are subject at all times to the Security; or (ii) a wholly-owned Subsidiary of the Grantor for purposes of facilitating a Public Listing or SPAC Transaction, or a corporate reorganization in connection therewith, in anticipation of, and in order to facilitate, such a Public Listing or a SPAC Transaction (provided that the Grantor causes any Person which acquired Collateral pursuant to such sale, assignment, or other disposition to satisfy the requirements set out in Section 13.3 in the sole discretion of the Royalty Holder, mutatis mutandis, prior to, or concurrently with, such Person acquiring the Collateral) and, in each case, if requested by the Royalty Holder, the Grantor enters into an amending agreement to this Agreement to make such ancillary changes to this Agreement as are reasonably required by the Royalty Holder as a result of such transaction, together with customary supporting documentation (a “SPAC or Public Listing Reorganization”).
9.3Change of Control.
A Change of Control (including a Public Listing or a SPAC Transaction) shall not constitute an Event of Default if:
(i)the Grantor shall have provided the Royalty Holder with at least thirty (30) days prior written notice of the proposed Change of Control;
(ii)the Person acquiring Control in such transaction is acquiring Control of the Grantor and all of the Grantor Guarantors;

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(iii)the Royalty Holder does not reasonably expect such Change of Control to have a Material Adverse Effect (where, in the definition of “Material Adverse Effect”, references to “the Grantor or any Grantor Guarantor” shall also refer to the applicable acquiring entity or Affiliate of the acquiring entity and any guarantors in respect of either);
(iv)the person acquiring Control and each Person which has a direct or indirect interest in the transferred rights and interests grants the same charges and security interests in, to and over such rights and interests, and enters into the same Security Documents, in accordance with Section 13, and the Intercreditor Agreement; and
(v)after giving effect to the Change of Control, the Person acquiring Control is, or if the Person is a direct or indirect Subsidiary of an ultimate parent owner, such ultimate parent owner is, an Approved Entity.
It is understood and agreed that, (A) clauses (ii), (iv) and (v) above shall not apply in the case of a Public Listing, and (B) should the Royalty Holder fail to provide written notice to the contrary within the notice period set out in clause (i) above (which notice shall not in and of itself be determinative of the matter), then clauses (iii) and (v) above shall be deemed to be satisfied.
9.4Validity of Transfer
In addition to the foregoing, any Transfer shall only be considered valid if the Transferee expressly acknowledges in writing, in form and substance satisfactory to the Royalty Holder, the existence of this Agreement and the Royalty and agrees to be bound by the terms herein as if it was the original Party in place of the relevant transferor.
10.DEFAULT
10.1Grantor Default
It shall be an event of default (an “Event of Default”) if:
(a)prior to the Completion Date:
(i)the Grantor fails to make to the Royalty Holder any Royalty payment hereunder when due, or fails to make payment when due to the Royalty Holder of any other amount that may become due by the Grantor hereunder, within three (3) Business Days of a notice from the Royalty Holder to the Grantor demanding same;
(ii)there is a breach of any of the following provisions by a Royalty Party, and such breach remains unremedied for a period of twenty (20) Business Days after the earlier of (i) written notice by the Royalty Holder to the applicable Royalty Party, and (ii) the applicable Royalty Party becomes aware of such breach:
(A)Section 5.4(f);
(B)Section 5.4(g);

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(C)Section 5.7;
(D)Section 5.8 to the extent relating to compliance with Sections 5.4(f), 5.4(g) and 5.7;
(E)Section 8.3; or
(F)Section 8.4;
(iii)any Royalty Party ceases or threatens to cease to carry on its Business;
(iv)the occurrence of an Enforcement Action;
(v)the occurrence of a Buyback Royalty Enforcement Action;
(vi)under Applicable Laws, any Royalty Party or Holdco becomes bankrupt, whether voluntarily or involuntarily, or becomes subject to any proceeding seeking liquidation, arrangement, monitorship, relief of creditors or the appointment of a receiver or trustee over any of the Collateral, and such proceeding is not contested by the applicable Royalty Party or Holdco, as applicable, diligently, in good faith and on a timely basis and dismissed or stayed within thirty (30) days of its commencement or issuance (for greater certainty, such 30-day grace period shall not apply if the applicable Royalty Party or Holdco becomes bankrupt voluntarily or any such proceedings are initiated by the Grantor or a Subsidiary thereof);
(vii)an order is made, or a resolution is passed for the winding up, liquidation or dissolution of any Royalty Party or Holdco;
(viii)any of the Security or any Royalty Document is repudiated or contested by any Royalty Party or Holdco in whole or in part, ceases to be in full force and effect, or is invalidated or rendered unenforceable by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity or, in the case of the Security, to not constitute a first ranking priority Encumbrance in the Collateral, subject only to Permitted Encumbrances and the Intercreditor Agreement and such Security or Royalty Document is not, within 60 days thereof, replaced with comparable Security or Royalty Documents providing the Royalty Holder with comparable or superior protection and/or rights, provided that no Event of Default shall occur as a result of ANM failing to register any security duly submitted in accordance with applicable law;
(ix)an Encumbrancer or any other Person (other than the Royalty Holder, any Senior Creditor, or the Collateral Agent) takes possession of any material part of the Collateral by appointment of a receiver, receiver and manager, or otherwise;
(x)any Royalty Party or Holdco takes or seeks to take any action to (a) abandon all or any material portion of the Project, or (b) otherwise suspend construction, development or Mining Operations at the Project

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(other than temporary suspensions for sound reasons not to exceed a continuous period of 12 months);
(xi)other than as permitted under Article 9, a Change of Control occurs prior to the Completion Date;
(xii)any Governmental Body directly or indirectly condemns, expropriates, nationalizes, seizes or appropriates the Project or any material portion thereof and such action is not contested by the Royalty Parties diligently, in good faith and on a timely basis and dismissed or stayed finally and irrevocably within 60 Business Days of such action;
(xiii)any Governmental Body imposes or enforces formal or de facto exchange or currency controls or restrictions on export of metal applicable to the Grantor or the Project and such occurrence is not contested by the Royalty Parties diligently, in good faith and on a timely basis and dismissed or stayed finally and irrevocably within 60 Business Days of such occurrence;
(xiv)the Completion Date has not occurred by 30 June 2028;
(xv)(i) any Royalty Party or Holdco, or any Director or officer of any Royalty Party or Holdco, has breached, or is charged with breaching, any AML Legislation, any Anti-Corruption Laws as each are applicable to such Royalty Party or Holdco, or any Sanctions, or (ii) any employee or agent of any Royalty Party or Holdco has breached, or is charged with breaching, any AML Legislation, any Anti-Corruption Laws or any Sanctions, unless (I) either (A) such Royalty Party’s or Holdco’s relationship with such employee or agent is terminated within ten (10) Business Days of acquiring actual knowledge of such breach or charge, or (B) such Royalty Party or Holdco takes such other action to remedy such breach or charge as may be acceptable to the Royalty Holder, acting reasonably, within ten (10) Business Days of acquiring actual knowledge of such breach or charge and thereafter continues to take such action as may be acceptable to the Royalty Holder, acting reasonably, and (II) as a result of such action, no further Sanction is imposed upon the Royalty Party or Holdco;
(xvi)a final judgment, order, writ of execution, garnishment or attachment or similar process for an amount in excess of US$15,000,000 is issued or levied against any Royalty Party or Holdco or any material portion of the Collateral (other than in respect of the liabilities owed to the Royalty Holder, any Senior Creditor or the Buyback Royalty Holder) and in the case of a judgement, order or writ of execution, it is not (i) satisfied within 90 days of issuance, or (ii) subject to a stay of execution during appeal; or
(xvii)the occurrence of any Event of Default listed in paragraph (b) below (but not listed in this paragraph (a) and other than the Event of Default listed in paragraph (xvii)) that either: (a) has resulted from willful breach on the

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part of one or more Royalty Parties, or (b) resulted in a Material Adverse Effect.
(b)After the Completion Date:
(i)the Grantor fails to make to the Royalty Holder any Royalty payment hereunder when due, or fails to make payment when due to the Royalty Holder of any other amount that may become due by the Grantor hereunder, within three (3) Business Days of a notice from the Royalty Holder to the Grantor demanding same;
(ii)there is a breach of any term, condition or provision of this Agreement, and such breach remains unremedied for a period of twenty (20) Business Days after the earlier of (i) written notice by the Royalty Holder to the applicable Royalty Party, and (ii) the applicable Royalty Party becomes aware of such breach;
(iii)any Royalty Party ceases or threatens to cease to carry on its Business;
(iv)the occurrence of an Enforcement Action;
(v)the occurrence of a Buyback Royalty Enforcement Action;
(vi)under Applicable Laws, any Royalty Party or Holdco becomes bankrupt, whether voluntarily or involuntarily, or becomes subject to any proceeding seeking liquidation, arrangement, monitorship, relief of creditors or the appointment of a receiver or trustee over any of the Collateral, and such proceeding is not contested by the applicable Royalty Party or Holdco, as applicable, diligently, in good faith and on a timely basis and dismissed or stayed within thirty (30) days of its commencement or issuance (for greater certainty, such 30-day grace period shall not apply if the applicable Royalty Party or Holdco becomes bankrupt voluntarily or any such proceedings are initiated by the Grantor or a Subsidiary thereof);
(vii)an order is made or a resolution is passed for the winding up, liquidation or dissolution of any Royalty Party or Holdco;
(viii)any of the Security or any Royalty Document is repudiated or contested by any Royalty Party or Holdco in whole or in part, ceases to be in full force and effect, or is invalidated or rendered unenforceable by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity or, in the case of the Security, to not constitute a first ranking priority Encumbrance in the Collateral, subject only to Permitted Encumbrances and the Intercreditor Agreement and such Security or Royalty Document is not, within 60 days thereof, replaced with comparable Security or Royalty Documents providing the Royalty Holder with comparable or superior protection and/or rights, provided that no Event of Default shall occur as a result of ANM failing to register any security duly submitted in accordance with applicable law;

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(ix)an Encumbrancer or any other Person (other than the Royalty Holder, any Senior Creditor, or the Collateral Agent) takes possession of any material part of the Collateral by appointment of a receiver, receiver and manager, or otherwise;
(x)the audit report to the financial statements of the Grantor contain any qualification or exception, which (a) is of a “going concern” or similar nature; or (b) relates to any limited scope of examination of material matters relevant to such financial statements, if such limitation results from the refusal or failure of the Grantor or any other Royalty Party to grant access to the information therefor;
(xi)any Royalty Party or Holdco takes or seeks to take any action to (a) abandon all or any material portion of the Project, or (b) otherwise suspend construction, development or Mining Operations at the Project (other than temporary suspensions for sound reasons not to exceed a continuous period of 12 months);
(xii)other than as permitted under Article 9, a Change of Control occurs prior to the Completion Date;
(xiii)any Governmental Body directly or indirectly condemns, expropriates, nationalizes, seizes or appropriates the Project or any material portion thereof and such action is not contested by the Royalty Parties diligently, in good faith and on a timely basis and dismissed or stayed finally and irrevocably within 60 Business Days of such action;
(xiv)any Governmental Body imposes or enforces formal or de facto exchange or currency controls or restrictions on export of metal applicable to the Grantor or the Project and such occurrence is not contested by the Royalty Parties diligently, in good faith and on a timely basis and dismissed or stayed finally and irrevocably within 60 Business Days of such occurrence;
(xv)(i) any Royalty Party or Holdco, or any Director or officer of any Royalty Party or Holdco, has breached, or is charged with breaching, any AML Legislation, any Anti-Corruption Laws as each are applicable to such Royalty Party or Holdco, or any Sanctions, or (ii) any employee or agent of any Royalty Party or Holdco has breached, or is charged with breaching, any AML Legislation, any Anti-Corruption Laws or any Sanctions, unless (I) either (A) such Royalty Party’s or Holdco’s relationship with such employee or agent is terminated within ten (10) Business Days of acquiring actual knowledge of such breach or charge, or (B) such Royalty Party or Holdco takes such other action to remedy such breach or charge as may be acceptable to the Royalty Holder, acting reasonably, within ten (10) Business Days of acquiring actual knowledge of such breach or charge and thereafter continues to take such action as may be acceptable

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to the Royalty Holder, acting reasonably, and (II) as a result of such action, no further Sanction is imposed upon the Royalty Party or Holdco;
(xvi)a final judgment, order, writ of execution, garnishment or attachment or similar process for an amount in excess of US$15,000,000 is issued or levied against any Royalty Party or Holdco or any material portion of the Collateral (other than in respect of the liabilities owed to the Royalty Holder, any Senior Creditor or the Buyback Royalty Holder) and in the case of a judgement, order or writ of execution, it is not (i) satisfied within 90 days of issuance, or (ii) subject to a stay of execution during appeal;
(xvii)prior to the Trigger Date, the occurrence of a Material Adverse Effect; or
(xviii)prior to the Trigger Date, the relevant Royalty Party fails to obtain, or loses the right to, or benefit of, a material Project Authorization and does not replace such Project Authorization with a substantially similar Authorization or an Authorization that confers on such Royalty Party substantially similar rights within 90 days of if later, by that date required in accordance with the Mine Plan.
10.2Consequences of Event of Default
(a)If there is an Event of Default, the Royalty Holder shall be entitled to deliver a notice to the Grantor that it wishes to terminate this Agreement (“Termination Notice”). Upon delivery of a Termination Notice, the Grantor and the Grantor Guarantors shall be jointly and severally liable to pay the Termination Amount to the Royalty Holder within ten (10) Business Days in immediately available funds by direct deposit to the bank account nominated by the Royalty Holder in the Termination Notice.
(b)If the Royalty Holder issues a Termination Notice in accordance with Section 10.2(a):
(i)this Agreement shall terminate with effect from the date of payment of the Termination Amount to the Royalty Holder, except for the Surviving Provisions, which shall remain in force; and
(ii)any and all accrued rights or liabilities of any Party in respect of damages for non-performance of any obligation falling due for performance or otherwise for breach of this Agreement prior to such termination shall continue to exist.
(c)The Parties hereby acknowledge and agree that (i) the Royalty Holder will be damaged by the occurrence of an Event of Default that causes, results in or is the basis for, directly or indirectly, termination of this Agreement pursuant to Section 10.2(a); (ii) it would be impracticable or extremely difficult to fix the actual damages resulting from such termination of this Agreement; (iii) the amount of the Termination Amount is in the nature of liquidated damages, not a penalty, and is fair and reasonable; and (iv) the Termination Amounts represents

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a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from an Event of Default and, once paid by the Grantor, shall be credited against the aggregate actual damages or losses in excess of the Termination Amount (if any) due to any such Event of Default.
(d)If there is an Event of Default, in addition to and not in substitution for any other remedies available to the Royalty Holder hereunder or at law or equity, including the issuance of a Termination Notice, the Royalty Holder shall be entitled to realize upon all or any part of the Security (or direct the Collateral Agent to do so).
(e)The Royalty Holder will not be required to commence or exhaust its remedies or exercise its rights against the Grantor or any other Group Member before exercising its rights or remedies against the Grantor or a Group Member, and the Grantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action to be taken by any Person against the Grantor or any other Person.
11.REPRESENTATIONS AND WARRANTIES
11.1Representations and Warranties by all Parties
The Royalty Holder represents and warrants as at the date hereof for the benefit of the Grantor and the Grantor Guarantors and the Grantor and each Grantor Guarantor, jointly and severally, each represent and warrant as at the date hereof, for the benefit of the Royalty Holder, that:
(a)it is validly incorporated, organized, subsisting and in good standing (to the extent such concept is applicable in its jurisdiction) in accordance with the Applicable Laws of its place of incorporation;
(b)it has full power and capacity to enter into and perform its obligations under this Agreement;
(c)all necessary authorizations for the execution, delivery and performance by it of this Agreement in accordance with its terms have been obtained and remain in full force and effect;
(d)its execution, delivery and performance of this Agreement complies with its constitution and does not constitute a breach of any Applicable Law or obligation, or cause a default under any agreement by which it is bound; and
(e)no meeting has been convened, resolution proposed, or order made for the winding up, or the appointment of an administrator, of it, and no mortgagee or secured party has taken, attempted to take or indicated an intention to exercise its rights under any security.
11.2Representations and Warranties by the Grantor and the Grantor Guarantors
The Grantor and each Grantor Guarantor, jointly and severally, each represent and warrant as at the date hereof, for the benefit of the Royalty Holder, that:

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(a)MineCo is the legal and beneficial owner of a one hundred percent (100%) interest in the Project Real Property, free of any Encumbrance (other than any Permitted Encumbrance);
(b)the Project Mineral Rights are in good standing under the Mining Code and applicable regulations in all material respects, have been fully and effectively acquired by MineCo and are not liable to cancellation or forfeiture for any reason and, to the knowledge of the Grantor and each Grantor Guarantor, it is not aware of any circumstances which may give rise to such cancellation or forfeiture;
(c)MineCo has complied with all Applicable Laws in respect of the Project Property in all material respects and all material fees (including annual fees per hectare and State inspection fees), rents, rates, royalties (including statutory royalty and landowner’s royalty), Taxes and other similar payments due and payable in respect of all of the Project Mineral Rights have been paid;
(d)each of the Grantor and each Grantor Guarantor is not engaged in any litigation, arbitration or other proceeding concerning the Project Property and it is not aware of any pending or threatened litigation, arbitration or other proceeding concerning the Project Property, which if successful would have a materially adverse effect on the value of the Project Property or the Grantor’s interest or right in the Project Property, other than the Possession Lawsuits;
(e)to the knowledge of the Grantor and each Grantor Guarantor, there is no basis for any claim adverse to the right, title and interest of the Grantor to the Project Real Property, other than the Possession Lawsuits;
(f)apart from this Agreement, the Buyback Royalty Agreement, the Offtake Agreements and Permitted Encumbrances, there are no agreements, arrangements, understandings, rights or options to acquire or purchase the Project Mineral Rights or the Project Real Property or any portion thereof or any interest therein (including any Encumbrance) or any claim to any royalty or other interest in the Project Mineral Rights or the Project Real Property or production therefrom and no Person other than MineCo and the Royalty Holder, has any right, title, interest or claim whatsoever in the Project Mineral Rights or the Project Real Property or in production from the Project Mineral Rights or the Project Real Property;
(g)MineCo holds all Permits and approvals and Authorizations required from any Governmental Body for MineCo to own its interest in the Project Property and to access the Project Property. MineCo will hold all Permits and approvals and Authorizations required from any Governmental Body for MineCo to conduct Mining Operations on the Project Property, including, for greater certainty, the LO Permit, prior to the commencement of Mining Operations on the Project Property;
(h)MineCo has full, exclusive and continuous access to the Project Property for the performance of exploration, development and mining and related works on the

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Project Property and no Event of Default exists (and, to the knowledge of the Grantor and each Grantor Guarantor, no other circumstances exist which constitute or (with the giving of notice, lapse of time, determination of materiality, or the fulfilment of any other condition or any combination of the foregoing) would constitute a default) under the arrangements governing such rights of access to the Project Property;
(i)all Material Contracts to which MineCo or the Grantor is a party or by which it is otherwise bound are in full force and effect and constitute valid and enforceable obligations of the parties thereto, except (i) to the extent enforcement may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and (ii) those Material Contracts which have (A) expired and will be extended, amended, or replaced in the ordinary course of business, (B) been terminated in the ordinary course of business as a result of the final and full performance of such Material Contract or as a result of a material default by an arm’s length counterparty and which are being replaced within ninety (90) days from such termination;
(j)neither the Grantor nor any Grantor Guarantor nor, to any of their knowledge having made due enquiry, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation under any Material Contract in respect of the Project or any financing or indebtedness in respect of the Project, and, to the knowledge of the Grantor and each Grantor Guarantor, no event has occurred which, with notice or lapse of time or both, would constitute such a default;
(k)none of the Grantor or any Grantor Guarantor has received notice of any intention to terminate any such Material Contract referred to in Sections 11.2(i) and/or 11.2(j) above or repudiate or disclaim any transaction contemplated thereby;
(l)MineCo has acted, and the Mining Operations have been operated, in compliance with all Environmental Laws in all material respects and, to the knowledge of the Grantor and each Grantor Guarantor, no event has occurred in connection with the Mining Operations which would constitute a material breach of Environmental Laws;
(m)all Mining Operations and all exploration activities in respect of the Project Property have been conducted in accordance with Good Industry Practice and all workers’ compensation and health and safety regulations applicable to the Mining Operations or MineCo have been complied with in all material respects;
(n)all material Taxes due and payable by each of the Grantor and each Grantor Guarantor (whether or not shown due on any Tax returns and whether or not assessed (or reassessed) by the appropriate Governmental Body) have been timely paid to the extent not disputed in good faith (and all Taxes disputed in

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good faith have been disclosed in reasonable detail to the Royalty Holder and properly provisioned for in the relevant Person’s accounts). All assessments and reassessments received by each of the Grantor and each Grantor Guarantor in respect of Taxes have been paid to the extent not disputed in good faith and all assessments and reassessments disputed in good faith have been disclosed in reasonable detail to the Royalty Holder and properly provisioned for in the relevant Person’s accounts;
(o)all Tax returns required by Applicable Law to be filed by or with respect to each of the Grantor any Grantor Guarantor have been properly prepared and timely filed and all such Tax returns (including information provided therewith or with respect thereto) are true, complete and correct in all material respects, and no material fact or facts have been omitted therefrom which would make any such Tax returns misleading;
(p)adequate provision has been made by each of the Grantor and each Grantor Guarantor in their respective financial statements for all Taxes for any period for which Tax returns are not yet required to be filed, or for which Taxes are not yet due or payable, up to the date of the financial statements;
(q)neither it nor any of its Directors, officers or employees is or has been the subject of any claim by any Governmental Body or any Person regarding any offence or alleged offence under any Anti-Corruption Laws, and, to the knowledge of the Grantor and each Grantor Guarantor, no such claim has been threatened or is pending and there are no circumstances likely to give rise to any such claim;
(r)none of its, or nor any of its Affiliate’s, Directors, officers or employees is a Public Official, and no Public Official has any legal or beneficial interest in this Agreement or in any payments to be made by the Grantor hereunder; and
(s)as of the date hereof, Schedule M sets forth the organizational chart of the Grantor and includes the true and complete list of all Subsidiaries of the Grantor, including the type and number of issued and outstanding shares or other equity interests of the Grantor each such Subsidiary and the Person in whose name such shares or equity interests are registered. As of the date hereof, no Person (other than the Royalty Holder or its Affiliate) has any option, warrant, right (pre-emptive, contractual or otherwise) or other security or conversion privilege of any kind that is exercisable or convertible into, or exchangeable for, or otherwise carries the right of the holder to purchase or otherwise acquire (whether or not subject to conditions) common shares or other equity interests of the Grantor or any Subsidiary of the Grantor except (i) EMG, Vision Blue, Holdco, or in each case, any of its Affiliates (other than any Royalty Party) pursuant to the EMG/VB/MVB Warrants and (ii) pursuant to an employee incentive scheme. Save and except as disclosed in Schedule M, no Royalty Party is engaged in any joint purchasing arrangement, joint venture, partnership or other joint enterprise with any other Person. As of the date hereof, no Person has a registered or beneficial interest in the Equity Interests of

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the Grantor or any Subsidiary of the Grantor other than the Royalty Parties, Holdco (or an Affiliate of Holdco), the Royalty Holder (or an Affiliate of the Royalty Holder), EMG or Vision Blue. No Person has a legal or beneficial interest in the Project Real Property, the Project Mineral Rights or the Project, other than the Royalty Parties, or pursuant to the Royalty Agreements or a Permitted Encumbrance.
~~(s) the Cost Overrun Equity has been fully invested into the Grantor and at least 90% of the proceeds therefrom have been utilized in accordance with Section 3.3; and~~
~~(t) the Grantor has provided the Royalty Holder with a true and correct copy of the pro forma post-closing capitalization table of the Grantor, after giving effect to the SARCA Equity Issuance, as of the date hereof.~~
Where a representation or warranty in this Section 11.2 is qualified by the expression ‘to the knowledge of the Grantor and each Grantor Guarantor’ or any similar expression, that expression shall be deemed to include the actual knowledge of all Directors, officers or employees of the relevant Person at the date hereof, with those Persons having made due and reasonable enquiries of any and all other Persons who may reasonably be expected to have knowledge of the facts, matters or circumstances to which the representation or warranty relates.
11.3Survival of Representations and Warranties
The representations and warranties contained herein shall survive the execution and delivery of this Agreement.
11.4AML Legislation, Anti-Corruption Laws and Sanctions
(a)The Grantor and each Grantor Guarantor represents and warrants to the Royalty Holder as of the date hereof that:
(i)the Royalty Parties are in compliance with, and have not been charged under, applicable AML Legislation; and
(ii)the Royalty Parties and their respective officers and employees and, to the knowledge of the Grantor or the Grantor Guarantors, their directors and agents, are in compliance with, and have not been charged under, Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in any Group Member being designated as a Sanctioned Person or Sanctioned Entity. None of (a) the Royalty Parties, to the knowledge of the Grantor, any of their respective directors, officers or employees, or (b) to the knowledge of the Grantor, any agent of any of them that will act in any capacity in connection with or benefit from this Agreement, (i) has used, or authorized the use of, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made, or authorized the making of, any direct or indirect unlawful bribe, rebate, payoff, influence payment, kickback or

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other unlawful payment to any domestic or foreign government official or employee from corporate funds, or (iii) is a Sanctioned Person or a Sanctioned Entity. No advance of funds, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(b)Except as otherwise provided in this Agreement, so long as any Obligations remain outstanding the Grantor and the Grantor Guarantors shall not, and shall not permit any other Royalty Party to, without the prior written consent of the Royalty Holder, (i) use, or authorize the use of, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) make, or authorize the making of, any direct or indirect unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic or foreign government official or employee from corporate funds; or (iii) violate any provision of AML Legislation, Anti-Corruption Laws or any applicable Sanctions applicable to such Royalty Party.
11.5Waiver of Defenses
Each Grantor Guarantor’s obligations under this Agreement shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:
(a)any time or indulgence granted to, or composition with, the Grantor or any other person;
(b)the taking, variation, renewal or release of any right, guarantee, remedy or security from or against the Grantor or any other person;
(c)neglecting to perfect or enforce this Agreement against the Grantor or any other person;
(d)any variation or change to the terms of this Agreement; or
(e)any unenforceability or invalidity of any obligation of the Grantor or any Grantor Guarantor under this Agreement, so that this Agreement shall be construed as if there were no such unenforceability or invalidity.
12.INDEMNIFICATION PROVISIONS
12.1Indemnity
The Grantor agrees to indemnify, defend and hold harmless the Royalty Holder, the Collateral Agent and their respective Affiliates and the directors, officers, employees, shareholders and agents thereof from and against any and all Indemnifiable Losses suffered or incurred by any of them as a result of, in respect of, or arising as a consequence of:
(a)any breach or inaccuracy of any representation or warranty of the Royalty Parties contained in this Agreement, including the representations and warranties set forth in Section 11 hereto, or in any document, instrument or agreement delivered pursuant hereto or thereto;

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(b)any breach, including breach due to non-performance, by the Royalty Parties of any covenant or agreement to be performed by any of the Royalty Parties contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto or thereto;
(c)the exploration, development and operation of the Project;
(d)the failure of any of the Royalty Parties to comply with any Applicable Law, including any Environmental Law and reclamation obligations, with respect to the Project, or with the Anti-Corruption Policy;
(e)the physical environmental condition of the Project and matters of health and safety related thereto or any action or claim brought with respect thereto (including conditions arising before the date of this Agreement); and
(f)the occurrence of any Event of Default hereunder,
provided that the foregoing shall not apply to any Indemnifiable Losses incurred by an indemnified Person to the extent they arise primarily from the gross negligence or willful misconduct of such indemnified Person.
12.2Third Party Claims
In the case of claims made by a third party with respect to which indemnification is sought under this Section 12, including claims made by a Governmental Body, the indemnified Person shall give prompt written notice, and in any event within thirty (30) days, to the Grantor of any such claims made upon it or another indemnified Person. If the indemnified Person fails to give such notice, such failure shall not preclude the indemnified Person from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay actually and materially prejudiced the defense of the claim or increased the amount of liability or cost of defense. The Grantor shall have the right, by written notice to the indemnified Person given not later than thirty (30) days after receipt of the notice of a claim, to assume the control of the defense, compromise or settlement of the claim, provided that such assumption shall, by its terms, be without cost to any indemnified Person and provided the Grantor acknowledges in writing its obligation to indemnify the indemnified Person in accordance with the terms contained in this Section 12 in respect of that claim. Upon the assumption of control of any claim by the Grantor as set out in the preceding sentence, the Grantor shall diligently proceed with the defense, compromise or settlement of the claim at its sole expense including, if necessary, employment of counsel and consultants, engineers and contractors reasonably satisfactory to the indemnified Person and, in connection therewith, the indemnified Person shall cooperate fully, but at the expense of the Grantor with respect to any out-of-pocket expenses incurred, to make available to the Grantor all pertinent information and witnesses under the indemnified Person’s control, make such assignments and take such other steps as in the opinion of counsel for the Grantor are reasonably necessary to enable the Grantor to conduct such defense. No admission of liability or settlement shall be made by the Grantor without, in each case, the prior written consent of the Royalty Holder, such consent not to be unreasonably withheld (except as provided in

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the following sentence). Without limiting the generality of the foregoing, the Grantor shall not, without the Royalty Holder’s prior written consent (which may be withhold in its sole and absolute discretion), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim in respect of which indemnification may be sought hereunder (whether or not any indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of all indemnified Persons from any liabilities arising out of such claim without any admission of negligence, misconduct, liability or responsibility by any indemnified Person, and (ii) does not impose any covenants or restrictions on any indemnified Person other than customary confidentiality undertakings. The indemnified Person shall also have the right to participate in the negotiation, settlement or defense of any claim at its own expense. If the Grantor does not assume control of a claim as permitted in this Section 12, the indemnified Person shall be entitled to make such settlement of the claim as in its sole discretion may appear advisable after consultation with the Grantor; provided, however, that no admission of liability or settlement may be made by the indemnified Person without, in each case, the prior written consent of the Grantor, such consent not to be unreasonably withheld.
13.SECURITY
13.1Security Documents
To secure the due payment of all indebtedness of the Royalty Parties to the Royalty Holder in respect of this Agreement and the payment and performance of all other obligations, indebtedness and liabilities of the Royalty Parties to the Royalty Holder hereunder and under the other Royalty Documents, including all interest capitalized hereunder, the Royalty Parties and Holdco shall execute and deliver or cause to be executed and delivered, as applicable, the Security Documents to the Collateral Agent for the benefit of the Royalty Holder (other than the ~~Uruguayan Security Documents~~Existing UY Pledge Agreement, as amended, assigned or ratified pursuant to the Ratification Agreement of the Existing UY Pledge Agreement, and the Assignment Agreement of the Existing UY Pledge Agreement) which will be executed and delivered or cause to be executed and delivered, as applicable, directly to the Royalty Holder) and the Royalty Holder hereby authorizes the Collateral Agent to be the agent for and representative of the Royalty Holder with respect to the Collateral and the Royalty Documents.
13.2Registration of the Security
According to the terms of the Security Documents, the Collateral Agent, the Royalty Holder or the Grantor shall, at the Grantor’s expense, provide sworn translation, notarization, consularization or apostillation, as applicable, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) the Security Documents in all domiciles, offices and registries where such registration, filing, recording or giving notice is necessary for the effectiveness and perfection of the Encumbrances constituted thereby and to ensure that such Encumbrances are first ranking, subject only to the Permitted Encumbrances and the Intercreditor Agreement.

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The Grantor shall, and shall cause, as applicable, each of the Royalty Parties to:
(a)in accordance with section 162 of the BVI Business Companies Act (as revised) (the “BCA”), ~~establish and maintain a~~update its internal register of charges (the “Register of Charges”) ~~which includes~~to include the details of the Security ~~created by the Supplemental Deeds of Security~~ :
(a.created by the UK Law Share Charge;
(b.created by the Amended and Restated US Security Agreement;
(c.varied by the Deeds of Amendment and Restatement;
(d.varied by the Ratification Agreement of the Existing UY Pledge Agreement; and
(e.released with respect to the Grantor by the Assignment Agreement of the Existing UY Pledge Agreement.
~~(a)~~ in the Register of Charges kept at (i) the Grantor’s registered office or at the office of the registered agent of the Grantor; and (ii) the registered office of SVRE Marketing Ltd. or at the office of the registered agent of SVRE Marketing Ltd.~~; and (iii) the registered office of Holdco or at the office of the registered agent of Holdco~~  (as applicable); ~~and~~
~~(b) (i) within five (5) Business Days from the date of the execution of an Offtake Agreement after the Original Closing Date, notify the counterparty to each of such new Offtake Agreement that the credits arising thereto are assigned to the Royalty Holder in accordance with the Credit Assignment Agreement; (ii) within five (5) days shall provide sufficient evidence that the notification has been received by the relevant counterparty and that the assignment has been perfected pursuant to the applicable law to such assignment provided that if such perfection requires the execution of additional security documents, such documents shall only be required to be delivered within 30 days of notice from the Royalty Holder or the Collateral Agent requiring the same (provided that no Event of Default shall occur if and for so long as the Royalty Parties are using commercially reasonable endeavours to execute such additional security documents) and perfection of such security interest shall be completed as soon as reasonably practicable thereafter; and (iii) use commercially reasonable efforts to promptly obtain acceptance of the notification by the counterparty of the Offtake Agreement thereto, all in accordance with the terms and conditions of the Credit Assignment Agreement.~~
(b)in accordance with section 163 of the BCA, register the Security created by:
a.the UK Law Share Charge; and
b.the Amended and Restated US Security Agreement,
in the Register of Registered Charges maintained at the BVI Registry;
(c)in accordance with section 164 of the BCA, register the Security varied by:

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a.the Deeds of Amendment and Restatement; and
b.the Ratification Agreement of the Existing UY Pledge Agreement,
in the Register of Registered Charges maintained at the BVI Registry;
(d)in accordance with section 165 of the BCA, register a notice of release with respect to the Grantor of the Security pursuant to the Assignment Agreement of the Existing UY Pledge Agreement in the Register of Registered Charges maintained at the BVI Registry;
in the Register of Registered Charges maintained at the BVI Registry;
(e)in accordance with Part 25 of the Companies Act 2006, register the Security referred to in paragraphs (c)(i), (d)(i), (f)(i) and (g)(ii) of Schedule F at the UK companies House.; and
(f)register the Ratification Agreement of the Existing UY Pledge Agreement in the Uruguayan Registry of Non-Possessory Pledge, provided this obligation shall be deemed waived if the Uruguayan Registry of Non-Possessory Pledge determines that such instruments are not a registrable nature in accordance with Uruguayan law and bases its decision on the grounds beyond the control of the Grantor and/or Grantor Guarantors.
13.3Additional Security from New Subsidiaries
(a)Subject to Section 13.6(a), the Grantor shall, and shall cause each Person that becomes a Subsidiary of the Grantor after the date hereof (by way of acquisition or otherwise), as applicable, to deliver to the Royalty Holder or the Collateral Agent, as applicable, (a) a Guarantee of the Obligations, (b) security over the undertaking, property and assets of such Subsidiary substantially to the same effect as the Security provided for in Section 13.1, and (c) a Third Party legal opinion from the Grantor’s counsel concerning such Subsidiary, Guarantee and security, to all be delivered to the Collateral Agent and/or the Royalty Holder promptly but in any event within thirty (30) days of such Person first becoming a Subsidiary, together with all share certificates, stock powers of attorney, consents, authorizations, registrations (or evidence of the filing of the same with the applicable authority for the purposes of registration) and supporting documentation (including updates to disclosure schedules hereto) in respect thereof as necessary in order to make valid and effective the aforementioned agreements and perfect the Encumbrances provided for therein; provided that, (i) no ~~such Guarantee or~~ security shall be required from ~~SwissCo~~SVIT so long as (x) (A) ~~SwissCo~~SVIT does not at any time own or acquire assets in an aggregate value in excess of $5,000,000, which are not subject to the Security, unless otherwise agreed by the Royalty Holder in writing and (B) the Grantor provides the Royalty Holder with such financial information as the Royalty Holder may reasonably request from time to time to verify the aggregate value of ~~SwissCo’s~~SVIT’s assets and (y) ~~SwissCo~~SVIT shall not (A) engage in any business (other than employing management of the Group Members directly or indirectly

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and providing intercompany services to Group Members and related non-operating business, administrative and management services), (B) own any assets (other than bank accounts), (C) incur any indebtedness (other than under the DFC Finance Agreement (provided it is subject to the Intercreditor Agreement) and other unsecured indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding), or (D) incur any expenses other than customary and reasonable administrative expenses associated with maintaining its corporate existence.
13.4After Acquired Property, Mining Concessions, Further Assurances and Bank Accounts
(a)The Royalty Parties shall take or cause to be taken such action and execute and deliver, or cause to be executed and delivered, to the Collateral Agent and/or the Royalty Holder such agreements, documents and instruments as the Collateral Agent or the Royalty Holder shall reasonably request, and shall register, file or record the same (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recording is, in the reasonable opinion of the Collateral Agent acting pursuant to directions from the Royalty Holder, the Royalty Holder or their respective counsel, necessary or advisable to constitute, perfect and maintain the Security Documents as first-ranking Encumbrances of the Person granting such Encumbrances, subject only to the Permitted Encumbrances and the Intercreditor Agreement, in all jurisdictions reasonably required by the Royalty Holder or the Collateral Agent acting pursuant to directions from the Royalty Holder, within a reasonable time after the request therefor by the Royalty Holder, the Collateral Agent or their respective counsel, in form and substance satisfactory to Royalty Holder’s counsel, acting reasonably.
(b)Without limiting the ~~generality of the foregoing, should SVIT at any time own or acquire assets in an aggregate value in excess of US$100,000 which are~~foregoing but subject to Section 13.3, if any Royalty Party acquires or owns any asset that is not subject to the existing Security~~, SVIT~~ Documents, such Royalty Party shall promptly~~,~~  (and in any event within 30 days~~,~~) execute and deliver ~~such Security Documents~~, or cause to be executed and delivered, such new or supplemental security documents and take all actions, including registrations, filings or recordings, as may be necessary ~~and to the Royalty Holder’s satisfaction, acting reasonably, to ensure that the aggregate value of the assets of SVIT which are not subject to the Security does not exceed US$100,000~~or advisable to ensure that such asset is subject to a second-ranking Encumbrance in favor of the Collateral Agent and/or the Royalty Holder, subject only to Permitted Encumbrances and the Intercreditor Agreement, in all applicable jurisdictions.
13.5Security Effective Notwithstanding Date of Advance
The Security (and not, for greater certainty, perfection thereof) shall be effective and the undertakings in this Agreement and the other Royalty Documents with respect thereto shall be continuing, whether the monies hereby or thereby secured or any part thereof shall be advanced before or after or at the same time as the creation of any such

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Security or before or after or upon the date of execution of this Agreement or the Original Royalty Agreement. The Security shall not be affected by any payments under this Agreement or any of the other Royalty Documents but shall constitute continuing security to and in favour of the Collateral Agent for the benefit of the Royalty Holder for the Obligations from time to time.
13.6Release of Security
(a)Once ~~(i) all Obligations (as defined in the Credit Agreement) have been repaid or provided for in full (inclusive of all principal amounts and interest) and the Credit Agreement is terminated, in each case, as confirmed by the Royalty Holder, and (ii)~~ the Completion Date has occurred, provided that no Event of Default has occurred and is continuing (such date being, the “Security Release Date”), the Collateral Agent acting pursuant to directions from the Royalty Holder and/or the Royalty Holder, as applicable, shall promptly, upon the request of the Grantor and at the Grantor’s sole cost and expense, release and discharge the Royalty Parties (other than MineCo) and Holdco from all of the Non-MineCo Security and guarantees and their obligations hereunder.
(b)Upon the occurrence of (A) Public Listing or a SPAC Transaction permitted hereunder, or (B) a Transfer or Change of Control completed in accordance with Section 9.2:
(i)Serra Verde Rare Earths Ltd. shall automatically be released from its obligations under the Royalty Documents and the Royalty Holder shall (and shall direct the Collateral Agent to) execute and deliver to Serra Verde Rare Earths Ltd. such documentation as it may reasonably request to evidence such release;
(ii)if the Initial Grantor ceases to be the Grantor, the Initial Grantor shall cause the Person that becomes the Grantor to, concurrently with the completion of such SPAC Transaction, deliver to the Royalty Holder and/or Collateral Agent, as applicable:
(A)an assumption by such Person of the debts, liabilities and obligations of the Initial Grantor hereunder;
(B)a first-priority Encumbrance (subject to Permitted Encumbrances) over all present and future assets, property and undertaking of such Person; and
(C)a legal opinion of counsel to such Person together with customary supporting materials, all (where applicable) in substantively the forms provided by the Initial Grantor on the Original Closing Date (with such modifications as may be required to reflect the jurisdiction of organization of the Initial Grantor if not the BVI) and otherwise satisfactory to the Collateral Agent, acting reasonably and pursuant to directions from the Royalty Holder; and

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(iii)if such event occurs prior to the Security Release Date, the Grantor shall cause the Person that becomes Holdco to, concurrently with the completion of such event, deliver to the Royalty Holder or the Collateral Agent, as applicable:
(A)a limited recourse guarantee of the Obligations;
(B)security over all of its presently held and future acquired Equity Interests of the Grantor owned by such Person;
(C)any share certificates evidencing such Equity Interests, together with a stock transfer executed in blank; and
(D)a legal opinion of counsel to such Person together with customary supporting materials, all in form and substance satisfactory to the Collateral Agent and the Royalty Holder, acting reasonably and pursuant to the directions of the Royalty Holder. The provisions of (b)(iii) above shall also apply should any Person become Holdco prior to a Public Listing or SPAC Transaction.
13.7No Merger
The Security shall not merge in any other security. No judgment obtained by or on behalf of the Royalty Holder shall in any way affect any of the provisions of this Agreement, the other Royalty Documents or the Security. For greater certainty, no judgment obtained by or on behalf of the Royalty Holder shall in any way affect the obligation of the Grantor fulfill its obligations under this Agreement.
14.COLLATERAL AGENT
14.1Appointment of Collateral Agent
(a)The Royalty Holder hereby appoints TMF Canada Inc. to act as its collateral agent as specified in this Agreement and in the Security and, except as may be specifically provided to the contrary in this Agreement, the Royalty Holder irrevocably authorizes the Collateral Agent as the agent of the Royalty Holder, to take such action on its behalf under or in connection with the Security and to exercise such powers under the Security as are delegated to the Collateral Agent by the terms of this Agreement and the Security and such other powers as are reasonably incidental thereto which it may be necessary for the Collateral Agent to exercise in order that the provisions of the Security are carried out and the Collateral Agent agrees to act in such capacity after written consent of the Royalty Holder. All Collateral held from time to time by the Collateral Agent pursuant to the Security shall be subject to the terms and conditions of this Agreement. For greater certainty, the Royalty Holder acknowledges and agrees that the Collateral Agent, for the purpose of holding any of the Security or any other security granted by any Person with respect to the liabilities of the debtors under the Security, holds such security on its behalf and in their respective names.

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(b)The Royalty Holder hereby designates and appoints the Collateral Agent to hold the Security on its name and for the benefit of the Royalty Holder (except for the applicable ~~Uruguayan Security Documents~~Existing UY Pledge Agreement, as amended, assigned or ratified pursuant to the Ratification Agreement of the Existing UY Pledge Agreement, and the Assignment Agreement of the Existing UY Pledge Agreement, which may be executed and delivered or caused to be executed and delivered, as applicable, directly by the Royalty Holder and granted in favour of the Royalty Holder).
(c)The Collateral Agent hereby acknowledges receipt of this Agreement and the Security.
14.2Limitation of Duties
The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Intercreditor Agreement or in the documents giving rise to the Security. Neither the Collateral Agent nor any of the TMF Sub-Agents and their respective officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken under or in connection with this Agreement, the Intercreditor Agreement or the Security, unless such act or omission constitutes its gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have, by reason of this Agreement or the Security, a fiduciary relationship with the Royalty Holder and nothing in this Agreement, the Intercreditor Agreement or the Security, express or implied, is intended to or shall be construed as to impose upon the Collateral Agent any obligation except as expressly set forth in this Agreement, the Intercreditor Agreement or the Security. The Collateral Agent shall not have any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is instructed in writing to exercise by the Royalty Holder; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Royalty Document. The Collateral Agent shall not be responsible for any recitals, statements, representations or warranties in any of the Security, the Intercreditor Agreement or which may be contained in any other document subsequently received by the Collateral Agent or the Royalty Holder from or on behalf of any of the debtors or for the authorization, execution, delivery, effectiveness, genuineness, validity, enforceability, registration or perfection of any of the Security, and the Collateral Agent shall not be required to make any disclosure, inquiry concerning the performance or observance by any of the Royalty Parties of any of the terms, provisions or conditions of any of the Security.
14.3Delegation or Employment of Agents
In the conduct of its duties under this Agreement, the Intercreditor Agreement and under the Security in connection with the enforcement of Security (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, the Collateral Agent may perform any and all its duties and exercise its

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rights and powers by or through any one or more TMF Sub-Agents appointed by it and also employ and pay one or more agents or trustees (whether being a lawyer or other Person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Collateral Agent (including the receipt and payment of money) and to hold any Security and any such agent or trustee engaged in any profession or business shall be entitled to be paid all usual professional and other charges for such business transacted and acts done by it. All reasonable fees paid by the Collateral Agent pursuant to agency or trustee engagements hereunder shall be reimbursed by the Grantor. The Collateral Agent and TMF Sub-Agent shall not be liable for the acts or omissions of such agents or trustees or for any loss or injury resulting from their actions or performance or lack of performance provided they have been chosen without gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. Each TMF Sub-Agent, agent or trustee party to any Royalty Document is an intended third-party beneficiary of the provisions of this Agreement and any Royalty Document, including without limitation, this Article 14.
Notwithstanding anything to the contrary herein, all of the rights, benefits, protections, immunities and indemnities granted to the Collateral Agents hereunder shall also inure and apply to the benefit of the TMF Sub-Agents acting hereunder and under the Security Documents and all of the provisions of this Agreement and the Royalty Documents. Except as expressly set forth herein, none of the Collateral Agents shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Security Documents. For the avoidance of any doubt, the Royalty Holder hereby irrevocably authorizes and directs TMF Canada Inc., in its capacity as Collateral Agent to appoint the TMF Sub-Agents as Collateral Agent and all benefits, indemnities, protections and rights applicable to the Collateral Agent shall be applicable to the TMF Sub-Agent as Collateral Agents in accordance with this Agreement and the Royalty Documents and the duties and role of the Collateral Agent under the Security Documents are contained in and shall be determined solely by reference to the Security Documents.
14.4Knowledge of Events of Default; Actions; Permitted Encumbrances and Dispositions
(a)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Collateral Agent has received written notice from the Royalty Holder or the Grantor specifying such Event of Default and stating that such notice is given pursuant to this Agreement in order to constitute the Collateral Agent’s knowledge of the default. The Collateral Agent shall take such action with respect to any Event of Default as shall be directed by the Royalty Holder to the Collateral Agent in accordance with this Agreement; provided that, unless and until the Collateral Agent shall have received such direction, the Collateral Agent may, but shall not be obliged to, take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable; and provided further that the Collateral Agent in any case shall not be required to take any such action which it determines to

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be contrary to the Security or to any Applicable Law. For greater certainty, no Royalty Holder shall have any right individually to enforce any of the Security, it being understood that all such enforcement shall be taken by the Collateral Agent for the benefit of the Royalty Holder upon the terms of this Agreement.
(b)For the purposes of the Security, the Royalty Parties shall be permitted to create, incur, assume or permit to be outstanding only those Encumbrances with respect to the Collateral as are so permitted by this Agreement and all of the Security existing from time to time, and shall be permitted to sell and dispose of, and grant Encumbrances over, only such Collateral as is so permitted by this Agreement and all of the Security existing from time to time.
14.5Requests for Instructions
The Collateral Agent may at any time request instructions from the Royalty Holder with respect to any actions or approvals which, by the terms of this Agreement or any of the Security, the Collateral Agent is permitted or required to take or to grant, and the Collateral Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such instructions from the Royalty Holder. The Royalty Holder shall not have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under the Security in accordance with instructions from the Royalty Holder. The Collateral Agent shall in all cases be fully justified in failing or refusing to take or continue any action under the Security unless it shall have received further assurances to its satisfaction from the Royalty Holder of its indemnification obligations under Section 14.10 of this Agreement against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action, and unless it shall be secured in respect thereof as it may deem appropriate.
14.6Reliance
The Collateral Agent shall be entitled to conclusively act and rely upon as to the truth of the statements and correctness of the opinions expressed in, shall not be bound to make any investigation into the facts or matters of, and shall be fully protected from liability in acting or relying or refraining from acting upon any writing, notice, statement, certificate, resolution, statutory declaration, instrument, opinion, report, notice, request, direction, consent, order, bond, note, facsimile, telex or other paper or document or communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and, with respect to all legal matters pertaining to this Agreement and the Security and its duties under this Agreement and the Security, upon the advice of counsel selected by it.
14.7Restrictions on Actions by Royalty Holder
The Royalty Holder agrees that, so long as any Obligations are outstanding to the Royalty Holder, the provisions of this Agreement and the Intercreditor Agreement shall exclusively govern the exercise of all rights and remedies under the Royalty Documents

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and that it will not, except as expressly permitted under this Agreement or the Intercreditor Agreement:
(a)take any action, judicial or otherwise, or exercise any other right or remedy under the Royalty Documents; or
(b)(A) sell or grant any participation or other interest in any Obligation to any Royalty Party or any Affiliate of any Royalty Party, or (B) accept or take any security for the Obligations, except the Collateral held on its behalf by the Collateral Agent;
provided, however, that the foregoing shall not prevent the Royalty Holder from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may, but shall not be obligated to, direct and control any defense directly relating to the Collateral or any one or more of the Royalty Documents, subject to the provisions of this Agreement. Notwithstanding any provision contained in this Agreement, in the event that the Royalty Holder becomes a judgment lien creditor in respect of any Collateral as a result of any proceedings, such judgment lien shall at all times (x) be subordinate in all respects to the Encumbrance granted to the Collateral Agent pursuant to the Security, irrespective of the time of the execution, delivery or issuance of any of the Security or any of the orders, attachments or instruments evidencing or securing such judgment lien, or the filing or recording for perfection thereof or the filing of any financing statement or continuation statement relating to any thereof; and (y) be subject to the terms of this Agreement for all purposes.
14.8Right of Collateral Agent
(a)The Collateral Agent may consult with legal counsel (including the counsel to the Grantor), independent public accountants and other experts of reputable standard selected by it and shall not be liable for any action taken or omitted to be taken without gross negligence or willful misconduct by it in accordance with the advice of such counsel, accountants or experts in respect of this Agreement or any other Royalty Document.
(b)None of the provisions of this Agreement or the other Royalty Documents to which the Collateral Agent is a party shall require such Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers nor shall the Collateral Agent be so compelled pursuant to any provisions contained in this Agreement or any other document or agreement related thereto.
(c)The Collateral Agent shall not be liable for any error of judgment made without gross negligence or willful misconduct by it or an officer of the Collateral Agent unless it is proved by a court of competent jurisdiction by a final and non-appealable judgment that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

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(d)Subject to Article 10 of this Agreement and related provisions herein, any funds held by the Collateral Agent may be invested and reinvested in the name or under the control of the Collateral Agent in investments which may be directed by the Grantor and approved by the Royalty Holder in writing. The Collateral Agent shall, at any time and from time to time, solely on the written request of the Grantor and written consent of the Royalty Holder, invest and reinvest funds, but shall not be responsible for ensuring the rate of return on such investments. The Collateral Agent shall be entitled to refrain from acting on such written requests without appropriate indemnities.
14.9Indemnification by the Royalty Parties
The Royalty Parties each hereby agree to indemnify the Collateral Agent (to the extent not reimbursed by the Grantor), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Royalty Document or any action taken or admitted by the Collateral Agent under or in respect of this Agreement or any other Royalty Document; provided that none of the Royalty Parties shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. Without limiting the generality of the foregoing, each of the Royalty Parties agree to reimburse the Collateral Agent promptly upon demand in the proportion specified herein in respect of any out of pocket expenses (including reasonable and documented counsel fees) incurred by the Collateral Agent in connection with the preservation of any rights of the Collateral Agent or the Royalty Parties under, or the enforcement of, or legal advice in respect of the rights or responsibilities under, this Agreement or any other Royalty Document, to the extent that the Collateral Agent is not reimbursed for such expenses by the Grantor.
14.10Indemnification by the Royalty Holder
To the extent the Collateral Agent is not reimbursed and indemnified by the Royalty Parties, the Royalty Holder will reimburse and indemnify the Collateral Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or any other Royalty Document; provided that the Royalty Holder shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.

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14.11Waiver of Consequential Damages
To the fullest extent permitted by Applicable Law, the Royalty Parties shall not assert, and hereby waive, any claim against the Collateral Agent, on any theory of liability, for special, indirect, incidental, consequential, exemplary, aggravated or punitive damages or loss of profits, arising out of, in connection with, or as a result of this Agreement, any other Royalty Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or the use of proceeds thereof, except to the extent caused by the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.
14.12No Obligation to Act
The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any party to this Agreement unless such party shall have offered to the Collateral Agent sufficient funds and security or indemnity sufficient to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with any such request or direction.
14.13Force Majeure
The Collateral Agent shall not be liable to the other Parties hereto, or held in breach of this Agreement nor any Royalty Document, if prevented, hindered, or delayed in the performance or observance of any provision contained herein or in any Royalty Document by reason of any act or provision of any present or future law or regulation or governmental authority, act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times for obligations of the Collateral Agent under this Agreement and the Royalty Documents shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 14.13.
14.14Resignation of Collateral Agent
The Collateral Agent (a) may at any time resign upon ten (10) days’ notice to the Royalty Holder and the Grantor or (b) if so directed by the Royalty Holder shall resign, upon ten (10) days’ prior written notice (or such shorter period as agreed to by the Royalty Holder and Grantor) by the Royalty Holder to the Collateral Agent and the Grantor. If the Collateral Agent resigns under this Agreement and the other Royalty Documents, then the Royalty Holder shall appoint a successor agent for the Royalty Holder which successor agent shall (unless an Event of Default under Section 10.1(a)(i) shall have occurred and be continuing) be subject to the approval by the Grantor (which approval shall not be unreasonably with-held, conditioned or delayed) and following such approval the Grantor shall use commercially reasonable efforts to cause such successor agent to accept such appointment (including by paying customary agency fees to such successor agent), whereupon such successor agent shall succeed to the rights, powers

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and of the resigning Collateral Agent, and the reference to the resigning Collateral Agent means such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent hereunder and under other Royalty Documents shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or the Royalty Documents. If no successor shall have been so appointed by the Royalty Holder and shall have accepted such appointment within ten (10) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Royalty Holder, appoint a successor Collateral Agent. If no successor agent has accepted appointment as Collateral Agent by the date that is ten (10) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation will nevertheless thereupon become effective, and the Royalty Holder will thereafter perform all the duties of such Collateral Agent hereunder and/or under any other Royalty Document until such time, if any, as the Royalty Holder appoint a successor Collateral Agent. After any retiring or re-moved Collateral Agent’s resignation as Collateral Agent hereunder and under the other Royalty Documents, the provisions of this Article 14 and Section 14.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Royalty Documents.
15.CONFIDENTIALITY
15.1Non-Disclosure of Confidential Information
(a)The Grantor, the Grantor Guarantors and the Royalty Holder all agree that it shall maintain as confidential and, without the prior written consent of the relevant Party(ies), shall not disclose the terms of this Agreement and any non-public information concerning the other Party or its business and operations, provided that a Party may disclose such information:
(i)as part of the diligence process in connection with a Public Listing, SPAC Transaction, Change of Control or any sale of a Royalty Party or the Project or future financing of the Grantor or the Project;
(ii)where such information becomes publicly available or widely known by the public other than by a breach of this Agreement;
(iii)if required by Applicable Law (including any rules of any applicable Recognized Exchange) or requested by any Governmental Body having jurisdiction over such Party;
(iv)to its Affiliates and to any of its or its Affiliates Representatives, consultants or advisers who have a legitimate need to know such information (including the limited partners of any Royalty Holder or its Affiliates); and
(v)to any Person to whom such Party, in good faith, anticipates assigning an interest in this Agreement as contemplated by this Agreement or Person who such party in good faith believes has expressed a legitimate interest

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in providing equity or debt financing to the Project, and in each case such Person’s Affiliates and the Representatives, consultants and advisers of such Person or its Affiliates who have a legitimate need to know such information.
In the case of disclosure pursuant to clause (iv) or (v), the disclosing Party shall be responsible to ensure that the recipient of such information does not disclose such information to the same extent as if it were bound by the same non-disclosure obligations of the disclosing Party hereunder.
16.TAXES
All Amounts Payable under or in connection with this Agreement are exclusive of any applicable goods and services Tax or value added Tax, unless indicated otherwise.
17.NOTICES
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notices of change of address shall also be governed by this Section. Unless otherwise specified in the applicable Royalty Documents or Security Documents, to the extent that any notice is required to be sent to a TMF Sub-Agent under the present, the delivery of such notice shall be effective when sent to such TMF Sub-Agent “care of” Collateral Agent using the below notice details. Notices and other communications shall be addressed as follows:
(a)if to the Collateral Agent (and any TMF Sub-Agent)
TMF Canada Inc.
1 University Avenue, 3rd Floor
Toronto, Ontario
M5J 2P1

Attention: [***]
Email: [***]
(b)if to the Grantor or any other Royalty Party:
~~Av. do Comércio, 25, edifício Concept Office, 13º andar, Vila Maria José, Goiânia, Goiás, CEP 74815-457, Brazil,~~
[***]
Attention: ~~Scott Lewis, CFO~~Serra Verde – General Counsel
Email: [***]

with a copy (which shall not constitute notice) to:

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Denham Capital Management LP
[***]
Attention: [***]
Email: [***]
And to:
EMG Fund V SVRE Holdings, LLC
[***]
Attention:     [***]
Email:         [***]
And to:
VB (Rare Earths) Limited
[***]
Attention:     [***]
Email:         [***]
(c)if to the Royalty Holder:
c/o Maples Group
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

Attention:    [***]
Email:         [***]
with a copy to (which shall not constitute notice):
Torys LLP
79 Wellington Street West, Suite 3000
Toronto, Ontario
M5K 1N2
Attention:    [***]
Email:        [***]
18.CALLBACK CONTACT
18.1Callback Procedure
Notwithstanding any other provision of this Agreement, no notice, instruction or other communication relating to any change in any details of the Grantor or the Royalty Holder relating to payment (including the identity of such Person, receiving bank or receiving account number, broker, or broker account number), or in any details of such

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Person’s callback contact, will be valid, and shall not be complied with by any Party unless:
(a)written notice of the change is given in accordance with Section 17;
(b)the Person giving notice of the change is not a callback contact further to Section 18.2; and
(c)such instruction is confirmed verbally by telephone or voice over internet protocol call, and not by writing in any form, between the Grantor’s callback contact and the Royalty Holder’s callback contact using the relevant details for that callback contact in Section 18.2, with such verbal confirmation being further confirmed to the callback contact of the Party giving such instruction via a second written notice given by the callback contact of the Party receiving such instruction in accordance with Section 17 contemporaneously with the completion of such verbal confirmation.
18.2Callback Contacts
The callback contacts for this Section 18 are the following Persons with the following contact details, or such other Persons or contact details as the relevant Party may notify from time to time in accordance with Section 18.1.
Grantor callback contact
[***]

Royalty Holder callback contact
[***]
19.AMENDMENT
19.1Confirmation
(a)Each of the Grantor and the Grantor Guarantors hereby acknowledges and confirms that upon the date hereof:
(i)except as amended hereby, this Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed; and
(ii)the Security remains in full force and effect, unamended, and the liens granted by the Grantor and the Grantor Guarantors in favour of the Collateral Agent, for the benefit of the Royalty Holder, or directly in favor of the Royalty Holder (with respect to the Uruguayan Security Documents which will be executed and delivered or cause to be executed and delivered, as applicable, directly to the Royalty Holder) pursuant to the Security Documents continue to secure, apply and extend to all Obligations. For the avoidance of doubt, nothing in this Agreement shall

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constitute a novation of the Royalty Parties’ obligations under the Original Royalty Agreement nor under the A&R Royalty Agreement nor any Security Document, nor any other Royalty Document. The Parties hereto hereby expressly acknowledge and agree that any Collateral or any Security granted pursuant to the Security Documents to secure the Royalty Parties’ Obligations either under the Original Royalty Agreement or under the A&R Royalty Agreement or under any of the remaining Royalty Documents hereby extends to this Agreement, any renewal or extension of the term hereof, or any subsequent or future amendment, restatement, or amendment and restatement of this Agreement, debt refinancing, payment postponements, novation (novación) or other similar situations, agreeing the Royalty Parties hereto contrary to the default rule of article 1542 of the Uruguayan Civil Code and article 1004 of the Uruguayan Commercial Code and to the survival of the rights and security interests granted in favor of the Royalty Holder or the Collateral Agent, as applicable, over the Security granted pursuant to the Security Documents even in the event of novation (novación).
(b)Notwithstanding the amendment and restatement of the Original Royalty Agreement pursuant to this Agreement, each Grantor Guarantor hereby confirms that: (i) the guarantee delivered by it on the Original Closing Date remains in full force and effect as a continuing guarantee of the Obligations (all as more particularly set forth in such guarantee and including, without limitation, any additional indebtedness, liability or obligations arising under or as a result of the amendment and restatement of the Original Royalty Agreement), enforceable against such Grantor Guarantor in accordance with its terms and (ii) each other Royalty Document to which it is a party remains in full force and effect, enforceable against such Grantor Guarantor in accordance with its terms.
19.2Amendment and Restatement
(a)From and after the date hereof, this Agreement amends and restates the Original Royalty Agreement. Notwithstanding the amendment and restatement of the Original Royalty Agreement, the guarantees provided for herein and the Security shall continue to be in full force and effect and the Security shall continue in full force and effect as general and continuing collateral security for all Obligations. All Obligations outstanding under the Original Royalty Agreement immediately prior to the execution of this Agreement continue to be outstanding under this Agreement without constituting a novation of the same.
(b)Notwithstanding the foregoing or any other term hereof, all of the covenants, representations and warranties on the part of the Grantor and the Grantor Guarantors under the Original Royalty Agreement and all of the claims and causes of action arising against the Grantor and the Grantor Guarantors in connection therewith, in respect of all matters, events, circumstances and obligations arising or existing prior to the Effective Date shall continue, survive

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and shall not be merged in the execution of this Agreement or any other Royalty Documents.
20.ANCILLARY PROVISIONS
20.1Fees and Expenses
Subject to the paragraph below, the Grantor shall pay to the Royalty Holder and the Collateral Agent on demand all reasonable and documented costs and expenses of the Royalty Holder and the Collateral Agent and their agents, counsel, and any receiver or receiver-manager appointed by them or by a court (including, without limitation, all reasonable fees, expenses and disbursements of legal counsel) in connection with this Agreement and the other Royalty Documents, including, without limitation:
(a)the preparation, negotiation, and completion of the Royalty Documents (other than in respect of the entering into the amendment to this Agreement on August 15, 2023) or any other future actual or proposed amendment or modification to this Agreement or any of the other Royalty Documents requested by any Royalty Party or any waiver thereunder and all instruments supplemental or ancillary thereto;
(b)fees and expenses of the Royalty Holder incurred as part of the Royalty Holder’s due diligence;
(c)the reasonable and documented fees and expenses of the Royalty Holder’s mining and other technical consultants, including any such fees and expenses incurred as part of the Royalty Holder’s due diligence;
(d)the registration, maintenance and/or discharge of any of the Security in any public record office;
(e)fees and expenses incurred pursuant to the investments set forth in Section 14.8;
(f)obtaining advice as to the Royalty Holder’s or Collateral Agent’s rights and responsibilities under this Agreement or the other Royalty Documents; and
(g)the defense, establishment, protection or enforcement of any of the rights or remedies of the Royalty Holder and the Collateral Agent under this Agreement or any of the other Royalty Documents, including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Security Documents or any enforcement of the Security.
20.2Entire Agreement
This Agreement and the other Royalty Documents constitute the entire agreement between the Parties pertaining to the subject matter described herein and therein. There are no warranties, conditions or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement and the other Royalty Documents. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneously with, or after the entering

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into of this Agreement and the other Royalty Documents, or any amendment or supplement thereto, by any Party to this Agreement or any of the other Royalty Documents or its Directors, officers, partners, employees or agents, where applicable, to any other Party to this Agreement or any of the other Royalty Documents or its Directors, officers, partners, employees or agents, where applicable, except to the extent that the same has been reduced to writing and included as a term of this Agreement or any of the other Royalty Documents.
20.3Successors
All references to any Person in any of the Royalty Documents shall include a reference to such Person’s respective successors and permitted assigns, as applicable, whether expressed or not.
20.4No Partnership
Nothing herein shall be construed to create, expressly or by implication, a joint venture, agency relationship, fiduciary relationship, mining partnership, commercial partnership, state law partnership or other partnership relationship between the Parties.
20.5Accounting Matters
All accounting terms not specifically defined herein shall be construed, and resulting calculations and determination made, in accordance with GAAP as at the date hereof.
20.6Amendment and Waiver
No amendment to any provision of the Royalty Documents shall be effective unless it is in writing and has been signed by each of the parties who are party to that Royalty Document, and no waiver of any provision of any Royalty Document, or consent to any departure by the relevant Royalty Party therefrom, shall be effective unless it is in writing and has been signed by the Royalty Holder. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
20.7Severability
If any provision of this Agreement is determined to be invalid, illegal or unenforceable, this Agreement shall be interpreted as if such provision had not been a part hereof so that the invalidity, illegality or unenforceability shall not affect the validity, legality, or enforceability of the remainder of this Agreement which shall be construed as if this Agreement had been executed without such provision. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated in this Agreement are fulfilled to the extent possible.
20.8Remedies Cumulative
The rights and remedies provided in this Agreement are in addition to other rights and remedies given by Applicable Law independently of this Agreement, except to the extent that they are expressly excluded.

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20.9No Set-off
Upon the occurrence and during the continuance of an Event of Default, the Royalty Holder may, without notice to the Grantor or to any other Person, combine, consolidate and merge all or any of the Royalty Parties’ accounts with, and liabilities to, the Royalty Holder and set off, in accordance with Applicable Law, any indebtedness and liability of the Royalty Holder to any Royalty Party, matured or unmatured, against and on account of the Obligations when due.
20.10Further Assurances
Whether before or after the happening of an Event of Default, the Grantor shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, things, agreements, documents and instruments in connection with this Agreement and the other Royalty Documents as the Royalty Holder or the Collateral Agent may reasonably request from time to time for the purpose of giving effect to the terms of this Agreement and the other Royalty Documents including, without limitation, for the purpose of facilitating the enforcement of the Security, all immediately upon the request of the Royalty Holder or the Collateral Agent.
20.11Assignment
(a)This Agreement and the other Royalty Documents shall enure to the benefit of and be binding upon the parties hereto and thereto, their respective successors and any permitted assignee of some or all of the parties’ rights or obligations under this Agreement and the other Royalty Documents as permitted under this Section.
(b)Except in accordance with Section 9, the Royalty Parties shall not assign all or any part of their rights, benefits or obligations under this Agreement or any of the other Royalty Documents without the prior written consent of the Royalty Holder, which may be unreasonably withheld.
(c)Subject to Section 20.11(h), the Royalty Holder may assign or transfer all or any part of its rights in respect of the Obligations, this Agreement and any of the other Royalty Documents to or in favour of any Person and have its corresponding obligations hereunder and thereunder assumed by such Person without the consent of any other Party provided that it has given not less than 10 Business Days prior written notice of such assignment or transfer to the Grantor. The Grantor shall use its commercially reasonable efforts to assist the Royalty Holder to complete an assignment or transfer pursuant to this Section 20.11(c).
(d)Any assignment made by the Royalty Holder hereunder shall become effective when the Grantor has been notified thereof by the Royalty Holder and such Person shall as Royalty Holder have entered into all such documents as are reasonably required to give effect to such assignment or transfer. Any such assignee shall be treated as a party to this Agreement for all purposes of this Agreement and the other Royalty Documents and shall be entitled to the full

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benefit hereof and thereof and shall be subject to the obligations of the assigning Royalty Holder to the same extent as if it were an original party in respect of the rights assigned to it and obligations assumed by it and the Royalty Holder making such assignment shall be released and discharged accordingly and any calculation of the internal rate of return achieved by the Royalty Holder shall be calculated as if such assignee had been the original royalty holder and had held this Royalty since the original closing date.
(e)Notwithstanding Section 15, the Royalty Holder may provide to any permitted assignee or transferee such information concerning this Agreement, the other Royalty Documents and the financial position and the operations of the Grantor and the other Royalty Parties as, in the reasonable opinion of the Royalty Holder, may be relevant or useful in connection with this Agreement, the other Royalty Documents or any portion thereof proposed to be acquired by such assignee or transferee, provided that each recipient of such information agrees not to disclose such information to any other Person.
(f)In connection with any assignment permitted herein, the Grantor agrees to enter into such documents as may reasonably be required by a Royalty Holder to evidence such assignment.
(g)If at any time there is more than one Royalty Holder party to this Agreement, then for so long as there is more than one Royalty Holder, the Grantor may satisfy its obligations to provide the Royalty Holders with the notices, documents, information and reports, as applicable, under Section 6 by providing such notices, documents, information and reports to the Collateral Agent.
(h)Notwithstanding any other provision of this Agreement:
(i)no Party shall assign, in whole or in part, any of its rights, obligations or interest under this Agreement or the other Royalty Documents to any Sanctioned Person or Sanctioned Entity;
(ii)provided that no Event of Default has occurred and is continuing, the Royalty Holder may not assign, in whole or in part, any of its rights, obligations or interest under this Agreement or the other Royalty Documents to any Person on the Disqualified Persons List; and
(iii)in the case of an assignment of this Agreement by the Royalty Holder, the Grantor shall have received from the Royalty Holder or the assignee, completed “Know-Your-Client” questionnaires in respect of the relevant assignee, required to ensure compliance with Applicable Laws and the ordinary course bona fide internal “Know your Client” procedures of the Grantor which are generally applicable to counterparties of the Grantor, provided that such “Know your Client” procedures shall not prohibit or restrict an assignment by the Royalty Holder that is otherwise permitted hereunder.

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20.12Joint and Several
The covenants, agreements, representations, warranties, acknowledgments of the Royalty Parties in this Agreement shall constitute the joint and several covenants, agreements, representations, warranties, acknowledgments of the Royalty Parties and shall be read and construed accordingly.
20.13Counterparts; Electronic Execution
(a)This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts, with the same effect as if all Parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.
(b)The words “delivery”, “execution,” “signed,” “signature,” and words of like import in any Royalty Document or any other document to be signed in connection with this Agreement and the transactions contemplated hereby will be deemed to include electronic signatures, the electronic matching of assignment terms and Contract formations on electronic platforms approved by the Royalty Holder, or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law; provided, that notwithstanding anything contained herein to the contrary the Royalty Holder is under no obligation to agree to accept electronic signature in any form or in any format (including for certainty, for any Security Document governed by the laws of Uruguay) unless expressly agreed to by the Royalty Holder pursuant to procedures approved by it.
20.14Paramountcy
Notwithstanding any other provision of this Agreement or any Royalty Document but subject to the Intercreditor Agreement, in the event of a conflict or any inconsistency between the provisions of this Agreement and the provisions of any other Royalty Document, the applicable provisions of this Agreement shall prevail and govern.
20.15Swiss Up-Stream and Cross-Stream Limitations and Withholding Tax
(a)Notwithstanding anything to the contrary in this Agreement, the obligations of SwissCo and the rights of the Collateral Agent and the Royalty Holder under this Agreement are subject to the following limitations:
If and to the extent any obligations assumed (including by granting a guarantee, assuming indemnity or other obligations, including joint and several liability, and subordinating any claims) or any security interest granted by SwissCo under this Agreement guarantee, secure or otherwise benefit obligations of its affiliates (other than its wholly owned direct or indirect subsidiaries) (“Upstream or Cross-Stream Obligations”) and if and to the extent the payment under, or the enforcement of, such obligations or using the proceeds from the enforcement of

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such security interest to discharge the Upstream or Cross-Stream Obligations constitutes a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) under then applicable Swiss corporate law, the payment under, or the enforcement of, such obligations or using the proceeds from the enforcement of such security interest to be used to discharge the Upstream or Cross-Stream Obligations shall be limited to the maximum amount of Swissco's freely disposable equity at the time of enforcement (“Maximum Amount”); provided that such limitation is required under then applicable mandatory Swiss law; provided, further, that such limitation shall not free SwissCo from its obligations in excess of the Maximum Amount, but merely postpone the performance or the enforcement date of those obligations until such time or times as performance or enforcement is again permitted under then applicable law. The Maximum Amount shall be determined in accordance with Swiss law and applicable Swiss accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of SwissCo on the basis of an interim audited balance sheet as of that time.
(b)SwissCo shall promptly take and promptly cause to be taken any action, including the following:
(i)the passing of any shareholder's resolutions to approve the payment, performance or the use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the obligations or the security interest in order to allow a prompt payment, performance or use of the enforcement proceeds;
(ii)preparation of an up-to-date audited balance sheet of SwissCo;
(iii)confirmation of the auditors of SwissCo that the relevant amount represents the Maximum Amount;
(iv)conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);
(v)revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);
(vi)to the extent permitted by applicable law, Swiss accounting standards, this Agreement, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the SwissCo's business (nicht betriebsnotwendig); and

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(vii)all such other measures necessary or useful to allow SwissCo to make any payment, perform the obligations or allow the Collateral Agent to use the enforcement proceeds as agreed hereunder with a minimum of limitations.
(c)In respect of Upstream or Cross-Stream Obligations, SwissCo shall, as concerns the payment under, or performance of, any obligation or the use of proceeds resulting from the enforcement of the security interest granted by SwissCo under this Agreement, if and to the extent required by applicable law in force at the relevant time:
(i)procure that such payment, performance or enforcement proceeds can be used to discharge Upstream or Cross-Stream Obligations without deduction of Swiss Withholding Tax by discharging the liability to such tax by notification pursuant to applicable law rather than payment of the tax;
(ii)if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct (respectively ask the Collateral Agent to deduct) the Swiss Withholding Tax at such rate as is in force from time to time from any such payment, performance or enforcement proceeds used to discharge Upstream or Cross-Stream Obligations, and pay (respectively ask the Collateral Agent to pay), without delay, any such taxes deducted to the Swiss Federal Tax Administration;
(iii)notify the Collateral Agent that such notification or, as the case may be, deduction has been made, and provide the Collateral Agent with (respectively ask the Collateral Agent to provide) evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and
(iv)in the case of a deduction of Swiss Withholding Tax, use its best efforts to ensure that any person which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment or enforcement proceeds will, as soon as possible after such deduction: (x) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and (y) pay to the Collateral Agent upon receipt any amount so refunded.
(d)If SwissCo is obliged to withhold Swiss Withholding Tax in accordance with Section (c) (ii) above, the Collateral Agent shall be entitled to further enforce this Agreement, any other indemnity or obligation and/or further apply proceeds therefrom (taking into account any amount paid pursuant to Section (c) (iv) (y) above) up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the Maximum Amount.

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21.DISPUTE RESOLUTION
(a)Any Dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof which has not been resolved by the Parties within the time frames specified herein (or where no time frames are specified, within fifteen (15) days of the delivery of written notice by any Party of such Dispute, controversy or claim) shall be referred to the chief executive officer, general counsel or other individual of similar seniority and authority of each applicable Party for prompt resolution.
(b)Any Dispute, controversy or claim which cannot be resolved by such individuals within fifteen (15) days after it has been so referred to them hereunder, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by binding arbitration by a three member arbitral tribunal seated in Toronto, Ontario and administered by the International Center for Dispute Resolution (the “ICDR”) in accordance with the Arbitration Rules, except as otherwise amended by this Agreement.
(c)Any Party may refer a Dispute, controversy or claim to arbitration following the expiry of the period set out above. The Party referring the matter to arbitration shall propose the name of the individual it wishes to appoint as one of the three arbitrators. Within twenty (20) days after receipt of such notice, the responding Party shall give notice to the referring Party advising of the individual it wishes to appoint as the second of the three arbitrators. The Party-nominated arbitrators shall, within twenty (20) days of receipt of the responding Party's notice, appoint a third arbitrator. If such two Party-nominated arbitrators are unable to agree upon a third arbitrator within such 20-day period or the responding Party fails to notify the referring Party of the individual it wishes to appoint as the second arbitrator within the applicable 20-day period, then in either case such arbitrator or arbitrators shall be chosen the ICDR in accordance with the Arbitration Rules.
(d)The place of arbitration shall be in Toronto, Ontario, and the language of arbitration shall be English.
(e)The determination of such arbitrators shall be final and binding upon the Parties and the costs of such arbitration shall be as determined by the arbitrators. Judgment on the award may be entered in any court having jurisdiction. This Section 21 shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of competent jurisdiction. The Parties covenant and agree that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.
(f)The arbitration, including any settlement discussions between the parties related to the subject matter of the arbitration shall be conducted on a private and confidential basis and any and all information exchanged and disclosed during the course of the arbitration shall be used only for the purposes of the arbitration and any appeal therefrom. No Party shall communicate any information obtained or disclosed during the course of the arbitration to any

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Third Party except to those experts or consultants employed or retained by, or consulted about retention on behalf of, such Party in connection with the arbitration and solely to the extent necessary for assisting in the arbitration, and only after such Persons have agreed to be bound by these confidentiality conditions. In the event that disclosure of any information related to the arbitration is required to comply with Applicable Law or court order, the disclosing party shall promptly notify the other party of such disclosure, shall limit such disclosure limited to only that information so required to be disclosed and shall have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled.
(g)The award of the arbitrators and any reasons for the decision of the arbitrators shall also be kept confidential except (i) as may reasonably be necessary to obtain enforcement thereof; (ii) for any Party to comply with its disclosure obligations under Applicable Law; (iii) to permit the Parties to exercise properly their rights under the Arbitration Rules; and (iv) to the extent that disclosure is required to allow the Parties to consult with their professional advisors.
(h)Any Dispute, controversy or claim arising out of or relating to the Security Documents may, solely at the option of the Royalty Holder, be settled by binding arbitration in accordance with this Section 21. Unless the Royalty Holder shall have directed that any such Dispute, controversy or claim be settled by arbitration, Section 21 shall not apply to any such Dispute, controversy or claim. For greater certainty, no Royalty Party shall have any ability to direct that any such Dispute, controversy or claim be settled by arbitration.
22.APPLICABLE LAW
(a)This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to the conflict of laws rules.
(b)Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts, and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

[Signature Pages Intentionally Omitted]

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~~IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.~~

~~SVRE HOLDINGS LTD.~~
~~By:~~
~~Name: Title:~~

~~SERRA VERDE INTERNATIONAL TRADING COMPANY S.R.L.~~
~~By:~~
~~Name: Title:~~

~~SERRA VERDE PESQUISA E MINERAҪÃO LTDA.~~
~~By:~~
~~Name: Title:~~

~~SVRE MARKETING LTD.~~
~~By:~~
~~Name: Title:~~

~~[signature page to Amended and Restated Royalty Agreement]~~

~~50944032.17~~

~~SERRA VERDE MINING LLC~~
~~By:~~
~~Name: Title:~~

~~SERRA VERDE MID-MINING HOLDINGS LLC~~
~~By:~~
~~Name: Title:~~

~~50944032.17~~

~~OMF FUND III (CR) LTD.~~
~~By:~~
~~Name: Title:~~
~~By:~~
~~Name: Title:~~

~~TMF CANADA INC.~~
~~By:~~
~~Name: Title:~~
~~By:~~
~~Name: Title:~~

~~50944032.17~~

[Different first page link-to-previous setting changed from on in original to off in modified.].

Schedule A
COMPLETION TESTS

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Schedule B
FORM OF DEED OF ASSUMPTION

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Schedule C
PROJECT MINERAL RIGHTS
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Schedule D
PROJECT

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Schedule E
PROJECT REAL PROPERTY
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Schedule F
SECURITY DOCUMENTS
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Schedule G
FORM OF MONTHLY REPORT

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Schedule H
SERVITUDE AGREEMENTS FOR THE CONSTRUCTION OF THE POWER LINE

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Schedule I
SALES FORECAST

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2

Schedule J
ADDITIONAL HOLDERS

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3

Schedule K
DISQUALIFIED PERSONS LIST

.

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4

Schedule L
VOLUME WEIGHTED AVERAGE REO BASKET COMPOSITION (2025-2034)

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Schedule M
SHARES AND OWNERSHIP INTERESTS

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